As filed with the Securities and Exchange Commission on December 6, 2000.
 File No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       -----------------------------------

                              CHINA BROADBAND CORP.
             (Exact name of registrant as specified in its charter)

            NEVADA                          4899                   72-13812
   (STATE OR JURISDICTION OF         (PRIMARY STANDARD         (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)   INDUSTRIAL CLASSIFICATION   IDENTIFICATION NO.)
                                             CODE NUMBER)


           2080, 440-2 Avenue SW                     Michael J. Morrison
      Calgary, Alberta, Canada T2P 5E9              1495 Ridgeview Drive
               (403) 225-2198                        Reno, Nevada 89509
                                                       (775) 827-6300

   (Address, including zip code, and            (Name, address, including zip
telephone number,including area code,             code, and telephone number,
 of registrant's principal executive             including area code, of agent
                offices)                                  for service)
                                ----------------
                                   COPIES TO:

           Bernard G. Poznanski                     Randal R. Jones
     Koffman Kalef, Business Lawyers                Kenneth G. Sam
   19th Floor, 885 West Georgia Street           Dorsey & Whitney LLP
        British Columbia V6C 3H4             1420 Fifth Avenue, Suite 3400
             (604) 891-3688                    Seattle, Washington 98101
                                                    (206) 903-8800

                                ----------------

         APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                 --------------



                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
  TITLE OF EACH CLASS OF         AMOUNT TO BE      PROPOSED MAXIMUM      PROPOSED MAXIMUM     AMOUNT OF REGISTRATION
SECURITIES TO BE REGISTERED        REGISTERED       OFFERING PRICE      AGGREGATE OFFERING              FEE
                                PER SHARE PRICE
---------------------------------------------------------------------------------------------------------------------

Common stock,                    6,699,867(1)       $7.1875(1)(2)       $48,155,295(2)              $12,713
$0.001 par value (1)

Common stock issuable upon         200,790          $7.1875(3)           $1,443,179(3)                 $381
exercise of Warrants

TOTAL                            6,900,657                              $49,598,474                 $13,094

1) Represents 6,699,867 shares of common stock, which may be sold by the selling shareholders.
2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The aggregate offering price of shares of common stock of the registrant is estimated solely for purposes of calculating the registration fees payable, as determined in accordance with Rule 457(c), using the average of the high and low sales price reported by the National Securities Dealers' Association Over-The-Counter Bulletin Board for the common stock on December 1, 2000, which was $7.1875 per share.
3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended. The aggregate offering price of shares of Common Stock issuable upon exercise of outstanding warrants of the Registrant is estimated solely for purposes of calculating the registration fees payable, as determined in accordance with Rule 457(g).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                     PART I




         INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

PRELIMINARY PROSPECTUS

                                                           SUBJECT TO COMPLETION
                                                               DECEMBER  5, 2000

                                    6,900,657

                                     [Logo]

                              China Broadband Corp.

                                  COMMON STOCK



         This is a public offering of 6,900,657 shares of the common stock of China Broadband Corp.

         All of the shares being offered, when sold, will be sold by selling shareholders as listed in this prospectus on pages 25 and 26. The selling shareholders are offering:

   -     6,699,867 shares of common stock

   -     200,790 shares of common stock issuable upon exercise of the warrants

We will not receive any of the proceeds from the sale of the shares.

         Our common stock is currently quoted on the National Association of Securities Dealers (NASD) Over-the-Counter Bulletin Board under the symbol "CBBD." The last price of our common stock on the NASD Over-the-Counter Bulletin Board on December 1, 2000 was $7.1875 per share.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Investing in the shares involves risks. See "Risk Factors" beginning on page 8.

                                 --------------

                The date of this prospectus is December 5, 2000.


The information contained in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and no solicitation or offer to buy these securities may be made in any state where the offer or sale is not permitted.


                                TABLE OF CONTENTS


NOTE REGARDING FORWARD-LOOKING STATEMENTS.................................................................v
ADDITIONAL INFORMATION....................................................................................v
PROSPECTUS SUMMARY........................................................................................3
RISK FACTORS..............................................................................................8
   RISKS RELATING TO CHINA BROADBAND......................................................................8
   RISKS RELATING TO OUR MARKETS.........................................................................14
   POLITICAL, ECONOMIC AND REGULATORY RISKS..............................................................17
   RISKS RELATING TO OUR TECHNOLOGIES....................................................................19
   OTHER RISKS...........................................................................................21
USE OF PROCEEDS..........................................................................................22
DIVIDEND POLICY..........................................................................................22
CAPITALIZATION...........................................................................................23
DILUTION.................................................................................................23
SELLING SHAREHOLDERS.....................................................................................24
SELECTED FINANCIAL DATA..................................................................................26
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATION....................27
   OVERVIEW..............................................................................................27
   RESULTS OF OPERATIONS.................................................................................28
   LIQUIDITY AND CAPITAL RESOURCES.......................................................................29
   PLAN OF OPERATION.....................................................................................30
   SUBSEQUENT EVENTS.....................................................................................31
   RECENT ACCOUNTING PRONOUNCEMENTS......................................................................32
   QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK.............................................32
BUSINESS.................................................................................................33
   OVERVIEW OF CORPORATE STRUCTURE.......................................................................33
   OVERVIEW OF BUSINESS..................................................................................34
   GROWTH OF INTERNET USAGE IN CHINA.....................................................................34
   BIG SKY NETWORK'S CABLE TELEVISION INTERNET SERVICE STRATEGY..........................................35
   SHEKOU JOINT VENTURE..................................................................................35
   CHENGDU JOINT VENTURE.................................................................................36
   DEYANG JOINT VENTURE..................................................................................37
   MODEL JOINT VENTURE TERMS.............................................................................38
   CHINESE GOVERNMENTAL APPROVALS........................................................................39
   PROPOSED JOINT VENTURES...............................................................................40
   TRANSACTIONS WITH SOFTNET.............................................................................41
   SALES AND MARKETING...................................................................................42
   RESEARCH AND DEVELOPMENT..............................................................................42
   COMPETITION...........................................................................................43
   INTELLECTUAL PROPERTY.................................................................................43
   EMPLOYEES.............................................................................................43
   FACILITIES............................................................................................44
   LEGAL PROCEEDINGS.....................................................................................44
MANAGEMENT...............................................................................................45
   EXECUTIVE OFFICERS AND DIRECTORS......................................................................45
   BOARD COMMITTEES......................................................................................45
   DIRECTOR COMPENSATION.................................................................................46
   EXECUTIVE COMPENSATION................................................................................46
   EMPLOYMENT AND CONSULTING CONTACTS....................................................................47
   OPTION GRANTS.........................................................................................47
   OPTION EXERCISES......................................................................................48
   ADVISORY BOARD........................................................................................48
   STOCK OPTION PLAN.....................................................................................49


   INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS.....................................................50
RELATED PARTY TRANSACTIONS...............................................................................50
PRINCIPAL SHAREHOLDERS...................................................................................51
TAXATION.................................................................................................52
DESCRIPTION OF CAPITAL STOCK.............................................................................55
   COMMON STOCK..........................................................................................55
   MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK AND RELATED STOCKHOLDER MATERIALS...................55
   ANTI-TAKEOVER EFFECTS OF CHARTER AND BYLAWS PROVISIONS AND THE NEVADA BUSINESS CORPORATION ACT........55
   TRANSFER AGENT AND REGISTRAR..........................................................................56
SHARES ELIGIBLE FOR FUTURE SALE..........................................................................58
PLAN OF DISTRIBUTION.....................................................................................58
LEGAL MATTERS............................................................................................60
EXPERTS..................................................................................................60
WHERE YOU CAN FIND MORE INFORMATION......................................................................60
INDEX TO FINANCIAL STATEMENTS............................................................................60

         Until December 31, 2000 (25 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                    NOTE REGARDING FORWARD-LOOKING STATEMENTS


         Except for statements of historical fact, certain information contained herein constitutes "forward-looking statements," including without limitation statements containing the words "believes," "anticipates," "intends," "expects" and words of similar import, as well as all projections of future results. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results or achievements of the Registrant to be materially different from any future results or achievements of the Registrant expressed or implied by such forward-looking statements. Such factors include, but are not limited to the following: the Registrant's limited operating history and history of losses; the Registrant's dependence on relationships with joint venture partners; political and economic risks related to operating in China, including government regulation of the telecommunications and broadband services industry, the Internet and the cable television industry in China; the Registrant's ability to enter into joint venture relationships on acceptable terms; the Registrant's ability to raise additional capital to finance its growth and to meet its obligations under its joint venture arrangements; management of growth of the Registrant's operations; the ability of the Registrant's joint ventures to procure equipment and technical services to expand the capacity of the joint venture systems; dependence on development of the Internet in China and the continued growth in use of the Internet worldwide; acceptance of broadband service offerings through cable television systems; capacity and systems disruptions of the systems of the Registrant's joint ventures; risk related to development of technologies related to delivering broadband services over existing fibre-optic cable television systems in China; competition in the broadband services industry in China; risks related to technological change; the Registrant's dependence on key management and personnel; the Registrant's ability to protect its intellectual property rights; uncertainty regarding infringing intellectual property rights of others; security risks and the other risks and uncertainties described under "Risk Factors" in this prospectus. Certain of the forward looking statements contained in this prospectus are identified with cross-references to this section and/or to specific risks identified under "Risk Factors".

         We have included projections and estimates in this prospectus, which are based primarily on management's assessment of our results of operations, discussions and negotiations with third parties, management's experience, and a review of information filed by our competitors with the SEC. Investors are cautioned against attributing undue certainty to management's projections.


                             ADDITIONAL INFORMATION

         We have filed with the SEC a registration statement on Form S-1 covering the shares being sold in this offering. We have not included in this prospectus some information contained in the registration statement, and you should refer to the registration statement, including exhibits and schedules filed with the registration statement, for further information. You may review without charge a copy of the registration statement at the public reference section of the SEC in Room 1024, Judiciary Plaza, 450 5th Street, N.W., Washington, D.C., 20549; and at the SEC's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York, 10048, and 1400 Citicorp Center, 500 West Madison Street, Chicago, Illinois, 60661. You may also obtain copies of such materials at prescribed rates from the public reference section of the SEC in Room 1024, Judiciary Plaza, 450 5th Street, N.W., Washington, D.C., 20549. In addition, the SEC maintains a web site on the Internet at WWW.SEC.GOV, which contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.

         We furnish our stockholders with annual reports containing financial statements audited by our independent auditors. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You can also request copies of these documents, for a copying fee, by writing the SEC, or you may request free copies of any filing by writing or telephoning us at our principal offices, which are located at the following address:

                              CHINA BROADBAND CORP.
                              2080, 440-2 Avenue SW
                        Calgary, Alberta, Canada T2P 5E9
                                 (403) 234-8885
                 ATTN: Thomas G. Milne, Chief Financial Officer

                               PROSPECTUS SUMMARY


         You should read the following summary together with the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus.


                                 CHINA BROADBAND

         We, China Broadband Corp., through our wholly-owned subsidiary, Big Sky Network Canada Ltd., a British Virgin Islands corporation, are in the process of entering into cooperative joint venture relationships with government approved Chinese partners. These joint ventures offer reliable high capacity, high speed Internet access and services in major urban markets throughout the People's Republic of China. Each of Big Sky Network's government approved joint venture partners obtains the required licenses, regulatory approvals and access to existing cable television optical fibre-coaxial cable systems for the joint venture. Big Sky Network is an internet technology service provider and provides financing and equipment, software, installation, training and technical support services to each joint venture. The joint venture provides broadband (i.e., high capacity, high speed) data transport and dedicated Internet access to businesses, individuals, educational institutions and others through existing cable television optical fibre-coaxial cable systems. In the future, the joint ventures are expected to provide high speed data transport and Internet access, advanced Web hosting, co-location, facilities-based Internet transport services and other enhanced Internet services on a large scale.

         As of November 30, 2000, Big Sky Network has formed the following joint ventures:

         - SHEKOU JOINT VENTURE: Shenzhen China Merchants Big Sky Network Ltd., a joint venture with Shenzhen, China Merchants Shekou Industrial Zone Ltd., to provide high-speed Internet access in Shekou, Shenzhen, Guangdong Province;

         - CHENGDU JOINT VENTURE: Sichuan Huayu Big Sky Networks Ltd., a joint venture with Chengdu Huayu Information Industry Co. Ltd., to provide high-speed Internet access in Chengdu, Sichuan Province.

         - DEYANG JOINT VENTURE: Deyang Guangshi Big Sky Ltd., a joint venture with Deyang Guangshi Network Development Ltd., to provide high-speed Internet access in Deyang, Sichuan Province.

Big Sky Network also signed letters of intent with potential joint venture partners to provide Internet high-speed Internet access through cable television networks, including the Zhuhai cable television network in Zhuhai, Guandong Province, the cable television network in the Dalian Metropolitan Network Centre in Liaoning Province, the Cixi cable television network in Zhejiang Province, and the Guangzhou Cable Television Station in the Guangzhou Province. We anticipate that Big Sky Networks will enter into final joint venture agreements with these joint venture partners and that the joint venture partners will receive government regulatory approval and licenses for the joint ventures in the fourth quarter 2000 or first half of 2001. Big Sky Network is also exploring additional joint venture opportunities in other municipalities throughout China.

         China Merchants Shekou, Big Sky Network's joint venture partner in Shekou, received regulatory approval and the required licenses for the Shekou joint venture and launched Big Sky Networks' first broadband service in Shekou, China on June 30, 2000.

         Chengdu Huayu Information Industry, Big Sky Network's joint venture partner in Chengdu, received regulatory approval and the required licenses for the Chengdu joint venture and launched Big Sky Network's second broadband service in Chengdu, China on October 26, 2000.

         Big Sky Network also entered into a strategic alliance dated July 21, 2000 with Chengdu Huayu Information Co. Ltd. to provide internet technology services related to the development of a fiber optic network to connect cities in Sichuan Province.

         On November 25, 2000, Big Sky Network entered into a cooperative joint venture agreement with Deyang Guangshi Network Development Ltd., to form Deyang joint venture. Deyang Guangshi Network Development is currently in the process of seeking regulatory approval and the required licenses for the Deyang joint venture to provide high-speed Internet access in Deyang, Sichuan Province.



                                CORPORATE HISTORY


         We were incorporated in Nevada on February 9, 1993 under the name Institute for Counseling, Inc. On April 14, 2000, Institute for Counseling, Inc. acquired all of the issued and outstanding shares in the capital of China Broadband (BVI) Corp., a company incorporated under the laws of the British Virgin Islands, in consideration for an aggregate of 13,500,000 of our shares of common stock. Prior to the acquisition, Institute for Counseling, Inc. had 1,509,850 shares of common stock issued and outstanding. As a result of the acquisition, the former shareholders of China Broadband (BVI) Corp. became the controlling shareholders of Institute for Counseling, Inc. On April 27, 2000, Institute for Counseling, Inc. changed its name to "China Broadband Corp."

         China Broadband Corp., through China Broadband (BVI) Corp., owns Big Sky Network Canada Ltd., a British Virgin Islands corporation. The terms "our company," "we," "us" and "our" in this prospectus refer to China Broadband Corp. and its subsidiaries. "China Broadband" refers to China Broadband Corp.

         China  Broadband's  common  stock  has  been  quoted  on  the  National
Association  of  Securities  Dealers   Over-the-Counter   Bulletin  Board  since
September 25, 2000.

         The registration statement this prospectus forms a part is the first public offering of China Broadband securities filed with the Securities and Exchange Commission.

         Our head office address is 2080, 440 -2 Avenue SW., Calgary, Alberta, Canada, T2P 5E9, and our telephone number is (403) 234-8885. Our subsidiary, Big Sky Network, has offices located at Room 808, Zhaoshang Building, Shaoshang Road, 518067 Shekou, Shenzhen, Guangdong, China, and Zongnan Residential Area, Tai D4, Shenglong Street, Consulate Road, Chengdu, Sichuan 610041 Chengdu, Sichuan Province, China.

         We maintain a World Wide Web site address at WWW.CHINABROADBAND.COM. Information on our web site is not part of this prospectus.

         We have applied for registration of the trademarks "China Broadband" in the United States. We have also applied for registration of the "China Broadband" trademark in Canada. All other trademarks or service marks appearing in this prospectus are trademarks or service marks of the companies that use them.

          INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 8.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                THE DATE OF THIS PROSPECTUS IS DECEMBER 5, 2000.

                                  THE OFFERING

         This prospectus covers up to 6,900,657 shares of China Broadband common stock to be sold by selling stockholders identified in this prospectus. The selling shareholders acquired the common stock being offered in the following transactions.

         - On April 14, 2000, China Broadband Corp. issued 3,375,000 shares of common stock to 11 selling shareholders in connection with the acquisition of China Broadband (BVI) Corp.

         - On April 14, 2000, China Broadband issued 500,000 shares of common stock to 7 investors at $0.20 per share for gross proceeds of $100,000.

         - On May 12, 2000, China Broadband Corp. issued 1,530,000 shares of common stock to 15 investors at $1.00 per share for gross proceeds of $1,530,000.

         - On May 12, 2000, China Broadband Corp. issued 1,301,667 shares of common stock to 12 investors at $7.50 per share for gross proceeds of $9,762,503.

         - On  November  1,  2000,   China  Broadband   Corp.   issued  warrants
           exercisable to acquire 50,000 shares at $1.00 per share in return for investor relations services.

         - On November 1, 2000, China Broadband Corp. issued warrants exercisable to acquire 100,000 shares at $7.50 per share to three warrant holders in connection with consulting and investor relations services.

         - On November 1, 2000, China Broadband Corp. issued warrants exercisable to acquire 50,790 shares at $7.50 per share to one warrant holder as a Financial Advisory Fee in connection with our acquisition of SoftNet's 50% interest in Big Sky Network.


SHARES OFFERED BY THE SELLING           6,900,657 shares of common stock, $0.001
SECURITYHOLDERS                         par value per share
OFFERING PRICE                          Determined at the time of sale by the
                                        selling shareholders

COMMON STOCK OUTSTANDING AS OF          19,474,517 shares
NOVEMBER 30, 2000


COMMON STOCK OUTSTANDING ASSUMING       19, 675,307 shares.
THE MAXIMUM NUMBER OF SHARES ARE
SOLD PURSUANT TO THIS OFFERING          Assuming conversion of the warrants into
                                        shares of common stock  registered under
                                        this  prospectus,  the  shares of common
                                        stock   subject   to   this   prospectus
                                        represent approximately 35.11% of our issued and outstanding common stock as of November 30, 2000.


NUMBER OF SHARES OWNED BY THE SELLING   0 shares. (1)
SHAREHOLDERS AFTER THE OFFERING

USE OF PROCEEDS                         We will  not receive any of the proceeds
                                        of the shares offered by the selling shareholders.

                                        We intend to use the proceeds from the exercise of the warrants, if exercised, held by certain selling shareholders for working capital purposes.

DIVIDEND POLICY                         We currently intend to retain any future
                                        earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends. See "Dividend Policy."

OTC BULLETIN BOARD SYMBOL               CBBD



 (1) This number assumes that each shareholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares. See "Plan of Distribution."

         Unless otherwise specifically stated, information throughout this prospectus excludes:

         - 4,775,000 shares issuable upon the exercise of outstanding options;

         - 200,790 shares  issuable upon the exercise of  outstanding  warrants;
           and

         - 3,225,000 shares reserved for future issuance under our stock option plan.

                             SUMMARY FINANCIAL DATA


                                                     PERIOD FROM INCEPTION
                                                  (FEBRUARY 1, 2000) THROUGH
                                                      SEPTEMBER 30, 2000

                                                 ------------------------------

           STATEMENT OF OPERATIONS DATA:
    Net sales.............................                $      208,333
    Loss from operations..................                $   (1,144,281)
    Net loss..............................                $   (1,076,577)
    Basic and diluted loss per common
       share..............................                $        (0.06)
    Book and diluted weighted average
       common shares outstanding..........                    17,023,688




                                                              AS OF
                                                        SEPTEMBER 30, 2000




    BALANCE SHEET DATA:
    Cash and cash equivalents.............               $     7,191,845
    Working capital.......................               $     5,637,608
    Total assets..........................               $    21,451,624
    Long-term obligations.................                             -
    Total stockholders' equity............               $    19,522,850


China Broadband Corp. acquired all of the issued and outstanding shares of China Broadband (BVI) Corp. in exchange for 13,500,000 shares of its common stock on April 14, 2000. Because China Broadband Corp. had only 1,509,850 (post reverse-split) shares issued and outstanding on the date of our acquisition, the former shareholders of China Broadband (BVI) acquired 90% control of China Broadband Corp. In instances like this, accounting principles require that the transaction be reflected in financial statements as a reverse acquisition of the parent, China Broadband Corp., by the shareholders of China Broadband (BVI) Corp. as the shareholders of China Broadband (BVI) Corp. owned a majority of the combined company at acquisition date. In this case, common control started immediately after the completion of the acquisition, effectively April 14, 2000. Consequently, under the principles of reverse acquisition accounting China Broadband (BVI) Corp. was deemed to be the acquiror of the Company and the consolidated financial statements of China Broadband Corp., the legal parent, are presented as a continuation of the financial position and results from operations of China Broadband (BVI) Corp., the legal subsidiary.

                                  RISK FACTORS


                        RISKS RELATING TO CHINA BROADBAND

WE HAVE NO OPERATING HISTORY AND HAVE INCURRED NET LOSSES SINCE INCEPTION AND ANTICIPATE THAT LOSSES WILL CONTINUE.

We were incorporated in Nevada in February 1993 and did not engage in our current business activities until April 2000, when we acquired China Broadband
(BVI).  China  Broadband  (BVI) had  acquired  an interest in Big Sky Network in
February 2000. We, China Broadband (BVI) and Big Sky Network have no operating histories upon which you may evaluate our business and prospects. We have incurred losses since inception and had an accumulated deficit of $1,076,577 as of September 30, 2000. We anticipate that we will continue to incur net losses due to a high level of planned operating and capital expenditures, increased sales and marketing costs, additional personnel hires and our general growth objectives. Our net losses will increase in the future and we may never achieve or sustain profitability.

In addition, our senior management and employees have worked together at our company for only a short period of time. As an early stage company in the new and rapidly evolving market for broadband Internet access services, we face numerous risks and uncertainties. Some of these risks relate to our ability to:

         o deploy our services in a cost effective manner;

         o enter into additional agreements with joint venture partners to expand our services to new markets; and

         o our ability to finance our expansion.

Our financial success will depend on the commercial acceptance and profitability of our services. If we are unsuccessful in addressing these risks or in executing our business strategy, our business and financial results will suffer. If we encounter significant problems with our billing and collection process, our business, financial condition and results of operations could be materially and adversely affected.

WE AND OUR SHAREHOLDERS MAY BE ADVERSELY  AFFECTED BY PEOPLE'S REPUBLIC OF CHINA
(PRC) GOVERNMENT REGULATION OF INTERNET COMPANIES

Our entire Internet business in China will be conducted by Big Sky Network through joint ventures that we have established or will establish in China with Chinese enterprises. Big Sky Network was incorporated in the British Virgin Islands and is a foreign person under PRC law. The legality of foreign investment in the PRC Internet sector, the various businesses and activities of Internet companies in China and the issuance of securities by foreign companies, such as China Broadband, that invest in PRC Internet businesses are all subject to various issues, risks and uncertainties. Jun He Law Office, our PRC counsel, is of the opinion that our business activities in China and the issuance of our securities do not violate any existing PRC laws or regulations; however, the interpretation of existing PRC laws and regulations is subject to uncertainty and new PRC laws and regulations relating to the Internet sector will be adopted in the future.

The issues, risks and uncertainties relating to PRC government regulation of the PRC Internet sector include the following:

         o Officials of the PRC Ministry of Information Industry (MII), have recently stated publicly that foreign investment is prohibited in the PRC Internet sector, including in Internet service providers and Internet content providers.

         o MII officials have also stated that the offering of securities to the public by foreign companies that invest in the PRC Internet businesses may require the approval of MII.

         o MII has also stated recently adopted new laws or regulations governing foreign investment in the PRC Internet sector, which are intended to clarify the restrictions on foreign ownership and involvement in the telecommunications and related industries in China. We do not believe that these new laws and regulations will have an adverse affect on our business or joint ventures.

         o Under agreements reached in 1999 and 2000 between China and each of the United States, Canada and the European Union respectively, concerning their respective support for China's entry into the World Trade Organization (WTO), foreign investment in PRC Internet services will be liberalized at the same rate as will apply to other key telecommunications services. In addition, the agreement provides that key telecommunication services in China will be subject to a foreign ownership limit of 49% for the first two years after China's entry into the WTO and 50% thereafter. We do not know if these agreements will in fact be implemented or the timing thereof or the terms of any new laws or regulations resulting from such implementation.

         o In October 2000, the PRC adopted new laws and regulations governing internet access and the provision of online business, economic and financial information. Current or proposed laws aimed at limiting the use of online services could, depending upon interpretation and application, result in significant uncertainty to the Corporation, additional costs and technological challenges in order to comply with any statutory or regulatory requirements imposed by such legislation. Additional legislation and regulations that may be enacted by the government of the PRC could have an adverse affect on the Corporation's business, financial condition and results of operations.

The interpretation and application of existing PRC laws and regulations, the stated positions of MII and the implementation of new laws or regulations create substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, PRC Internet businesses, including our business.

Jun He Law Office is of the opinion that the business activities that we plan to conduct through the Shekou Joint Venture and the Chengdu joint venture, the ownership structure of the joint venture between Big Sky Network and China Merchants Shekou Industrial Zone Ltd., the ownership structure of the joint venture between Big Sky Network and Chengdu Huayu Information Industry Co. Ltd., and the issuance of securities by our company does not violate or breach any of the existing laws, rules and regulations of China, and no consent, approval or licence other than those already obtained are required under any of the existing laws, rules and regulations of China for such business activities, ownership structure or issuances of securities. We plan to expand our business from Shekou and Chengdu to other parts of China by establishing joint ventures that will conduct business activities similar to those conducted by the Shekou and Chengdu joint venture on similar terms and conditions and using similar ownership structures.

We cannot assure you that the PRC government will not take a contrary view to the opinions of our PRC counsel. It is possible that the relevant PRC authorities could, at any time, assert that any portion or all of our existing or proposed business activities, the ownership structure of our Chinese joint ventures or the issuance of our securities, violate existing or future PRC laws and regulations. It is also possible that the new laws or regulations governing the PRC Internet sector that may be adopted in the future will prohibit or restrict foreign investment in, or other aspects of, any of our current or proposed business activities or require governmental approvals relating to the issuance of our securities. In addition, these new laws and regulations may be retroactively applied to us. For example, China's potential entry into the WTO will likely affect the terms of any new laws and regulations, and may result in the PRC government adopting a 49% or 50% limit on foreign investment in Internet businesses, as well as affect the interpretation of existing regulations relating to the PRC Internet sector. Furthermore, MII's positions set forth in the statements discussed above may become the official PRC government policy, which may result in new laws or regulations prohibiting any of our existing or proposed business activities, the ownership structure of our existing or future joint venture or the issuances of our securities.

If we are found to be in violation of any existing or future PRC laws or regulations, the relevant PRC authorities would have broad discretion to deal with such a violation, including, without limitation, do any of the following:

         o   levy fines;

         o   revoke the business licences of our Chinese joint ventures;

         o   require us to  restructure  our ownership  structure or operations;
             and/or

         o require us to discontinue any portion or all of our Internet business or our investment in the Chinese joint ventures.

Any such action would have a material adverse effect on our business, financial condition and results of operations and on our shareholders. See "Regulation of the PRC Internet Industry".

WE ARE DEPENDENT UPON JOINT VENTURES WITH GOVERNMENT APPROVED CHINESE JOINT VENTURE PARTNERS, AND WE MAY NOT BE ABLE TO ESTABLISH OR MAINTAIN GOOD RELATIONSHIPS WITH THEM

Establishing and maintaining joint ventures with government approved Chinese joint venture operators with the ability to gain access to cable television networks is critical to our subsidiary's, Big Sky Network, ability to enter into additional joint ventures and to generate sufficient revenues to meet its ongoing joint venture obligations and its working capital needs. Big Sky Network's Chinese joint venture partners obtain government regulatory approval, licenses and permits and access to cable television networks that allow the joint ventures to deliver broadband Internet access services to subscribers through existing fibre-optic cable television systems. Big Sky Network is an internet technology service provider and provides financing and equipment, software, installation, training and technical support services to each joint venture. Under existing Chinese law and regulations, neither we nor Big Sky Network are eligible to own cable networks or to obtain the licenses necessary to deliver broadband services in China. If we and/or Big Sky Network are unable to maintain good relationships with government approved joint-venture partners, the ability of such joint ventures to deliver broadband services and to generate revenues from subscriptions will be materially adversely affected.

We believe we will receive almost all our revenues from service fees earned by Big Sky Network for internet technology services, and a percentage of the profits from such joint venture. Given the contractual and business relationships between Big Sky Network and its various government approved joint venture partners, the joint venture partners' interests may not always coincide with our interests, and conflicts of interest concerning the payment of service fees, division of profits, if any, and other matters may arise, which may adversely affect these joint venture relationships. Because we do not yet have a significant number of subscribers, we cannot determine whether the subscription rates, revenue streams and the other economic aspects of the distribution of cable-based broadband services will be sufficiently attractive to encourage a sufficient number of potential joint venture partners to enter into joint ventures with Big Sky Network.

In addition, our dependence on establishing and maintaining joint ventures exposes us to other risks such as:

         o the difficulty of identifying appropriate joint venture partners with access to cable television network and the ability to obtain government approval and licensing;

         o the time our senior management must spend negotiating agreements and monitoring joint venture activities;

         o the possibility that we may not be able to reach agreement on definitive agreements, including with potential joint venture partners with whom we have signed letters of intent;

         o the nature and extent of the required investment of our capital and the loss of control over the return of this capital;

         o   the   inability  of   management   to   capitalize  on  the  growth
             opportunities presented by joint ventures;

         o   the insolvency of any joint venture partner; and

         o our lack of control over our joint venture partner's development and maintenance of the cable television network in which the joint venture delivers broadband services.

We cannot assure you that we would be successful in overcoming these risks or any other problems encountered with these joint ventures.

OUR BUSINESS DEPENDS ON THE ABILITY OF OUR JOINT VENTURE PARTNERS TO OBTAIN AND MAINTAIN THEIR INTERNET OPERATING PERMITS AND TO LEASE BANDWIDTH

Under our business plan, our joint venture customers will access the Internet through the cable television networks of our joint venture partners, who, in turn, must lease bandwidth from China Telecom or other international gateway to the Internet. If any of our joint venture partners fails to obtain or maintain its Internet operating permit or fails to lease bandwidth from an international gateway to the Internet, we would not be able to serve our subscribers through its cable system. We cannot assure you that our joint venture partners will be able to maintain Internet operating permits or will be able to lease such bandwidth on acceptable terms or on a timely basis or at all. In addition, we will have no means of securing access to alternative networks and services, on a timely basis or at all, in the event of any disruption or failure of the network.

WE MAY NOT BE  ABLE TO  RETAIN  EXCLUSIVE  AGREEMENTS  WITH  OUR  JOINT  VENTURE
PARTNERS

Our joint venture partners may be required by law or choose to grant our competitors access to their cable systems. In that event:

         o Internet and online service providers could potentially provide services over these joint venture partners' cable systems that compete with our services;

         o our rights as the exclusive broadband Internet access provider over these joint venture partners' systems could be lost; and

         o our business, financial condition and results of operations would likely be adversely affected.

WE MAY NEED ADDITIONAL CAPITAL AND WE MAY NOT BE ABLE TO OBTAIN IT

Our capital requirements are difficult to plan in light of our current obligations to the Shekou joint venture and the Chengdu joint venture, and our intent to enter into new joint ventures through our subsidiary, Big Sky Network.

Currently, the Chengdu joint venture and the Deyang joint venture obligate Big Sky Network to make additional capital expenditures of $4 million and $4.5 million over the next three years, respectively. We believe that our current cash and cash equivalents and cash flow from operations will be sufficient to meet our anticipated needs, including working capital and capital expenditures, through at least June 30, 2001. However, future market conditions or other developments may cause us to require additional funds.

In addition, we will require additional capital to fund the establishment of new joint ventures, the expansion of services that we will provide and our business development and marketing activities. Big Sky Network also signed letters of intent with potential joint venture partners to provide Internet high-speed Internet access through cable television networks, including the Zhuhai cable television network in Zhuhai, Guandong Province, the cable television network in the Dalian Metropolitan Network Centre in Liaoning Province, the Cixi cable television network in Zhejiang Province and the Guangzhou Cable Television Station in the Guangzhou Province. We anticipate that Big Sky Network will enter into final joint venture agreements with these joint venture partners and that each joint venture will require us to make a capital contribution of at least $500,000. We cannot assure you that we will have sufficient working capital to make these capital contributions or to fund our obligations under our existing joint venture relationships.

Our ability to obtain additional financing in the future is subject to a variety of uncertainties, including:

         o the ability of our existing joint partnership arrangements to successful market and obtain subscribers for their respective broadband services;

         o the revenues generated from existing joint venture operations and the profitability, if any, of such joint ventures;

         o our future results of operations, financial condition and cash flows;

         o the amount of capital that other PRC entities may seek to raise in foreign capital markets;

         o economic, political and other conditions in China, including the impact of PRC's admission to the WTO, if applicable, on the broadband industry in China;

         o   PRC governmental  policies relating to foreign currency borrowings;
             and

         o PRC governmental regulation of foreign investment in Internet related companies.

Our inability to raise additional funds on terms favorable to us, or at all, may have a material adverse effect on our business, financial condition and results of operations. For more information on our capital and financing requirements, see "Management's Discussion and Analysis of Financial Condition and Results of Operations --Liquidity and Capital Resources".

IF WE FAIL TO MANAGE OUR PLANNED GROWTH, OUR BUSINESS MIGHT BE HARMED

To manage our anticipated growth, we must continue to:

         o implement and improve our operational, financial and management information systems;

         o hire, train and retain additional qualified personnel, including management with experience in developing and managing an organization consisting of a number of joint venture partnerships and operating under in a highly regulated industry;

         o   continue to expand and upgrade core technologies; and

         o effectively manage our relationships among joint venture partners, governmental agencies, suppliers, service providers and other third parties.

The expansion of our organization could place a significant strain on our ability to deliver quality support services to our joint venture partnerships and our operational, marketing, administration and other resources. We anticipate that each joint venture will establish its own marketing, sales, subscriber support and administrative systems, and that Big Sky Network will provide training and support for such systems. Big Sky Network could experience difficulties providing training and support for such systems as our organization expands and as each joint venture grows. If Big Sky Network is unable to provide training and support, the implementation process for establishing these systems will be longer and customer satisfaction may be lower. There can be no assurance that the systems established by Big Sky Network or its joint ventures, including administrative procedures or controls will be adequate to support our operations or that our management will be capable of exploiting fully the market for broadband services in China. The failure to manage growth effectively or develop systems that permit such growth could have a material adverse effect on our business, financial condition and results of operations.

OUR OPERATING RESULTS ARE LIKELY TO FLUCTUATE SIGNIFICANTLY AND MAY DIFFER FROM MARKET EXPECTATIONS

A high proportion of the expenses related to each joint venture, particularly bandwidth leasing costs and employee compensation, are fixed and the quarterly and annual operating results of each joint venture may vary significantly in the future as a result of factors beyond its control. Consequently, while we do not believe that quarter-to-quarter comparisons of our operating results are a good indication of our future performance, our operating results in some future quarter may be below the expectations of public market analysts and investors and cause the trading price of our common stock to fall.

Factors which may cause fluctuations in our revenues and earnings include, among other things:

         o amount and timing of capital expenditures and other significant costs;

         o   introduction of new products or services;

         o   pricing and other changes in our industry; and

         o   technical difficulties we may encounter.

WE DEPEND ON KEY PERSONNEL AND OUR BUSINESS MAY SUFFER IF WE LOSE THE SERVICES OF OUR KEY EXECUTIVES

Our future success is heavily dependent upon the continued service of our key executives, particularly the founders of our company, Mr. Matthew Heysel (our Chairman and Chief Executive Officer) and Mr. Daming Yang (our President). We rely on their expertise in our business operations and on their personal relationships with our shareholders, existing and potential joint venture partners, the relevant regulatory authorities and our suppliers. If one or more of our key executives were unable or unwilling to continue in their present positions, we may not be able to easily replace them, and our business, financial condition and results of operations may be materially and adversely affected. In addition, if any of these key executives joins a competitor or forms a competing company, we may lose customers and suppliers and incur additional expenses to recruit and train personnel. Mr. Matthew Heysel and Mr. Daming Yang each entered into a confidentiality, non-competition and non-solicitation agreement with us. We do not maintain key-man life insurance for any of our key executives.

RAPID GROWTH AND A RAPIDLY CHANGING OPERATING ENVIRONMENT STRAIN OUR LIMITED RESOURCES

We have limited operational, administrative and financial resources, which may be inadequate to sustain the growth we want to achieve. As the demands of Big Sky Network increases with the number of joint ventures and the increased size of such joint venture operations, our obligations to these joint ventures may increase substantially and we will need to increase our investments in our management, administration, marketing and support organizations. If we are unable to manage our growth and expansion effectively, the quality of our services and the service levels and offerings of Big Sky Network's joint ventures could deteriorate and our business and results of operations may suffer. Our future success will depend on, among other things, our ability and the ability of Big Sky Network's joint ventures to:

         o to develop, maintain and improve the quality of services to the end users;

         o continue training, motivating and retaining existing employees and attracting and integrating new employees; and

         o developing and improving administrative, operational, financial, accounting and other internal systems and controls.

WE RELY ON INCOME FROM DIVIDENDS AND OTHER DISTRIBUTIONS PAID BY OUR JOINT VENTURE TO FUND ANY CASH REQUIREMENTS WE MAY HAVE

We operate our business through Big Sky Network, the company through which we hold all our joint venture interests in China. We will rely on dividends and other distributions paid by our Chinese joint ventures to Big Sky Network for our cash requirements, including the funds necessary to service any debt we may incur. In addition, under the terms of our standard joint venture agreements, Big Sky Network will lose the right to appoint a majority of the directors of its joint ventures in or about the fifth year of the joint venture term and will not be able to control any joint venture over the entire joint venture term. If any of our existing or future joint ventures incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. In addition, PRC legal restrictions permit payment of dividends by a sino-foreign joint venture only out of its net income, if any, determined in accordance with PRC accounting standards and regulations. Under PRC law, a sino-foreign joint venture will also be required to set aside a portion of its net income each year to fund certain reserve funds. These reserves are not distributable as cash dividends.


                          RISKS RELATING TO OUR MARKETS

OUR SUCCESS WILL DEPEND ON PUBLIC ACCEPTANCE OF BROADBAND INTERNET SERVICES, WHICH REMAINS UNPROVEN IN CHINA

The market for Internet services in China has only recently begun to develop. Our future results of operations from access services will depend substantially upon the increased use of the Internet in China for information, publication, advertising, entertainment, distribution and commerce. Despite growing interest in the commercial possibilities for the Internet, businesses and consumers in China may be deterred from purchasing Internet access services for the following reasons:

         o   inconsistent quality of service;

         o   lack of availability of cost-effective service;

         o   a limited number of local access points for corporate users;

         o   the need to deal with multiple and frequently incompatible vendors;
             and

         o   a lack of tools to simplify Internet access and use.

The adoption of the Internet for commerce and communications, particularly by those individuals and enterprises that have historically relied upon alternative means of commerce and communication, generally requires understanding and acceptance of a new way of conducting business, promoting products and services and exchanging information. Many of those individuals and enterprises, however, may have limited experience with the Internet and may be reluctant to adopt the Internet as a tool for commerce and communication.

Critical issues concerning the commercial use of the Internet in China such as security, reliability, cost, ease of deployment, administration and quality of service may affect the adoption of the Internet to solve business needs. For example, the cost of access may prevent many potential users in China from using the Internet. In addition, consumers will have to be confident that adequate security measures will prevent fraud and protect electronic sale transactions conducted over the Internet.

Various government entities and businesses are working to resolve these fulfillment and payment problems, but these problems are expected to continue to hinder the acceptance and growth of the Internet as a commerce platform in China, which could in turn adversely affect our business, financial condition and results of operations.

BIG SKY NETWORK'S JOINT VENTURES MAY NOT BE ABLE TO ATTRACT AND RETAIN SUBSCRIBERS AND, AS A RESULT, OUR REVENUES MAY DECLINE

The ability of each of Big Sky Network's joint ventures to attract residential and commercial subscribers to its services, increase the number of residential and commercial subscribers and to retain subscribers will depend on a number of factors, many of which are beyond their control. These factors include:

         o the speed at which we are able to deploy their services, particularly if they cannot obtain on a timely basis adequate supplies of cable modems or necessary telecommunications circuitry;

         o   the  impact  of  our   marketing   efforts  on  new  and   existing
             subscribers; and

         o the willingness of joint venture partners with access to cable television network systems to enter into or to continue joint venture relationships.

In addition, Big Sky Network's joint ventures' service is currently priced at a premium to many other Internet access services and in the future, the joint ventures may charge subscribers higher access fees after joint venture partners upgrade their cable systems from one-way systems to two-way systems. Many subscribers may not be willing to pay a premium for such service. Because of these factors, joint venture actual revenues or the rate at which they will add new subscribers may differ from period to period. It is difficult to predict whether:

         o   the joint venture pricing model will prove to be viable;

         o demand for joint venture services will materialize at the prices they expect to charge; or

         o   current or future pricing levels will be sustainable.

If such pricing levels are not achieved or sustained or if joint venture services do not achieve or sustain broad market acceptance, our business, financial condition and results of operations will be materially and adversely affected. As of November 30, 2000, we had approximately 1,000 subscribers to our broadband Internet access business.

WE FACE INTENSE COMPETITION WHICH COULD REDUCE OUR MARKET SHARE AND ADVERSELY AFFECT OUR FINANCIAL PERFORMANCE

The market for Internet services in China is intensely competitive. In addition, the Internet industry is relatively new and constantly evolving and subject to continuing definition. As a result, our competitors may better position themselves to compete in this market as it matures. There are many companies that provide or may provide Internet access and related services to users in China. Some of our major competitors in China are major Chinese Internet service providers, such as China Telecom, Jitong, and Unicom, as well as large foreign Internet service providers companies such as AT&T, some of whom or may become that are affiliated with large Chinese corporations such as PCCW Communications and Wharf. These competitors may have certain advantages over Big Sky Network's joint ventures, including:

         o   substantially greater financial and technical resources;

         o   more extensive and well developed marketing and sales networks;

         o   greater brand recognition among consumers;

         o   larger customer bases;

         o   longer operating histories; and

         o   more  established   relationships   with  joint  venture  partners,
             equipment specialists and/or other strategic partners

With these advantages, Big Sky Network's joint ventures' competitors may be better able to:

         o   develop, market and sell their products and services;

         o   adapt more quickly to new and changing technologies; and

         o   more easily obtain new customers.

We also compete with other broadband technologies, including integrated services digital network, digital subscriber line, wireless and satellite data services. We also compete with traditional narrow band Internet service providers, which provide basic Internet access to residential and commercial users and businesses, generally using existing telephone networks. While not offering the advantages of broadband Internet access, these services are widely available and less expensive. We believe that China Telecom is the major competitor of Big Sky Network's joint ventures in the traditional Internet service market. Moreover, competitors with high-speed telecommunications technologies are offering diversified packages of telecommunications services, including Internet access, and could bundle these services together, putting Big Sky Network's joint ventures at a competitive disadvantage. Widespread commercial acceptance of any of these competing technologies or competitors' products could significantly reduce the potential customer base for the services of Big Sky Network's joint ventures, which could have a material adverse effect on our business, financial condition and results of operations.

THE GROWTH OF BIG SKY NETWORK'S  JOINT  VENTURES  WITHIN THE INTERNET  MARKET IN
CHINA   DEPENDS  ON  THE   ESTABLISHMENT   OF  AN  ADEQUATE   TELECOMMUNICATIONS
INFRASTRUCTURE BY THE PRC GOVERNMENT

The telecommunications infrastructure in China is not well developed. In addition, access to the Internet is accomplished primarily by means of the Internet backbones of separate national interconnecting networks that connect through several international gateways to the Internet outside of China. The Internet backbones and international gateways are owned and operated by the Chinese government and are the only channels through which the domestic China Internet network can connect to the international Internet network. Although private sector Internet service providers exist in China, almost all access to the Internet is accomplished through ChinaNet, China's primary commercial network, which is owned and operated by the Chinese government. Big Sky Network's joint ventures rely on this backbone, China Telecom, China NetCom or Jitong to provide communications capacity primarily through local telecommunications lines. As a result, we will continue to depend on the Chinese government and state-owned enterprises to establish and maintain a reliable Internet and telecommunications infrastructure through which Big Sky Network's joint ventures can access the Internet and connect their customers. We cannot assure you that the Internet infrastructure in China will support the demands associated with continued growth. If the necessary infrastructure standards or protocols or complementary products, services or facilities are not developed by the Chinese government and state-owned enterprises, our business, financial condition and results of operations could be materially and adversely affected.

WE ANTICIPATE THAT PRICES FOR INTERNET SERVICES IN CHINA WILL DECLINE

We anticipate that prices for the services of Big Sky Network's joint ventures will decline over the next several years, due primarily to the following:

         o price competition as various Internet service providers complete construction of networks or alternative Internet access services that will compete with Big Sky Network's joint ventures;

         o technological advances that will increase competition and capacity for Internet services in China; and

         o strategic alliances or similar transactions, such as purchasing alliances, that increase the purchasing power of customers and competitors.

                    POLITICAL, ECONOMIC AND REGULATORY RISKS

THE BUSINESS OF BIG SKY NETWORK MAY BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATIONS AND LEGAL UNCERTAINTIES AFFECTING THE INTERNET THAT COULD ADVERSELY AFFECT OUR BUSINESS

The legal and regulatory environment in China that pertains to the Internet is uncertain and may change. Because many Chinese laws, regulations and legal requirements with regard to the Internet are relatively new and untested, their interpretation and enforcement may involve significant uncertainty. In addition, the Chinese legal system is a civil law system in which decided legal cases have limited binding force as legal precedents. Uncertainty and new regulations could increase the costs of doing business or prevent Big Sky Network's joint ventures from delivering broadband services in China. The growth of the Internet in China may also be slowed significantly. This could delay the increase in demand for Big Sky Network joint ventures' services and limit the growth of our revenues.

In addition to new laws and regulations being adopted, existing laws may be applied to the Internet. New and existing laws may address the following issues, among others:

         o   foreign investment;

         o   sales and other taxes; (including import duties)

         o   pricing controls;

         o   e-commerce

         o   characteristics and quality of products and services;

         o   consumer protection;

         o   national security and public safety; and

         o   claims based on the nature and content of Internet materials.

Foreign-investment enterprises, such as Big Sky Network existing and future Chinese joint ventures, are not currently permitted to hold Internet operating permits and neither we nor Big Sky Network hold any such permits. Big Sky Network's business is dependent upon its Chinese partners being able to obtain and maintain Internet operating permits and licenses. We cannot provide assurance that Big Sky Network, its existing or future Chinese joint ventures or Big Sky Network's Chinese joint venture partners will be able to obtain any necessary permit or licence required in the future, or that future changes in Chinese government policies affecting the provision of Internet access services, will not impose additional regulatory requirements on Big Sky Network, its Chinese joint ventures, its Chinese joint venture partners or its service and equipment providers. Changes in the regulatory environment may intensify competition in the Chinese Internet industry or otherwise have a material adverse effect on our business, financial condition and results of operations.

REGULATION  AND  CENSORSHIP  AFFECT  THE  BUSINESS  OF BIG SKY  NETWORK'S  JOINT
VENTURES

China has enacted regulations governing Internet access and the distribution of news and other information. Furthermore, the Propaganda Department of the Chinese Communist Party has been given the responsibility to censor news published in China to ensure, supervise and control proper political ideology. In addition, MII has published implementing regulations that subject online information providers to potential liability for content included on their portals and the actions of subscribers and others using their systems, including liability for violation of Chinese laws prohibiting the distribution of content deemed to be socially destabilizing. Periodically, the Ministry of Public Security has stopped the distribution over the Internet of information which it believes to be socially destabilizing. The Ministry of Public Security has the authority to cause any local Internet service provider to block any Web site maintained outside China at its sole discretion. If the PRC government were to take any action to limit or eliminate the distribution of information through the Internet, such action could impede the expected growth in the use of the Internet in China and have a material adverse effect on Big Sky Network's business and financial condition and our results of operations.

POLITICAL AND ECONOMIC POLICIES OF THE PRC GOVERNMENT COULD AFFECT THE BUSINESS OF BIG SKY NETWORK

All of our business, assets and operations are located in China and all of our revenues are derived from the operations of Big Sky Network in China. Accordingly, our business, financial condition and results of operations are affected to a significant degree by economic, political and legal developments in China. Changes in political, economic and social conditions in China, adjustments in PRC government policies or changes in laws and regulations could adversely affect our business, financial condition and results of operations.

THERE ARE ECONOMIC RISKS ASSOCIATED WITH DOING BUSINESS IN CHINA

The PRC economy has experienced significant growth in the past decade, but such growth has been uneven across geographic and economic sectors and has recently been slowing. There can be no assurance that such growth will not continue to decrease or that any slow down will not have a negative effect on our business. The PRC economy is also experiencing deflation which may continue in the future. The current economic situation may adversely affect our profitability over time as expenditures for advertisements may decrease due to the results of slowing domestic demand and deflation. In addition, the international financial markets in which the securities of the PRC government, agencies and private entities are traded also have experienced significant price fluctuations upon speculation that the PRC government may devalue the Renminbi which could increase the costs of Big Sky Network's business relative to its PRC revenues.

The economy of China differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development in a number of respects, including:

         o   structure;

         o   level of government involvement;

         o   level of development;

         o   level of capital reinvestment;

         o   growth rate;

         o   control of foreign exchange; and

         o   methods of allocating resources.

Since 1949, China has primarily been a planned economy subject to a system of macroeconomic management. Although the Chinese government still owns the majority of productive assets in China, economic reform policies since the late 1970s have emphasized decentralization, autonomous enterprises and the utilization of market mechanisms. Although we believe that economic reform and the macroeconomic measures adopted by the Chinese government have had a positive effect on economic development in China, we cannot predict what effects these measures may have on our business or results of operations. We also cannot predict the effect China's expected membership in the WTO will have on the regulatory environment for the Internet industry.

THE PRC LEGAL SYSTEM EMBODIES UNCERTAINTIES WHICH COULD LIMIT THE LEGAL PROTECTIONS AVAILABLE TO US, BIG SKY NETWORK AND YOU

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past 20 years has significantly enhanced the protections afforded to various forms of foreign investment in mainland China. Big Sky Network's existing and future Chinese joint ventures will be subject to laws and regulations applicable to foreign investment in mainland China in general and laws and regulations applicable to sino-foreign joint ventures in particular. However, these laws, regulations and legal requirements are relatively recent, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to us and other foreign investors, including you. In addition, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to the Internet, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws.

RESTRICTIONS ON CURRENCY EXCHANGE MAY LIMIT BIG SKY NETWORK ABILITY TO UTILIZE ITS REVENUES EFFECTIVELY

Substantially all of the revenues and operating expenses of Big Sky Network are denominated in Renminbi. The Renminbi is currently freely convertible under the "current account", which includes dividends, trade and service-related foreign exchange transactions, but not under the "capital account", which includes foreign direct investment.

Currently, sino-foreign joint ventures, such as the Shekou joint venture and the Chengdu joint venture, may purchase foreign exchange for settlement of "current account transactions", including payment of dividends, without the approval of the State Administration for Foreign Exchange ("SAFE"). Sino-foreign joint ventures, such as the Shekou Chengdu and Deyang joint ventures, may also retain foreign exchange in its current account (subject to a ceiling approved by the SAFE) to satisfy foreign exchange liabilities or to pay dividends. However, we cannot assure you that the relevant PRC governmental authorities will not limit or eliminate our or Big Sky Network's ability to purchase and retain foreign currencies in the future.

Since a significant amount of Big Sky Network's future revenues will be in the form of Renminbi, the existing and any future restrictions on currency exchange may limit Big Sky Network's ability to utilize revenue generated in Renminbi to fund its and our business activities outside China, if any, or expenditures denominated in foreign currencies.

Foreign exchange transactions under the capital account are still subject to limitations and require approvals from the SAFE. This could affect the ability of our existing or future Chinese joint ventures to obtain foreign exchange through debt or equity financing, including by means of loans or capital contributions from Big Sky Network.

WE MAY SUFFER CURRENCY EXCHANGE LOSSES IF THE RENMINBI DEPRECIATES RELATIVE TO THE U.S. DOLLAR

Our reporting currency is the U.S. Dollar. However, through Big Sky Network substantially all of our, assets and revenues are denominated in Renminbi. Our assets and revenues as expressed in our U.S. Dollar financial statements will decline in value if the Renminbi depreciates relative to the U.S. Dollar. Any such depreciation could adversely affect the market price of our common stock. Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to successfully hedge our exposure at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into U.S. Dollars.


                       RISKS RELATING TO OUR TECHNOLOGIES


THE INTERNET MARKET IS CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGES, AND THE TECHNOLOGIES USED BY BIG SKY NETWORK'S JOINT VENTURES MAY NOT BE POPULAR AND MAY BECOME OBSOLETE

The market for our Internet access services is characterized by rapid technological advances, evolving industry standards, changes in user requirements and frequent new service introductions and enhancements. For example, a number of broadband technologies, such as asymmetrical digital subscriber line services, have demonstrated competing technological advantages against the broadband Internet access services offered by Big Sky Network joint ventures and may become more popular products with subscribers in the future. If technologies or standards applicable to the services offered by Big Sky Network joint ventures become obsolete or fail to gain widespread consumer acceptance, then Big Sky Network's business and our financial results will be materially and adversely affected. We cannot assure you that the introduction of new products or services or the emergence of new technologies will not enable competitors to provide Internet access to Big Sky Network's customers at a lower cost, higher speed or with greater reliability than Big Sky Network joint ventures are able to provide. We cannot predict the likelihood of these changes and we cannot assure you that any technological changes will not materially adversely affect our business and operating results.

IF THE CABLE SYSTEMS USED BY BIG SKY NETWORK'S JOINT VENTURE PARTNERS ARE NOT UPGRADE TO TWO-WAY SYSTEMS, THE BIG SKY NETWORK JOINT VENTURES MAY NOT BE ABLE TO EFFECTIVELY DECREASE THEIR OPERATING COSTS OR PROVIDE THE QUALITY OF SERVICES NECESSARY TO ATTRACT CUSTOMERS

Many of Big Sky Network's potential joint venture partners have one-way cable systems. In a one-way cable system, although data can be transmitted at high speeds from the cable headend to subscribers, the subscribers can only transmit data back to the cable headend via a standard telephone line. Big Sky Network joint ventures will be required to support the telephone return component of the system, Big Sky Network may incur higher cost to deliver broadband services. Over time, however, we expect all of Big Sky Network's joint venture partners to upgrade and/or rebuild their facilities to provide increased bandwidth and two-way capabilities. We believe faster uploads and the elimination of telephone line return costs will make Big Sky Network's joint ventures' service more valuable and may lead to higher customer penetration rates, which in turn will benefit the joint venture partners through higher revenue. Consequently, if Big Sky Network's joint venture partners do not upgrade to two-way capability at the rate we anticipate, Big Sky Network and our results of operations may be negatively affected.

OUR SUCCESS IN ATTRACTING AND RETAINING SUBSCRIBERS WILL DEPEND ON BIG SKY NETWORK'S ABILITY TO INCREASE THE CAPACITY AND MAINTAIN THE SPEED OF OUR NETWORK, WHICH IS UNPROVEN

We face risks related to our ability to increase the transmission capacity of network of Big Sky Network's joint ventures to meet expected subscriber levels while maintaining superior performance. While peak downstream data transmission speeds across the cable infrastructure approach 10 Mbps in each 6 MHz channel, actual downstream data transmission speeds are likely to be significantly slower, depending on a variety of factors, including the type and location of content, Internet traffic, the number of active subscribers on a given cable network node, the number of 6 MHz channels allocated to Big Sky Network by its joint venture partners, the capabilities of the cable modems used and the service quality of the joint venture partners' facilities. The actual data transmission speed that a subscriber realizes also will depend on the subscriber's hardware, operating system and software configurations. There can be no assurance that Big Sky Network joint venture systems will be able to achieve or maintain a speed of data transmission sufficiently high to enable the joint ventures to attract and retain the projected number of subscribers for such joint venture system, especially as the number of subscribers grows. Because subscribers will share the available capacities on cable network node modems and nodes, Big Sky Network may underestimate the capacity it needs to provide in order to maintain peak transmission speeds. A perceived or actual failure to achieve or maintain sufficiently high speed data transmission could significantly reduce subscriber demand for Big Sky Network joint venture services and have a material adverse effect on our business and financial condition.

BIG SKY NETWORK DEPENDS ON A DATA TRANSMISSION INFRASTRUCTURE LARGELY MAINTAINED BY THIRD PARTIES OR SUBJECT TO DISRUPTION BY EVENTS OUTSIDE OUR CONTROL

Big Sky Network joint ventures' success will depend upon the capacity, reliability and security of the infrastructure used to carry data between their subscribers and the Internet. A significant portion of that infrastructure is owned by third parties. Accordingly, Big Sky Network and its joint venture partners have no direct control over quality and maintenance of the entire system. For example, Big Sky Network relies on its joint venture partners to maintain access to cable infrastructures and the maintenance of such infrastructures. Big Sky Network's joint venture partners, in turn, rely on other third parties to provide a connection from the cable infrastructure to the Internet.

WE ARE DEPENDENT ON SUPPLIES OF HARDWARE AND SOFTWARE

We are dependent on such manufacturing as Cisco Systems and Nortel Networks for hardware, software and technical support. Although we believe that there are alternative suppliers for each of these equipment and technologies, it could take a significant period of time to substitute their equipment and technologies. The loss of any of our relationships with these suppliers could have a material adverse effect on our business, financial condition and results of operations.

WE RELY ON SOFTWARE AND HARDWARE SYSTEMS THAT ARE SUSCEPTIBLE TO FAILURE

Any system failure or inadequacy that causes interruptions in the availability of our services, or increases the response time of our services, as a result of increased traffic or otherwise, could reduce user satisfaction, future traffic and our attractiveness to existing and potential consumers. We are also dependent upon the cable television networks and other systems of our joint venture partners and on the Internet backbones in China and elsewhere, which have experienced significant system failures and electrical outages in the past. Consequently, our customers may experience difficulties due to system failures unrelated to our systems and services.


                                   OTHER RISKS

THERE  IS  UNCERTAINTY  AS  TO  OUR  SHAREHOLDERS'   ABILITY  TO  ENFORCE  CIVIL
LIABILITIES IN THE BRITISH VIRGIN ISLANDS AND CHINA

Our assets are located outside the United States and are held through companies incorporated under the laws of the British Virgin Islands and joint ventures established in China. Our current operations are conducted in China. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. In addition, there is uncertainty as to whether the courts of the British Virgin Islands or China, respectively, would recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in the British Virgin Islands or China, respectively, against us or such persons predicated upon the securities laws of the United States or any state thereof. See "Business--Enforcement of Civil Liabilities".

FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS MAY NOT BE ACCURATE

Included in this Registration Statement are various forward-looking statements which can be identified by the use of forward looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue," "believe" or other similar words. We have made forward-looking statements with respect to the following, among others:

         o   our goals and strategies;

         o   the importance and expected growth of Internet technology;

         o   the pace of change in Internet marketplace;

         o   the demand for Internet services; and

         o   our revenues.

These statements are forward-looking and reflect our current expectations. They are subject to a number of risks and uncertainties, including but not limited to, changes in the economic and political environments in China, changes in technology and changes in the Internet marketplace. In light of the many risks and uncertainties surrounding China Broadband, China and the Internet marketplace, prospective purchasers of our shares should keep in mind that we cannot guarantee that the forward-looking statements described in this prospectus will transpire.


BROKER-DEALERS MAY BE DISCOURAGED FROM EFFECTING TRANSACTIONS IN OUR SHARES BECAUSE THEY ARE CONSIDERED PENNY STOCKS AND ARE SUBJECT TO THE PENNY STOCK RULES


         Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in "a penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Our shares are quoted on the OTCBB, and the price of our shares ranged from $4.19 (low) to $10.00 (high) during the period from September 25, 2000 to December 1, 2000. The closing price of our shares on December 1, 2000 was $7.1875. Purchases and sales of our shares are generally facilitated by NASD broker-dealers who act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

         Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

         In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.


                                 USE OF PROCEEDS


         This prospectus is part of a registration statement that permits selling shareholders to sell their shares. Because this prospectus is solely for the purpose of selling shareholders, we will not receive any proceeds from the sale of stock being offered. If Warrant holders exercise their right to acquire common shares, we could receive proceeds of $1,180,925.


                                 DIVIDEND POLICY


         We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings to fund the development and growth of our business and we do not anticipate paying any cash dividends in the foreseeable future.

                                 CAPITALIZATION


   The following table sets forth our capitalization as of September 30, 2000:


                                                                   SEPTEMBER 30, 2000
                                                              ------------------------------

Stockholders' equity:
   Common stock, $0.001 par value, 50,000,000 shares                    $       77,936
     authorized; 19,474,517 issued and outstanding
   Additional paid-in capital..............................                 20,521,491
   Accumulated deficit.....................................                 (1,076,577)
                                                               -----------------------------
    Total stockholders' equity.............................             $   19,522,850
                                                               -----------------------------
    Total capitalization...................................             $   19,522,850
                                                               =============================




                                    DILUTION


         This offering is for sales of stock by existing China Broadband shareholders on a continuous or delayed basis in the future. Sales of common stock by shareholders will not result in any substantial change to the net tangible book value per share before and after the distribution of shares by the selling shareholders. There will be no change in net tangible book value per share attributable to cash payments made by purchasers of the shares being offered. Prospectus investors should be aware, however, that the price of China Broadband's shares may not bear any rational relationship to net tangible book value per share.

                              SELLING SHAREHOLDERS

         The following are the shareholders for whose accounts the shares are being offered; the amount of securities owned by each selling shareholder prior to this offering; the amount to be offered for each selling shareholder's account; and the amount to be owned by each selling shareholder following completion of the offering:


                                                                                                    PERCENT OF COMMON
                                                                                                       SHARES OWNED
                                                                                               -----------------------------
                                               NUMBER OF         NUMBER OF      NUMBER OF
NAME                                          SHARES OWNED    SHARES OFFERED   SHARES AFTER      BEFORE THE      AFTER THE
                                                                                 SALE (1)       OFFERING (3)     OFFERING
-------------------------------------------  ---------------  ---------------  --------------  ---------------  ------------
Wallace Nesbitt                                 562,500          562,500             -             2.89%             -
Western Capital                                 562,500          562,500             -             2.89%             -
Pamela Hallisey                                  45,000           45,000             -             0.23%             -
R. Scott Hutcheson                               65,000           65,000             -             0.33%             -
David Beatty                                    360,000          360,000             -             1.85%             -
Fevzi Ogelman                                   900,000          900,000             -             4.62%             -
Malcolm Albery                                   90,000           90,000             -             0.46%             -
850015 Alberta Ltd.                             180,000          180,000             -             0.92%             -
728871 Alberta Ltd.                              90,000           90,000             -             0.46%             -
588063 Alberta Ltd.                              90,000           90,000             -             0.46%             -
Lombard Odier & Cie                             450,000          450,000             -             2.31%             -
Precise Details, Inc.                            10,000           10,000             -             0.05%             -
Thomas Milne (4)                                 10,000           10,000             -             0.05%             -
Susan A Milne (5)                                5,000            5,000              -             0.03%             -
Sarah Anderson (6)                               2,500            2,500              -             0.01%             -
Christopher M. Milne (7)                         2,500            2,500              -             0.01%             -
Greg Anderson (8)                                2,500            2,500              -             0.01%             -
Christopher H Hopkins                            2,000            2,000              -             0.01%             -
Shelley Gatto                                    2,000            2,000              -             0.01%             -
Terry Kent                                       2,500            2,500              -             0.01%             -
Janys M Milne & Benjamin J Thomas (9)            2,500            2,500              -             0.01%             -
Don Cooper                                       1,000            1,000              -             0.01%             -
Kathleen J Gathercole                             500              500               -             0.01%             -
FTCG Enterprises                                 1,000            1,000              -             0.01%             -
GCI Investments                                  1,000            1,000              -             0.01%             -
John Harvey                                      2,000            2,000              -             0.01%             -
Stuart Crombie                                   2,000            2,000              -             0.01%             -
Lynn Dufort                                      2,000            2,000              -             0.01%             -
Richard M. Hurwitz                              100,000          100,000             -             0.51%             -
Patrimer Investments Inc.                       125,000          125,000             -             0.64%             -
Lobsinger Management Inc.                       250,000          250,000             -             1.28%             -
Julie Poznanski                                  25,000           25,000             -             0.13%             -
Carmen Kwan                                      25,000           25,000             -             0.13%             -
Lombard, Odier & Cie                            100,000          100,000             -             0.51%             -
Michael B. Beatty                                10,000           10,000             -             0.05%             -
Richard Hallisey                                100,000          100,000             -             0.51%             -
Quarry Bay Investments Inc.                     125,000          125,000             -             0.64%             -
David Doritty                                    15,000           15,000             -             0.08%             -
Signet Management Limited                        10,000           10,000             -             0.05%             -
Value Investors International                    20,000           20,000             -             0.10%             -
Michael Lauer                                   400,000          400,000             -             2.05%             -
Martin Garvey                                    50,000           50,000             -             0.26%             -
Eric Hauser                                      50,000           50,000             -             0.26%             -
Lombard,Odier & Cie                             208,000          208,000             -             1.07%             -
James C. Kennedy                                 20,000           20,000             -             0.10%             -
BBL (Ref. Aureus Capital)                       112,000          112,000             -             0.58%             -
Transatlantic Securities Ltd.                    20,000           20,000             -             0.10%             -
James Pasieka                                    50,000           50,000             -             0.26%             -


                                      -24-




                                                                                                    PERCENT OF COMMON
                                                                                                       SHARES OWNED
                                                                                               -----------------------------
                                               NUMBER OF         NUMBER OF      NUMBER OF
NAME                                          SHARES OWNED    SHARES OFFERED   SHARES AFTER      BEFORE THE      AFTER THE
                                                                                 SALE (1)       OFFERING (3)     OFFERING
-------------------------------------------  ---------------  ---------------  --------------  ---------------  ------------
Allen Wu                                         10,000           10,000             -             0.05%             -
Martin Maurel Gestion                            30,000           30,000             -             0.15%             -
Transatlantic Securities Limited                100,000          100,000             -             0.51%             -
Michael Binnion                                  5,000            5,000              -             0.03%             -
David Doritty                                    15,000           15,000             -             0.08%             -
Banque Privee Edmond de Rothschild               25,000           25,000             -             0.13%             -
Luxembourg
Gutzwiller SA                                    20,000           20,000             -             0.10%             -
Pictet & Cie,Banquiers                           10,000           10,000             -             0.05%             -
Lombard, Odier & Cie                            110,000          110,000             -             0.56%             -
CCF Capital Mangement                            50,000           50,000             -             0.26%             -
The Orbiter Fund, Ltd.                           80,000           80,000             -             0.41%             -
The Viator Fund, Ltd.                            40,000           40,000             -             0.21%             -
Lancer Offshore Inc.                            496,667          496,667             -             2.55%             -
Lancer Partners Limited Partnership             250,000          250,000             -             1.28%             -
Elizabeth C. Kennedy                             20,000           20,000             -             0.10%             -
Clariden Bank                                    70,000           70,000             -             0.36%             -
Pictet & Cie                                     10,000           10,000             -             0.05%             -
Gestor Finance                                   24,000           24,000             -             0.12%             -
Somangest Vesigest                               10,000           10,000             -             0.05%             -
BBL Ref.: Somangest                              1,000            1,000              -             0.01%             -
Banque Cantonale Vaudevoise                      7,000            7,000              -             0.04%             -
BBL, ref. Aureus Capital                         18,000           18,000             -             0.09%             -
Transatlantic Securities Limited                 10,000           10,000             -             0.05%             -
Pinnaton Ref. Innoven FCPI 1997 no. 1            4,000            4,000              -             0.02%             -
Pinnaton Ref. Innoven FCPI 1998 no.2             18,200           18,200             -             0.09%             -

Kenneth Barnes                                    nil           50,000(2)            -            0.26%(2)           -
Canaccord Capital International, Ltd.             nil           50,790(2)            -            0.26%(2)           -
Tibor Gajdics                                     nil             47,500             -            0.26%(2)           -
AL Charuk                                         nil             47,500             -            0.26%(2)           -

Bo Wan International Ltd.                        5,000            5,000                           0.003%
                                             ---------------  ---------------  --------------  ---------------  ------------
       TOTAL                                   6,699,867        6,900,657            -           34.40% (3)



(1)      This table  assumes that each  shareholder  will sell all of its shares available  for  sale  during  the  effectiveness  of  the  registration statement that includes this prospectus.  Shareholders are not required to sell their shares. See "Plan of Distribution."  Other than described in footnotes below, no other selling  shareholder has held any position or office or had any material  relationship with China Broadband during the past three years.
(2)      Consists of warrants exercisable to acquire shares of common stock.
(3)      Based on 19, 474,517 shares issued and outstanding on December 5, 2000.
(4)      Thomas Milne is the Chief Financial Officer and a Director of China Broadband Corp.
(5)      Susan Milne is the spouse of Thomas Milne.
(6)      Sarah Anderson is the daughter of Thomas Milne
(7)      Christopher Milne is the son of Thomas Milne.
(8)      Greg Anderson is the son-in-law of Thomas Milne
(9)      Janys M Milne is the sister of Thomas Milne.

                             SELECTED FINANCIAL DATA


         The following selected financial data are qualified in their entirety by reference to, and you should read them in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited financial statements and notes to such financial statements included in this prospectus. We have derived the statements of operations data from our audited financial statements that appear in this prospectus, and these data are qualified by reference to the financial statements.


         China Broadband Corp. acquired all of the issued and outstanding shares of China Broadband (BVI) Corp. in exchange for 13,500,000 shares of its common stock on April 14, 2000. Because China Broadband Corp. had only 1,509,850 (post reverse-split) shares issued and outstanding on the date of our acquisition, the former shareholders of China Broadband (BVI) acquired 90% control of China Broadband Corp. In instances like this, accounting principles require that the transaction be reflected in financial statements as a reverse acquisition of the parent, China Broadband Corp., by the shareholders of China Broadband (BVI) Corp. as the shareholders of China Broadband (BVI) Corp. owned a majority of the combined company at acquisition date. In this case, common control started immediately after the completion of the acquisition, effectively April 14, 2000. Consequently, under the principles of reverse acquisition accounting China Broadband (BVI) Corp. was deemed to be the acquiror of the Company and the consolidated financial statements fo the Company, the legal parent, are presented as a continuation of the financial position and results from operations of China Broadband (BVI) Corp., the legal subsidiary.

                             SUMMARY FINANCIAL DATA

                                                    PERIOD FROM INCEPTION
                                                 (FEBRUARY 1, 2000) THROUGH
                                                     SEPTEMBER 30, 2000

                                                ------------------------------

    STATEMENT OF OPERATIONS DATA:
    Net sales.............................               $      208,333
    Loss from operations..................               $   (1,144,281)
    Net loss..............................               $   (1,076,577)
    Basic and diluted loss per common share              $        (0.06)
    Book and diluted weighted average
       common shares outstanding..........                   17,023,688


                                                    AS OF
                                              SEPTEMBER 30, 2000


    BALANCE SHEET DATA:
    Cash and cash equivalents.............         $    7,191,845
    Working capital.......................         $    5,637,608
    Total assets..........................         $   21,451,624
    Long-term obligations.................                      -
    Total stockholders' equity............         $   19,522,850

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITIONS AND RESULTS OF OPERATION


         The information contained in this Management's Discussion and Analysis contains "forward looking statements." Actual results may materially differ from those projected in the forward looking statements as a result of certain risks and uncertainties set out in this prospectus. See "Note Regarding Forward Looking Statements." Factors which could cause our actual results to differ from expectations include variations in the level of orders, which can be affected by general economic conditions and in the markets served by our customers, and international economic and political climates. Additional factors would be the timing of future product releases, difficulties or delays in product functionality or performance, our failure to respond adequately to either changes in technology or customer preferences, or to changes in our pricing or that of our competitors, our inability to manage growth, from non-payment of accounts receivable and changes in budgeted costs. All of the above factors constitute significant risks to our company. There can be no assurance that our results of operations will not be adversely affected by one or more of these factors.

You should read the following discussion and analysis in conjunction with the audited financial statements and notes thereto appearing elsewhere in this prospectus.


                                    OVERVIEW

         We were inactive from the date of our incorporation on February 9, 1993 through December 31, 1997. Through December 31, 1997, we raised no significant capital and incurred no significant expenses. Our share capital at December 31, 1997 consisted of 100 common shares with paid in share capital of $100. During our fiscal year ended December 31, 1998, we raised $56,001 in capital by selling common shares, and incurred start up expenses of $25,095.

         On April 14, 2000, China Broadband Corp. completed a reverse-split of its common stock on a .65104 for 1 basis reducing its issued and outstanding share capital to 1,509,850 shares of common stock.

         On April 14, 2000, China Broadband Corp. acquired all of the issued and outstanding shares in the capital of China Broadband (BVI) Corp., a company incorporated under the laws of the British Virgin Islands. China Broadband (BVI) Corp. was formed on February 1, 2000, and had no business activities prior to that time. China Broadband (BVI) Corp. was incorporated for the purposes of acquiring all of the issued and outstanding shares of Big Sky Network Canada Ltd., a British Virgin Island corporation, a company developing a business to become a facilities-based provider of high capacity, high speed Internet, data and voice services in the major urban markets throughout the People's Republic of China. Big Sky Network had an executed cooperation joint venture agreement related to the Shekou joint venture and letters of intent with potential joint venture partners to provide Internet high-speed Internet access through cable television networks in other municipalities in China. China Broadband (BVI) Corp. acquired 50,000 shares, representing all of the issued and outstanding capital stock of Big Sky Network Canada Ltd. on February 1, 2000. Big Sky
Network Canada Ltd. then issued to SoftNet Systems, Inc. 10,000 shares on February 22, 2000 for $500,000 and 40,000 shares for $2,000,000 on April 25,
2000. China Broadband subsequently purchased the shares held by SoftNet on September 29, 2000. See "Business - Transactions with SoftNet."

         .China Broadband Corp. acquired all of the issued and outstanding shares of China Broadband (BVI) Corp. in exchange for 13,500,000 shares of its common stock on April 14, 2000. Because China Broadband Corp. had only 1,509,850 (post reverse-split) shares issued and outstanding on the date of our acquisition, the former shareholders of China Broadband (BVI) acquired 90% control of China Broadband Corp. In instances like this, accounting principles require that the transaction be reflected in financial statements as a reverse acquisition of the parent, China Broadband Corp., by the shareholders of China Broadband (BVI) Corp. as the shareholders of China Broadband (BVI) Corp. owned a majority of the combined company at acquisition date. In this case, common control started immediately after the completion of the acquisition, effectively April 14, 2000. Consequently, under the principles of reverse acquisition accounting China Broadband (BVI) Corp. was deemed to be the acquiror of the Company and the consolidated financial statements of the Company, the legal parent, are presented as a continuation of the financial position and results from operations of China Broadband (BVI) Corp., the legal subsidiary.

         After giving effect to the acquisitions, China Broadband Corp. owned all of the issued and outstanding capital of China Broadband (BVI) Corp. and China Broadband (BVI) Corp. owned 50% of the issued and outstanding capital of Big Sky Network Canada Ltd.

         Subsequent to China  Broadband  Corp.'s  acquisition of China Broadband
(BVI) Corp. on April 14, 2000, China Broadband Corp. completed three private placements of 3,331,667 shares of its common stock for proceeds of $11,392,503.

         On April 27, 2000, the company filed Articles of Amendment to the Articles of Incorporation in the State of Nevada, to change its name to "China Broadband Corp."


                              RESULTS OF OPERATIONS


PERIOD FROM INCEPTION (FEBRUARY 1, 2000) THROUGH SEPTEMBER 30, 2000.


We had no business activities prior to February 1, 2000. On April 25, 2000, Big Sky Network issued 40,000 shares to SoftNet Systems, Inc., a third party, and, as a result, we no longer controlled Big Sky Network and deconsolidated the accounts of Big Sky Network from April 25, 2000 onward. For the period from April 26, 2000 to September 28, 2000, our investment in Big Sky Network is accounted for using the equity method, resulting in an equity loss of $181,471 for the period. On September 29, 2000, China Broadband (BVI) acquired SoftNet's interest in Big Sky Network, and as a result, we own 100% of Big Sky Network's issued and outstanding share capital.

Revenues. During the period from inception (February 1, 2000) through September 30, 2000, we generated revenues of $208,333 from management fees by providing technical consulting services to Big Sky Network for the period. We earned interest income of $249,175 from its cash and short-term deposits.

Expenses. We incurred general operating expenses of $1,337,379. These expenses included accounting and audit expenses of $92,960 and legal expenses of $188,475 related to the preparation of our reports under the Securities Exchange Act of 1934, as amended, and preparation of joint venture related legal documents and documents related to the acquisition of SoftNet's interest in Big Sky Network. Consulting expenses of $294,295 and travel expenses of $218,014 were incurred during the period from inception (February 1, 2000) to September 30, 2000 primarily related to the negotiation of various joint venture agreements in China, including the executed July 8, 2000 agreement with Chengdu Huayu Information Co. Ltd. and the July 21, 2000 strategic alliance agreement with Chengdu Huaya Information Co. Ltd. to develop a fiber optic network to connect cities in the Sichuan Province. We anticipate that expenses will increase during the fourth quarter of 2000 for the following reasons:

         - we anticipate that we will continue to negotiate and finalize letters of intent and definitive agreements to form joint ventures;
         - our joint ventures will begin extensive marketing and promotional campaigns to build subscription bases in Shekou and Chengdu;
         - we will incur expenses related to the launch of our joint venture services in Chengdu and other potential areas;
         -   we will incur costs associated with finance raising activities;
         - we will incur costs related to hiring additional personnel to provide management, technical and support services to its growing organization; and
         - we will incur other costs related to implementing its business plan and financing its joint venture obligations.

Loss. We had a loss of $1,144,281 from its operations during the period. We also recorded an equity loss of $181,471 related to Big Sky Network's ongoing operating  expenses  incurred  by the Shekou  Joint  Venture  related to leasing office space, hiring employees to commence signing up subscribers and technical support staff in Shekou, China; and the expenses related to establishing the Chengdu Joint Venture. Our loss for the period from inception (February 1, 2000) through September 30, 2000, after interest income of $249,175, was of $1,076,577. We anticipate that we will continue to incur losses in future periods until our joint venture partners successfully launch broadband subscription services and revenues generated from subscriptions are sufficient to cover the costs associated with business development and general administrative expense, as described above. Since we in its development stage, all losses accumulated since inception have been considered as part of the Company's development stage activities.


                         LIQUIDITY AND CAPITAL RESOURCES


         As of September 30, 2000, we had cash and cash equivalents of $7,191,845 and working capital of $5,637,608. Since inception, we have financed operations primarily through sales of equity securities and have raised a total of $11,316,692, net of share issuance costs of $75,811.

Our principal source of capital has been equity financing from our shareholders and founders. We are exploring opportunities for vendor financing, bank credit facilities and export credit agencies. Revenue from subscribers has begun in recent months but will not constitute a significant source of capital for some time. Meeting our future financing requirements may be dependent on access to equity capital markets. We may not be able to raise additional common equity when required or on favorable terms that are not dilutive to existing shareholders.

Subsequent to September 30, 2000, we have invested $ 500,000 cash and purchased and installed primary operating equipment, at a cost of approximately $400,000, in the Chengdu joint venture.

 On a consolidated basis, our operating cash expenditures are approximately $125,000 per month. Our future cash requirements will depend on:

         o   Rate of expansion of existing joint ventures
         o   Rate of signing new joint ventures
         o   Capital equipment requirements for new joint ventures.
         o   The level of marketing required to expand our service offerings
         o   Our ability to lease additional bandwidth as customer base expands
         o   Price competition in our markets

         During the quarter ended June 30, 2000, China Broadband Corp. completed the following transactions related to its common stock:

         - On April 14, 2000, China Broadband Corp. completed a reverse-split of its common stock on a .65104 for 1 basis reducing its issued and outstanding share capital from 2,319,000 to 1,509,850 shares of common stock.

         - On April 14, 2000, China Broadband Corp. issued 13,500,000 shares of common stock for all of the issued and outstanding stock of China Broadband (BVI) Corp.

         - On April 14, 2000, China Broadband Corp. granted options to officers, directors and consultants to China Broadband Corp. exercisable to acquire a total of 4,175,000 at $1.00 per share. These options were fully vested and expire on April 14, 2005.

         - In May 2000, China Broadband issued 500,000 shares at $0.20 per share; 1,530,000 shares at $1.00 per share and 1,301,667 shares at $7.50 per share for gross proceeds of $11,392,503.

         During the quarter ended September 30, 2000, China Broadband Corp. completed the following transactions:

         - Big Sky Network Canada Ltd. executed a joint venture agreement dated July 8, 2000 with Chengdu Huayu Information Co. Ltd., the municipal network company, to provide high-speed Internet access via the cable television architecture in Chengdu, the provincial capital of Sichuan Province.

         - Big Sky Network Canada Ltd. entered into a strategic alliance on July 21, 2000 with Chengdu Huayu Information Co. Ltd. to build a fiber optic network to connect cities in Sichuan Province.

         - China Broadband replaced Amisano Hanson, Chartered Accountants as its independent auditor with Arthur Andersen LLP on August 24, 2000. There were no disagreements with Amisano Hanson, Chartered Accountants on any matter of accounting principles, or practices, financial statement disclosure or auditing scope or procedure. In addition, Amisano Hanson, Chartered Accountants did not advise the Company with respect to any of the matters described in paragraphs
             (a)(i)(vi), (B)(1) through (3) of item 304 of Regulation S-B.

         - China Broadband replaced Arthur Andersen LLP as its independent auditor with Deloitte & Touche LLP on September 22, 2000. There were no disagreements with Arthur Anderson LLP on any matter of accounting principles, or practices, financial statement disclosure or auditing scope or procedure. In addition, Arthur Anderson LLP did not advise the Company with respect to any of the matters described in paragraphs (a)(i)(vi), (B)(1) through (3) of item 304 of Regulation S-B.

         - On September 29, 2000, China Broadband acquired, indirectly through China Broadband (BVI) Corp. ("China Broadband (BVI)"), its wholly-owned subsidiary, 50,000 shares of common stock, par value $1.00 per share, of Big Sky Network, under the terms of a common stock purchase agreement dated September 29, 2000, among SoftNet Systems, Inc., a Delaware Corporation, the Registrant and Big Sky Network. Under the terms of the Common Stock Purchase Agreement, China Broadband paid SoftNet the following consideration for SoftNet's interest in Big Sky Network:

              o   $2,500,000 in cash;

              o a promissory note in the principal amount of $1,700,000, due September 29, 2001, with interest payable at maturity at the rate of 8% per annum;

              o forgiveness of a debt, if any, owed by SoftNet to the Registrant; and

              o   1,133,000 shares of the Registrant's common stock.


                                PLAN OF OPERATION



         As of September 30, 2000, the Company's management anticipates that the Company currently has sufficient working capital to fund the Company's plan of operation through the year ended December 31, 2000. The Company's costs to fund its plan of operation for the fiscal year ending December 31, 2000 and the next two fiscal quarters ending June 30, 2001, is estimated to be approximately $8 million to $10 million. These funds are intended to fund the business operations of Big Sky Network, including funding the capital requirements of new and existing Big Sky Network joint ventures, funding additional technical, management and marketing/sales personnel and funding comprehensive joint venture marketing and promotional programs to increase market awareness and subscription sales. Management believes that additional funding will be required to fund the implementation of Big Sky Network's business of entering into joint ventures that will become leading providers of high capacity, high speed Internet, data and voice services in their respective markets.

         The Company anticipates that its operating expenses and capital expenditure may increase significantly during the year ending December 31, 2001, the next phase of the Company's development. The amount and timing of expenditures during the year ending December 31, 2001 will depend on the success of any contracts it secures, and there is no assurance the Company will receive significant revenues or operate profitably. Current cash resources are not anticipated to be sufficient to fund the next phase of the Company's development and management intends to seek additional private equity or debt financing. There can be no assurances that any such funds will be available, and if funds are raised, that they will be sufficient to achieve the Company's objective, or result in commercial success.


                                SUBSEQUENT EVENTS

On November 1, 2000, the Corporation granted options to certain officers, directors and employees to acquire 650,000 common shares at $7.50 per share.

On November 1, 2000, the Corporation issued warrants exercisable to acquire 50,790 shares at $7.50 per share as a financial advisory fee in connection with the acquisition of BSN. The warrants are exercisable for two years from September 30, 2000. In addition, the fee includes cash consideration of $253,950 of which $219,950 was paid on November 24, 2000 and the remainder is due on September 30, 2001.

On November 1, 2000, the Corporation cancelled 50,000 stock options that were issued to a consultant on April 14, 2000. The options were replaced with 50,000 Warrants with the same terms and conditions.

On November 1, 2000, the Corporation issued Warrants to purchase 100,000 common shares of the Corporation at an exercise price of $7.50 per common share, for a term of 18 months from the date of issue, in return for investor relations services.

On November 25, 2000, BSN signed a joint venture agreement with Deyan Guangshi Network Development Ltd. ("Deyang Guangshi") to establish Deyang Guangshi BigSky Ltd. ("Deyang JV"), the purpose of which is to develop advanced broadband software and hardware platform for data transmission and internet related business in the Deyang area. Under the terms of the joint venture agreement, Deyang Guangshi agreed to provide the entire software and hardware data transmission platform of its Deyang HFC network and the rights to use all of its facilities and equipment. BSN is required to contribute $4,500,000 to the Deyang JV in cash or equipment. Over the Deyang JV's 20 year term, BSN will be entitled to receive 80% of the profits earned between 2001 and 2005, 60% of the profits between 2006 and 2010, 50% of the profits earned between 2011 and 2015, and 40% of the profits earned between 2016 and 2020. BSN is entitled to appoint four of the seven Board of Directors of the Deyang JV for the first ten years of its operations and is thereafter entitled to appoint three of the seven directors.

                        RECENT ACCOUNTING PRONOUNCEMENTS


         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which as subsequently amended by SFAS No. 137 and 138, established accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value for fiscal quarters of fiscal years beginning after June 15, 2000. Management believes that these statements will not have a significant impact on the Corporation's consolidated financial position, results of operations or cash flows.


         In December 1999, the staff of the Securities and Exchange Commission released Staff Accounting Bulletin 101 ("SAB 101"), "Revenue Recognition" to provide guidance on the recognition, presentation and disclosure of revenues in financial statements. Management believes that its revenue recognition practices are in conformity with SAB 101.


         In March 2000, the FASB issued FASB Interpretation (FIN) No. 44, "Accounting for Certain Transactions Involving Stock Compensation." FIN 44 clarifies the application of Accounting Principles Board Opinion No. 25 for certain issues relating to stock compensation. FIN 44 is effective July 1, 2000, but certain conclusions in it cover specific events that occur after either December 15, 1998, or January 12, 2000. To the extent that FIN 44 covers events occurring during the period after December 15, 1998, or January 12, 2000, but before the effective date of July 1, 2000, the effects of applying FIN 44 are recognized on a prospective basis from July 1, 2000. The Corporation adopted the recommendations under FIN 44.


           QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK.



INTEREST RATE SENSITIVITY


         The Company maintains its cash with two major Canadian banks, on short-term deposits of less than two months duration. While the interest rates vary on these deposits with each maturity, the Company does not consider the principal of these deposits at risk.

         The Company has one fixed interest rate obligation as a result of the SoftNet transaction. A fluctuation in interest rates will not have a material impact on the value of this obligation.

         The Company does not hedge any of its interest rate risk.


FOREIGN EXCHANGE RATE RISK


         Revenue from current and future operations in PRC is denominated in Renminbi (RNB). Many of the Companies expenses and capital costs are denominated in US dollars. The official exchange rate for the conversion of RMB to US dollars has been stable, with the RMB increasing slightly, in recent years. The Company does not expect to use any foreign exchange hedges or derivative instruments in the near future.

                                    BUSINESS


                         OVERVIEW OF CORPORATE STRUCTURE

China Broadband Corp. was incorporated in February 1993 under the name "Institute for Counseling, Inc." under laws of the State of Nevada. On April 14, 2000, we acquired China Broadband (BVI) Corp., a British Virgin Islands company incorporated in February 2000, by issuing 13,500,000 shares of our common stock in exchange for all of the issued and outstanding common stock of China Broadband (BVI). The former shareholders of China Broadband (BVI) became our controlling shareholders. On April 27, 2000, Institute for Counseling, Inc. changed its name to "China Broadband Corp."

As a result of our acquisition of China Broadband (BVI), we owned 50% of the issued and outstanding shares of Big Sky Network Canada Ltd., a British Virgin Islands company, which was incorporated in May 1999. SoftNet Systems, Inc., a Delaware company, owned the remaining 50% interest. See "Transactions with SoftNet". SoftNet Systems acquired its 50% interest in Big Sky Network by committing $2 million to fund Big Sky Network's Shekou joint venture and by providing $500,000 to Big Sky Network for working capital. On September 29, 2000, we purchased SoftNet's 50% interest in Big Sky Network for the following consideration:

         -   $2,500,000 in cash;

         - a promissory note in the principal amount of $1,700,000, due September 29, 2001, with interest payable at maturity at the rate of 8% per annum;

         -   forgiveness  of a debt, if any, owed by SoftNet to the  Registrant;
             and

         - 1,133,000 shares of the Registrant's common stock, at a deemed value of approximately $8,000,000.

Big Sky Network holds the following joint venture interests:

         - a 50% interest in Shenzhen China Merchants Big Sky Network Ltd., known as the Shekou Joint Venture, a cooperative joint venture for a term of 15 years established under the laws of the People's Republic of China; and

         - a 50% interest in Sichuan Huayu Big Sky Network Ltd., known as the Chengdu Joint Venture, a cooperative joint venture for a term of 20 years established under the laws of the People's Republic of China

Big Sky Network has entered into and negotiating letters of intent to establish similar joint ventures in other parts of China.

China Broadband (BVI) provides marketing, technical and administrative services to Big Sky under a one-year renewable agreement for an annual service fee of US$500,000.

The following figure sets forth our corporate structure.


                                   ----------------------------------------------------
                                                 China Broadband Corp.
                                                 a Nevada corporation
                                   ----------------------------------------------------
                                                          |  100%
                                                          |
                                   ----------------------------------------------------
                                               China Broadband (BVI) Corp.
                                           a British Virgin Islands corporation
                                   ----------------------------------------------------
                                                            |  100%
                                                            |
------------------                 ----------------------------------------------------         --------------------
                                               Big Sky Network Canada Ltd.
                                          a British Virgin Islands corporation
                                   ----------------------------------------------------
                                                            |
                                 ------------------------------------------------------
                                 |    (1)    |     (2)                                |   (2)
                                 |           |                                        |
------------------               |           |         ---------------                |         --------------------
 China Merchants                 |           |          Chengdu Huayu                 |           Deyang Guangshi
     Shekou                      |           |           Information                  |               Network
 Industrial Zone                 |           |           Industry Co.                 |          Development Ltd.
      Ltd.                       |           |              (PRC)                     |                 (PRC)
      (PRC)                      |           |                                        |
------------------               |           |         ---------------                |         --------------------
        |   50%(1)               |           |                |  50%(2)               |                    |  50%(3)
         -------------------------           |   --------------                       |   -----------------
                |                            |   |                                    |   |
         ---------------         --------------------                 -----------------------
              Shenzhen
               China                Sichuan Huayu Big                    Deyang Guangshi Big
           Merchants Big            Sky Network Ltd.                           Sky Ltd.
            Sky Network                   (PRC)                                 (PRC)
                Ltd.
               (PRC)
           ---------------         --------------------                 -----------------------

(1)    Big Sky Network has a profit interest of 60% from 2000 through 2004; 50%
       from 2005 through 2009; and 40% from 2010 through 2014.
(2)    Big Sky Network has a profit interest of 65% from 2001 through 2007; 50%
       from 2008 through 2014; and 50% from 2015 through 2020.
(3)    Big Sky Network has a profit interest of 80% from 2001 through 2005; 60%
       from 2006 through 2010; 50% from 2011 to 2015 and 40% from 2015 through 2020.



                              OVERVIEW OF BUSINESS

Big Sky Network plans to enter into joint ventures with government approved joint venture partners with access to the fibre-optic networks of Chinese cable television stations to provide internet access to residential and business customers in China. Under these joint ventures, the Chinese joint venture partners will obtain government approvals, licenses and access to cable television station fibre optic networks to use non-broadcast bandwidth on their cable systems to deliver broadband services to residential and business subscribers. Big Sky Network will contribute capital, management, technology and internet technology services. Through these cable television networks, Big Sky Network joint ventures intend to provide internet access that is more reliable, cheaper and faster than Chinese customers can obtain by dial-up access over currently existing telephone lines. Initially, Big Sky Network joint ventures will focus on providing internet access to residential and business customers. Ultimately, as development evolves and Chinese regulations permit, China Broadband anticipates that Big Sky Network joint ventures may provide its residential and business customers with a full array of quality services including web hosting, internet/intranet business solutions, e-mail, on-line internet content services (such as shopping, games, medicine, education), e-commerce, interactive video on demand (VOD), music on demand (MOD) and IP telephony.

                        GROWTH OF INTERNET USAGE IN CHINA

In 1998, China's population was approximately 1.2 billion and the Internet penetration rate in China was approximately 0.2%. Given China's large population and the commitment of the Chinese government to the rapid development of the internet in China, we believe that China represents enormous potential for internet use in the long-term. In recent years, internet use in China has grown rapidly. According to International Data Corporation ("IDC"), the number of Chinese internet users grew from approximately 2.4 million in 1998 to approximately 3.8 million in 1999, representing an annual growth rate of 58%. IDC projects that the number of internet users in China will grow to approximately 25.2 million in 2003.

China Internet Network Information Centre conducted a survey entitled "Semi Annual Survey Report on Internet Development in China (2000.1)", and collected 200,000 responses, primarily from internet users. Based on this survey, we believe that slow speed and the high cost of obtaining internet access via conventional dial-up over telephone lines are the two major impediments hindering the growth of internet usage in China. We also believe that China's interest in the internet will grow during the next five years. We believe that our strategy of providing Internet access through fibre optic cables will allow us to addresses both of these impediments and will attract existing and new internet users to our service.


          BIG SKY NETWORK'S CABLE TELEVISION INTERNET SERVICE STRATEGY

Over the last three years, China has installed approximately 12 million kilometres of fibre optic cable that provide cable television to approximately 80 million paying subscribers in 22 Chinese provinces. China's broadcast and television network is owned by regional cable television stations, which are in turn controlled by local governments. Foreign companies are not permitted to operate telecommunication businesses, own broadcast rights or hold internet operating permits in China. However, our operational subsidiary, Big Sky Network, has entered into joint ventures with Chinese government approved joint venture partners with access to cable television station to provide Internet access through these cable television fibre optic networks. Big Sky Network's business strategy is to enter into similar joint venture relationships with joint venture partners with access to television fibre optic networks throughout China. Big Sky Network joint ventures obtain "non-broadcast rights" through structured joint venture agreements in a manner that is designed to comply with Chinese laws and regulations. We anticipate that Big Sky Network joint ventures will provide Chinese customers internet access via the existing optical fibre-coaxial television cable network of Chinese joint venture partners. In addition to providing higher reliability than the current dial-up alternative, we believe that over time Big Sky Network joint ventures will be able to deliver internet access at substantially higher speed and at a lower cost than traditional dial-up Internet services.


                              SHEKOU JOINT VENTURE

Big Sky Network established the Shekou Joint Venture, its first Chinese joint venture, in the Shekou Industrial Area within the Special Economic Zone of Shenzhen, a city in Guangdong Province separated from Hong Kong by a 2-mile strip of water. The Shenzhen Special Economic Zone is the first special economic zone established by China and the place where China's first cellular telephone and first internet dial-up access trials were conducted. The Shekou Industrial Area was established in 1979 and is administered by China Merchants Group of Hong Kong, one of China's oldest banking groups. Our Chinese partner in the Shekou Joint Venture is Shenzhen China Merchants Shekou Industrial Zone Ltd., a member of the China Merchants Group that controls the Shekou Cable Television
(CATV) Station. According to Shekou CATV, it has one of the most advanced high-frequency cable networks in China with a bandwidth of 860MHz and two-way transmission capability. It has more than 35,000 residential subscribers and approximately 2,000 business subscribers. Based on a survey conducted by Shekou CATV, approximately 78% of these cable television subscribers have computers, and 68% of these computer owners (53% of the total number of cable television subscribers) currently have access to the internet via dial-up.


         TERMS OF THE COOPERATIVE JOINT VENTURE CONTRACT


Under the terms of the cooperative joint venture contract dated September 29, 1999, Big Sky Network and China Merchants Shekou Industrial Zone Ltd. agreed to form a joint venture company, Shenzhen China Merchants Big Sky Network Ltd., under the Law of the People's Republic of China on Cooperative Joint Ventures using Chinese Foreign Investments. Shenzhen China Merchants Big Sky Network Ltd. was formed under Articles of Association dated September 29, 1999, for a term of fifteen years , extendable upon an application to and approval by the State Administration of Industry and Commerce, Taxation Bureau and Customs. The capitalization of Shenzhen China Merchants Big Sky Network Ltd. is $3,000,000. China Merchants Shekou Industrial Zone Ltd. agreed to:

         -   contribute   the  exclusive   operating   right  of  current  cable
             television for certain frequencies during the duration of the joint venture in the Shekou Industrial Zone; and

         - obtain all regulatory approvals and licenses required to conduct the business of developing a world-class software and hardware platform to provide Internet-related business via the cable television network in the Shekou Industrial Zone.

Big Sky Network agreed to provide up to $3,000,000 in financing in the form of cash and equipment. Big Sky Network made an initial investment in the amount of $500,000 after China Merchants Shekou Industrial Zone Ltd. received governmental approval for the joint venture and a license was issued to Shenzhen China Merchants Big Sky Network Ltd. to conduct its business.

Under the terms of the cooperative joint venture contract, Shenzhen China Merchants Big Sky Network Ltd. is managed by a board of seven directors, of which Big Sky Network is entitled to appoint four during the first five years of the term of the joint venture and three for the remainder of the term. China Merchants Shekou Industrial Zone Ltd. is entitled to appoint three directors during the first five years of the term of the joint venture and four for the remainder of the term. China Merchants Shekou Industrial Zone Ltd. is entitled to appoint the chairman of the board and Big Sky Network is entitled to appoint the vice chairman. The day to day operations of the joint venture is managed by a general manager who is appointed by the board of directors.

Under the terms of the cooperative joint venture contract, profits from the joint venture are shared as follows:

           ------------------ ------------------------- -----------------------
           Period             China Merchants Shekou    Big Sky Network Profit
                              Industrial Zone Ltd. -    Interest
                              Profit Interest
           ------------------ ------------------------- -----------------------
           Years 1 -5         40%                       60%
           ------------------ ------------------------- -----------------------
           Years 6-10         50%                       50%
           ------------------ ------------------------- -----------------------
           Years 11-15        60%                       40%
           ------------------ ------------------------- -----------------------


China Merchants Shekou Industrial Zone Ltd. received approval for the joint venture arrangement and the joint venture launched its Internet service on June 30, 2000.


                              CHENGDU JOINT VENTURE

Big Sky Network established the Chengdu Joint Venture on July 8, 2000 with Chengdu Huayu Information Co. Ltd., the municipal network company, to provide high-speed Internet access via the cable television architecture in Chengdu, the provincial capital of Sichuan Province. The Chengdu Cable Television Station has developed an integrated broadband information network servicing more than 600,000 users.


         TERMS OF THE COOPERATIVE JOINT VENTURE CONTRACT


Under the terms of the cooperative joint venture contract dated July 8, 2000, Big Sky Network and Chengdu Huayu Information Co. Ltd. agreed to form a joint venture company, Sichuan Huaya Big Sky Network Ltd., under the Law of the People's Republic of China on Cooperative Joint Ventures using Chinese Foreign Investments. Sichuan Huaya Big Sky Network Ltd. was formed under Articles of Association dated July 8, 2000, for a term of twenty years , extendable upon an application to and approval by the State Administration of Industry and Commerce, Taxation Bureau and Customs. The capitalization of Sichuan Huaya Big Sky Network Ltd. is $4,500,000. Chengdu Huayu Information Co. Ltd. agreed to:

         - contribute the exclusive operating right of current cable television for certain frequencies during the duration of the joint venture in the Chengdu and
         - obtain all regulatory approvals and licenses required to conduct the business of developing a world-class software and hardware platform to provide Internet-related business via the cable television network in Chengdu.

Big Sky Network agreed to provide up to $4,500,000 in financing in the form of cash and equipment. Big Sky Network made an initial investment in the amount of $500,000 after Chengdu Huayu Information Co. Ltd. received governmental approval for the joint venture and a license was issued to Sichuan Huaya Big Sky Network Ltd. to conduct its business.

Under the terms of the cooperative joint venture contract, Sichuan Huaya Big Sky Network Ltd. is managed by a board of seven directors, of which Big Sky Network is entitled to appoint four during the first thirteen years of the term of the joint venture and three for the remainder of the term. Chengdu Huayu Information Co. Ltd. is entitled to appoint three directors during the first thriteen years of the term of the joint venture and four for the remainder of the term. Chengdu Huayu Information Co. Ltd. is entitled to appoint the chairman of the board and Big Sky Network is entitled to appoint the vice chairman. The day to day operations of the joint venture is managed by a general manager who is appointed by the board of directors.

Under the terms of the cooperative joint venture contract, profits from the joint venture are shared as follows:

         ------------------- ---------------------------- ---------------------
               Period          Chengdu Huayu Information     Big Sky Network
                                      Co. Ltd.               Profit Interest
                                   Profit Interest
         ------------------- ---------------------------- ---------------------
         Years 1 -6          35%                          65%
         ------------------- ---------------------------- ---------------------
         Years 7-14          50%                          50%
         ------------------- ---------------------------- ---------------------
         Years 15-20         65%                          35%
         ------------------- ---------------------------- ---------------------


Chengdu Huayu Information Co. Ltd. received approval for the joint venture arrangement and the joint venture launched its Internet service on October 26, 2000.

Big Sky Network also entered into a strategic alliance on July 21,2000 with Chengdu Huayu Information Co. Ltd. to build a fiber optic network to connect cities in Sichuan Province.


                              DEYANG JOINT VENTURE

Big Sky Network established the Deyang Joint Venture on November 25, 2000 with Deyang Guangshi Network Development Ltd., the municipal network company, to provide high-speed Internet access via the cable television architecture in Deyang, in the Sichuan Province.


         TERMS OF THE COOPERATIVE JOINT VENTURE CONTRACT

Under the terms of the cooperative joint venture contract dated November 25, 2000, Big Sky Network and Deyang Guangshi Network Development Ltd. agreed to form a joint venture company, Deyang Guangshi Big Sky Ltd., under the Law of the People's Republic of China on Cooperative Joint Ventures using Chinese Foreign Investments. Deyang Guangshi Big Sky Ltd. is to be formed under Articles of Association for a term of twenty years , extendable upon an application to and approval by the State Administration of Industry and Commerce, Taxation Bureau and Customs. The capitalization of Sichuan Deyang Guangshi Big Sky Ltd. is $2,250,000. Deyang Guangshi Network Development Ltd. agreed to:

         - contribute the exclusive operating right of current cable television for certain frequencies during the duration of the joint venture in the Deyang and
         - obtain all regulatory approvals and licenses required to conduct the business of developing a world-class software and hardware platform to provide Internet-related business via the cable television network in Deyang.

Big Sky Network agreed to provide up to $4,500,000 in financing in the form of cash and equipment. Big Sky Network made an initial investment in the amount of $500,000 after. Deyang Guangshi Network Development Ltd.

receives governmental approval for the joint venture and a license was issued to Deyang Guangshi Big Sky Ltd. to conduct its business.

Under the terms of the cooperative joint venture contract, Deyang Guangshi Big Sky Ltd. is managed by a board of seven directors, of which Big Sky Network is entitled to appoint four during the first ten years of the term of the joint venture and three for the remainder of the term. Deyang Guangshi Network Development Ltd. is entitled to appoint three directors during the first ten years of the term of the joint venture and four for the remainder of the term. Deyang Guangshi Network Development Ltd. is entitled to appoint the chairman of the board and Big Sky Network is entitled to appoint the vice chairman. The day to day operations of the joint venture is managed by a general manager who is appointed by the board of directors.

Under the terms of the cooperative joint venture contract, profits from the joint venture are shared as follows:

         ----------------- ---------------------------- ------------------------
               Period         Deyang Guangshi Network    Big Sky Network Profit
                                Development Ltd.               Interest
                                 Profit Interest
         ----------------- ---------------------------- ------------------------
         Years 1 -5        20%                          80%
         ----------------- ---------------------------- ------------------------
         Years 5-10        40%                          60%
         ----------------- ---------------------------- ------------------------
         Years 10-15       50%                          50%
         ----------------- ---------------------------- ------------------------
         Years 15-20       60%                          40%
         ----------------- ---------------------------- ------------------------

Deyang Guangshi Network Development Ltd. is in the process of seeking approval for the joint venture arrangement.

                            MODEL JOINT VENTURE TERMS

The following summarizes the model upon which Big Sky Network intends to structure additional joint ventures throughout China:

         o Big Sky Network's Chinese joint venture partners will obtain all necessary Chinese governmental approvals, licences and permits. Big Sky Network's obligation to invest capital will be made conditional upon all such approvals, licences and permits being obtained and confirmed by our PRC legal counsel.

         o   Big Sky  Network's  Chinese  joint  venture  partners will hold the
             internet   operating   permits  and  conduct   the   Internet   and
             telecommunication related operations.

         o Big Sky Network will contribute the requisite management, technology and capital to upgrade and connect the joint venture customers to the cable television network infrastructure accessed by the Chinese joint venture partner.

         o Big Sky Network's joint ventures will install multi-user modems that will connect the personal computers of our customers to the cable television networks accessed by the Chinese joint venture partners who will, in turn, provide the joint venture customers with internet access via bandwidth leased from licensed Chinese backbone internet service providers.

         o Big Sky Network joint venture customers will pay a combined fee for internet access comprising an initial installation fee and a monthly maintenance fee that will be paid to Big Sky Network's joint venture, and a separate monthly subscription fee that will be paid to Big Sky Network's Chinese joint venture partners. Fees are anticipated to be collected by our joint venture partners by direct debit from customers bank accounts

         o   Big Sky Network joint ventures will have a term of 15 to 20 years.

         o Big Sky Network will provide Internet technology services to the joint venture and receive a profit interest. Equal to 60% of the distributable joint venture profits and maintain control of the boards of directors of the joint ventures for the first 5 years of the joint venture term. Big Sky Network's share of the distribut-able joint venture profits will drop to 50% in the sixth year and to 40% in the tenth year of the joint venture terms.

                         CHINESE GOVERNMENTAL APPROVALS


         SHEKOU JOINT VENTURE


China Broadband selected Shenzhen as the location of its first joint venture because the Shenzhen Special Economic Zone was established as China's first special economic zone in 1979 and the Shenzhen Government has foreign joint venture experience. Shenzhen China Merchants Big Sky Network Ltd. was formed as a joint venture between Big Sky Network and Shenzhen, China Merchants Shekou Industrial Zone Ltd., to provide high-speed Internet access in Shekou, Shenzhen, Guangdong Province. The Shekou Joint Venture was formed and the issuance of governmental approvals took place as follows:

         o Big Sky Network and its Chinese joint venture partner, Shenzhen, China Merchants Shekou Industrial Zone Ltd., signed a Joint Venture Contract and Articles of Association in September, 1999.

         o The Shenzhen Foreign Investment Bureau approved the Shekou Joint Venture in November, 1999.

         o The State Administration of Industry and Commerce issued a business licence to the Shekou Joint Venture in November, 1999.

         o The Guangdong Bureau of Administration of Telecommunications issued an internet operating permit to Big Sky Network's Chinese joint venture partner in February, 2000.

         o Jun He Law Office rendered an opinion in February, 2000 stating amongst other things that:

              o the Shekou Joint Venture Contract and Articles of Association are legal, valid, and binding obligations enforceable against each of Big Sky and its Chinese joint venture partner and are entitled to the protection of the laws of China;

              o the Shekou Joint Venture is a Chinese-foreign co-operative joint venture and has been duly organized and validly exists as a limited liability company; and

              o the Shekou Joint Venture has the corporate capacity and power and has received all governmental approvals and licenses necessary for conducting its internet business activities.

         o Based upon the receipt of such approvals, licences, permits and legal opinion, Big Sky Network contributed US$500,000 in capital to the Shekou Joint Venture in February, 2000 and an additional US$2,000,000 of capital in May, 2000, fulfilling all of its capital contribution obligations.

o                 Using  these  funds,   the  Shekou  Joint  Venture   completed
                  installation work and began offering broadband services in Shekou on June 30, 2000.


         CHENGDU JOINT VENTURE


Big Sky Network formed a second joint venture Sichuan Huayu Big Sky Network Ltd. with Chengdu Huayu Information Industry Co. Ltd., to provide high-speed Internet access in Chengdu, Sichuan Province. The Chengdu joint venture was formed and the issuance of governmental approvals took place as follows:

         o Big Sky Network and Chengdu Huayu Information Industry Co. Ltd. signed a Joint Venture Contract and Articles of Association in September, 2000.

         o The Chengdu Foreign Investment Bureau approved the Chengdu Joint Venture in October, 2000.

         o The State Administration of Industry and Commerce issued a business licence to the Chengdu Joint Venture in October, 2000.

         o   An  internet   operating   permit  was  issued  to  Chengdu   Huayu
             Information Industry Co. Ltd. in October, 2000.

         o Jun He Law Office rendered an opinion in October, 2000 stating amongst other things that:

              o the Chengdu Joint Venture Contract and Articles of Association are legal, valid, and binding obligations enforceable against each of Big Sky Network and Chengdu Huayu Information Industry Co. Ltd. and are entitled to the protection of the laws of China;

              o the Chengdu Joint Venture is a Chinese-foreign co-operative joint venture and has been duly organized and validly exists as a limited liability company; and

              o the Chengdu Joint Venture has the corporate capacity and power and has received all governmental approvals and licenses necessary for conducting its internet business activities.

         o Based upon the receipt of such approvals, licences, permits and legal opinion, Big Sky Network contributed US$500,000 in capital to the Chengdu Joint Venture in October, 2000 and we anticipate Big Sky Network will make an additional US$4,000,000 of capital in 2001 to fulfill its capital contribution obligations under the Chengdu joint venture contract.

         o Using these funds, the Chengdu joint venture completed installation work and began offering broadband services in Chengdu on October 25, 2000.

                             PROPOSED JOINT VENTURES

Big Sky signed letters of intent with four cable television stations in other parts of China to establish additional joint ventures that will be modeled upon the Shekou Joint Venture.


         ZHUHAI JOINT VENTURE

In May, 1999, Big Sky Network signed a letter of intent with a company that operates the Zhuhai Cable Television Station located in the Zhuhai Special Economic Zone approximately 20 minutes north of Macau. Zhuhai Cable Television Station has 100,000 cable television subscribers of which 10,000 have two-way transmission capability.

In addition, Zhuhai has approximately 2,000 business subscribers. Zhuhai Cable Television Station recently successfully tested the internet on its system with 50 users. A trial 3-day marketing of this service resulted in several hundred inquiries for internet access. Big Sky Network agreed to invest between $4.5 million and $5 million to fund the joint venture.


         GUANGZHOU JOINT VENTURE


In April, 1999, Big Sky Network signed a letter of intent with a company that operates the Guangzhou Cable Television Station.


         CIXI JOINT VENTURE

In January, 2000, Big Sky Network signed a letter of intent with a company that operates the Cixi Cable Television Station located in Cixi. The Cixi Cable Television Station has developed an integrated broadband information network servicing more than 220,000 users.


         DALIAN JOINT VENTURE

In March, 2000, Big Sky Network signed a letter of intent with a company that operates the Dalian Cable Television Station located in Dalian. The Dalian Cable Television Station has developed an integrated broadband information network.


                            TRANSACTIONS WITH SOFTNET

         Big Sky Network was formed for the purposes of deploying cable-based broadband services in the People's Republic of China. SoftNet acquired its interest in Big Sky Network under a common stock purchase agreement among SoftNet and Big Sky Network dated December 23, 1999, under which SoftNet purchased 10,000 shares of common stock of Big Sky Network for an aggregate purchase price of $500,000 and Big Sky Network granted SoftNet an option to acquire an additional 40,000 shares of common stock of Big Sky Network for $2,000,000. SoftNet subsequently exercised its option, which resulted in SoftNet holding an aggregate 50% interest (50,000 shares) in Big Sky Network.

         The proceeds of the sale were used for working capital to fund the Shekou joint venture, a joint venture to deploy Internet broadband services in the Shekou Industrial Area within the Special Economic Zone of Shenzhen, a city in Guangdong Province.

         In connection with the stock purchase agreement, the parties entered into an Investor's Rights Agreement dated December 23, 1999, granting certain rights to SoftNet related to the Big Sky Network shares and a Provision of Services Agreement dated December 23, 1999, under which SoftNet agreed to provide certain services to Big Sky Network in connection with the Shenzhen Joint Venture . SoftNet, Big Sky Network and certain founding shareholders of Big Sky Network had previously entered into a Right of First Refusal, Co-Sale and Voting Agreement dated December 23, 1999, under which SoftNet was granted certain first right of refusal to purchase such shareholders' shares in Big Sky Network, Co-sale Rights and Voting Rights related to the election of directors of Big Sky Network.

         On September 29, 2000, China Broadband acquired, indirectly through China Broadband (BVI), its wholly-owned subsidiary, 50,000 shares of common stock of Big Sky Network from SoftNet under the terms of a common stock purchase agreement dated September 29, 2000. Big Sky Network has 100,000 shares of common stock issued and outstanding, of which 50% (50,000 shares) were held by SoftNet and 50% (50,000 shares) were held by China Broadband (BVI). After the acquisition, China Broadband beneficially owns all of the issued and outstanding capital stock of Big Sky Network.

         Under the terms of the Common Stock Purchase Agreement, the Registrant paid SoftNet the following consideration for SoftNet's interest in Big Sky
Network:

         -   $2,500,000 in cash;

         - a promissory note in the principal amount of $1,700,000, due September 29, 2001, with interest payable at maturity at the rate of 8% per annum;

         -   forgiveness  of a debt, if any, owed by SoftNet to the  Registrant;
             and

         -   1,133,000 shares of the Registrant's common stock.

         Each of the Investor's Rights Agreement, the Provision of Services Agreement and the Right of First Refusal, Co-Sale and Voting Agreement were terminated in connection with the Registrant's purchase of SoftNet's interest in Big Sky Network. These agreements were terminated pursuant to the terms of a termination agreements dated September 29, 2000 among SoftNet, the Registrant, Big Sky Network and the founding shareholders of Big Sky Network. The directors of Big Sky Network appointed by SoftNet resigned on September 29, 2000.

                               SALES AND MARKETING

Exclusive Franchise - we seek to enter into exclusive franchises with municipally owned and operated cable television facilities in cities where competing Internet companies have not deployed. Provincial capital cities are our initial target but we do not restrict our marketing solely to such cities. We establish relationships with the municipal governments and the management of the local cable television stations. By offering the municipalities a competitive Internet service, we enhance their ability to attract foreign investment in local industry.

Residential - After installing equipment and tuning it for local conditions, our sales force concentrates on the multiple unit residential buildings in the area. Installation is readily available, as many buildings have cable lines already in place. We also provide free Internet access to schools in a target area. Students recognize the value of high speed, reliable service, which we expect will be used to persuade parents to subscribe. We have also partnered with securities dealers to market on-line trading capabilities to their clients.

Business - Our marketing programs target large businesses with import and export focus. It is our expectation that such businesses will welcome the competitive advantage of meeting customers and suppliers on-line.


                            RESEARCH AND DEVELOPMENT

We do not invest in proprietary technology or research and development. Instead, we intend to use technologies that are available from third-party vendors and the technologies developed by Big Sky Network's joint venture partners and affiliated entities.

Big Sky Network's joint ventures are expected to rely on the technologies and systems of major cable television stations in which such ventures intend to offer broadband services through. These cable television stations generally use technologies that are use modern standards comparable to most western cities. Big Sky Network's contribution to the joint ventures includes the acquisition and installation of routers, switches head-end equipment and modems that Big Sky Network plans to acquire from third-party providers. We do not anticipate that we will be required to conduct any material research and development to provide equipment or technologies required to convert cable television stations to Internet capable facilities are available.

Big Sky Network's implementation strategy for each joint venture includes providing an assessment of each facility, using contractors, employees and third-party providers to design required upgrades, supply technicians, install equipment and activate the Internet high-speed access service.

Big Sky Network does not depend on any one equipment supplier, although negotiations with suppliers may lead to exclusivity agreements if significant benefits accrue to the Company from entering into such agreements.


                                   COMPETITION

The size of the China market for Internet services attracts considerable attention from foreign companies seeking to expand the market for their goods and services. We believe our primary competitors are Chinese telecommunications companies, which currently provide dial-in Internet access.

A number of companies have announced their intention to provide Internet access through cable television stations. We believe the demand for broadband Internet service will increasingly attract foreign attention. As China gains acceptance into the World Trade Organization ("WTO"), it will liberalize its rules on foreign investment, ownership of telecommunications facilities and Internet access. China Broadband Corp. believes Big Sky Network can enter into joint ventures to capture a reasonable number of exclusive franchises before WTO takes effect. We are constrained by limited financial and human resources and cannot expect to dominate the Internet industry. However, we do expect that by capturing selected provincial capitals and other key cities, we will be well positioned to partner with other companies on competitive terms to grow the Chinese broadband Internet market profitably

Currently, the resident Chinese telecommunications companies have exclusive right to offer Internet service. New entrants such as Big Sky Network's joint ventures must secure license agreements with one or more of the authorized Internet access providers. Chinese telecommunications companies have a competitive advantage in terms of size, acceptance, customer base, marketing and sales force and license.

Relative to the Chinese telecommunications companies, China Broadband Corp. believes Big Sky Network's joint ventures can differentiate its services from typical dial-in Internet services because of its services offer advantages in speed of service and price.

China Broadband Corp. also believes that Big Sky Network's joint ventures are structured in a manner that has been approved by government regulators and is legal in China, which may create a competitive advantage over other companies seeking to provide broadband Internet service using other business structures.


                              INTELLECTUAL PROPERTY


         Our success is dependent upon our ability to protect our intellectual property rights. We rely principally on a combination of copyright, trademarks, trade secret and patent laws, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights. We have submitted a trademark application to register the name "China Broadband" with the United States Patent and Trademark Office.


         As part of our confidentiality and operating procedures, we generally enter into nondisclosure and confidentiality agreements with each of our key employees and consultants and limit access to and distribution of our core technology, documentation and other proprietary information. To protect ourselves against any loss of essential information held by key personnel, we have entered into provisions with our research and development employees with regard to ownership of technological developments.


         Policing the unauthorized use of our technology is difficult. We will use all viable and cost-permissive methods for defending and prosecuting any suspected violators of our technology.


                                    EMPLOYEES


         Most of our employees are employees of the joint ventures in China. Each joint venture engages local staff as required to manage its business, market the product, and install the Internet service. We maintain a small group of technical specialists contracted to the joint ventures to install, integrate and service major components, such as routers and head-end equipment. We plan to hire additional employees in sales, marketing, and administration over the next fiscal year and plan to hire additional management and service employees on an as-needed basis. If the need arises for additional technical employees and we are unable to hire qualified employees in a timely manner, we may outsource projects to third-parties such as Cisco Systems or Nortel Network.


         Our subsidiary, Big Sky Network, employs a total of 11 employees in general, administrative and marketing functions on a full-time basis. We anticipate that Big Sky Network will hire additional employees in sales, marketing, and administration and additional research and development employees on an as-needed basis over the next fiscal year.


                                   FACILITIES


         Our principal Corporate administrative and marketing facilities are located in Calgary, Alberta, and consist of approximately 4000 square feet of office space held under a lease that expires in five years subject to certain early termination provisions after one year. Our head office address is 2080, 440 -2 Avenue SW., Calgary, Alberta, Canada, T2P 5E9.


         Our subsidiary, Big Sky Network, has offices located at Room 808, Zhaoshang Building, Shaoshang Road, 518067 Shekou, Shenzhen, Guangdong, China, and Zongnan Residential Area, Tai D4, Shenglong Street, Consulate Road, Chengdu, Sichuan 610041 Chengdu, Sichuan Province, China.


                                LEGAL PROCEEDINGS


         We are not currently party to any pending legal proceedings.

                                   MANAGEMENT


                        EXECUTIVE OFFICERS AND DIRECTORS


         The following table sets forth information, as of November 30, 2000, regarding the executive officers and directors of the Corporation:

NAME                  AGE                    POSITION
------------------ ----------- -------------------------------------------------
Matthew Heysel        44       Chairman of the Board, Chief Executive Officer
                               since April 14, 2000
------------------ ----------- -------------------------------------------------
Daming Yang           43       Director and President since April 14, 2000
------------------ ----------- -------------------------------------------------
Tom Milne             54       Director and Chief Financial Officer since April
                               14, 2000
------------------ ----------- -------------------------------------------------


MATTHEW HEYSEL - CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER:

Mr. Matthew Heysel is forty-four years old and serves as Chairman of the Board of Directors and Chief Executive Officer of China Broadband Corp. from April 14, 2000 to the present. He also serves as the chairman of Big Sky Network Canada Ltd, (a subsidiary of China Broadband Corp.) and has held that position since May of 1999. Previously, he served as Vice President of Corporate Finance of Yorkton Securities, a Canadian independent securities firm, where he was responsible for corporate finance in the oil and gas sector from April 1997 through April 1999. From October 1999 to the present, Mr. Heysel has also served President and a director of New Energy West Corp., a junior oil and gas exploration company.

DAMING YANG - DIRECTOR AND PRESIDENT:

Mr. Daming Yang is forty-three years old and has served on our Board of Directors and as our President since April 14, 2000. He has also served as the President and a member of the board of directors of Big Sky Network Canada Ltd., our subsidiary, since May of 1999. From 1993 through 1999, Mr. Yang served as Vice President and then President of Tongli Energy Technical Service Co. Ltd., an importer of high-technology equipment to China.

TOM MILNE - DIRECTOR AND CHIEF FINANCIAL OFFICER:

Mr. Tom Milne is fifty-four years old and has served on our Board of Directors, and as Vice President of Finance, and as Chief Financial Officer since April 14, 2000. He also has served as the Chief Financial Officer of Big Sky Network Canada Ltd, our subsidiary, since May of 1999. From 1985 through 1997, Mr. Milne was Vice President and Treasurer of NOVA Corporation, and director of Nova Finance International. He was the Vice President, Finance and Chief Financial Officer of Arakis Energy (now Talisman Energy Corp.) from September, 1997 to October, 1998, an oil and gas company traded on the NASDAQ. Since March 1998, Mr. Milne has served as Chief Executive Officer of Precise Details, Inc., a consulting, investment management real estate and automotive services company. Mr. Milne currently serves on the board of directors of Caspian Oil Tools Limited, Longview Petroleum Limited and Synenco Energy Limited. Mr. Milne is also a director of The Alberta Performing Arts Stabilization Fund and the Pension and Investment Committee of the University of Calgary Pension and Endowment Funds.

                                BOARD COMMITTEES


         On November 1, 2000, our board of directors established an audit committee and a compensation committee. As additional directors are added to the Board, non-executive directors will assume responsibility for audit and compensation committees.

         AUDIT COMMITTEE. The audit committee of the board of directors reviews our internal accounting procedures and consults with and reviews the services provided by our independent auditors. Messrs. Heysel, Yang and Milne are members of this committee.


         COMPENSATION COMMITTEE. The compensation committee of the board of directors reviews and recommends to the board of directors the compensation and benefits of all our executive officers and establishes and reviews general policies relating to compensation and benefits of our employees. Messrs. Heysel and Milne are members of this committee. Except as described in "Related Party Transactions," no interlocking relationships exist between our board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

         In the past, our board of directors has negotiated all executive salaries on behalf of China Broadband. Our Board of Directors believes that the use of direct stock awards is at times appropriate for employees, and in the future intends to use direct stock awards to reward outstanding service or to attract and retain individuals with exceptional talent and credentials. The use of stock options and other awards is intended to strengthen the alignment of interests of executive officers and other key employees with those of our stockholders. See "Stock Option Plan."


                              DIRECTOR COMPENSATION


         We do not currently pay any cash compensation to directors for serving on our board, but we do reimburse directors for out-of-pocket expenses for attending board and committee meetings. We do not provide additional compensation for committee participation or special assignments of the board of directors.


                             EXECUTIVE COMPENSATION


         The following table sets forth the compensation paid to our chief executive officer and two other most highly compensated executive officer for the years indicated. No other executive officer of China Broadband earned a salary and bonus for such fiscal year in excess of $100,000.


                                            SUMMARY COMPENSATION TABLE

                                ANNUAL COMPENSATION                    LONG TERM COMPENSATION
                      --------------------------------------------------------------------------------
                                                                         AWARDS             PAYOUTS
                                                               ---------------------------------------
                                                                              RESTRICTED
                                                                SECURITIES     SHARES OR
                       FISCAL                       OTHER          UNDER      RESTRICTED     LTIP
 NAME AND PRINCIPAL     YEAR     SALARY     BONUS   ANNUAL     OPTIONS/SARS   SHARE UNITS  PAYOUTS     ALL OTHER
      POSITION        ENDED(1)   (US$)      (US$)   COMPEN-      GRANTED(#)      (US$)       (US$)    COMPENSATION
                                                    SATION
                                                     (US$)
-------------------------------------------------------------------------------------------------------------------
Matthew Heysel          2000    90,000(2)     0         0         550,000         0-           0           0
                        1999(3)    nil

Daming Yang             2000    45,000(2)     0         0         550,000         0            0           0
                        1999(3)    nil

Tom Milne               2000    60,000(2)     0         0         250,000         0            0           0
                        1999(3)    nil

James Charuk            2000(4)    nil(4)                                                      -           -
                        1999       nil(5)

(1)      December 31
(2)      Estimated salary for the year ending December 31, 2000.
(3) Mr. Heysel, Mr. Yang and Mr. Milne were not employed by the Registrant in 1999. No compensation was paid to officers and directors during the year ended December 31, 1999.
(4) Mr. Charuk served as the President and a director of ICI from June 22, 1998 through March 1, 2000. No compensation was paid to any officer or director of China Broadband during this period.
(5) No compensation was paid to any officer or director of China Broadband during this period.

                       EMPLOYMENT AND CONSULTING CONTACTS

         We, through our subsidiaries, have entered into consulting agreements with key individuals, who perform services for the Company as specified in the agreements. We use a standard form of consulting agreement, which define term of the agreement, services to be performed, compensation and benefits, confidentiality and individual specific benefits based on the requirements of the position. We have entered into consulting agreements with MH Financial Management, for the services of Matthew Heysel, Daming Yang and Precise Details Inc., for the services of Thomas Milne.

         We, through our subsidiaries,  have also entered into employment and/or
consulting   agreements  with  the  following  officers  and  directors  of  our subsidiaries.


                                  OPTION GRANTS


         We did not grant any stock options to our chief executive officer or other most highly compensated executive officers during the fiscal year ended December 31, 1999.


         On April 14, 2000, China Broadband Corp. granted options to certain officers, directors and consultants exercisable to acquire a total of 4,175,000 shares at $1.00 per share. The Corporation cancelled 50,000 options and issued 50,000 warrants with identical terms and conditions. On November 1, 2000, China Broadband Corp. granted options to certain officers, directors and employees exercisable to acquire a total of 650,000 common shares at $7.50 per share.


         The following table sets forth information regarding stock option grants. The potential realizable value is calculated based on the assumption that the common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiry of the term of the option. These numbers are calculated based on SEC requirements and do not reflect our projection or estimate of future stock price growth. Potential realizable values are computed by:

         o multiplying the number of shares of common stock subject to a given option by the exercise price;

         o   assuming  that  the   aggregate   stock  value  derived  from  that
             calculation compounds at the annual 5% or 10% rate shown in the table for the entire term of the option; and

         o   subtracting from that result the aggregate option exercise price.


                                  OPTION GRANTS

INDIVIDUAL GRANTS                                                                     POTENTIAL REALIZED
                                                                                   VALUE AT ASSUMED ANNUAL
                                                                                     RATES OF STOCK PRICE
                                                                                   APPRECIATION FOR OPTION
                                                                                             TERM
---------------------------------------------------------------------------------- -------------------------
          (A)                 (B)           (C)           (D)            (E)           (F)          (G)
         NAME              NUMBER OF     % OF TOTAL     EXERCISE     EXPIRATION      5% ($)       10% ($)
                          SECURITIES      OPTIONS       OR BASE         DATE
                          UNDERLYING     GRANTED TO      PRICE
                            OPTIONS      EMPLOYEES     ($/SH)(2)
                          GRANTED (#)    IN FISCAL
                                          YEAR(1)
------------------------ -------------- ------------- ------------- -------------- ------------ ------------
Matthew Heysel              500,000           10.47%         $1.00      4/14/2005      107,753      305,255
                             50,000            1.05%         $7.50     10/17/2003      103,605      228,941

Daming Yang                 500,000           10.47%         $1.00      4/14/2005      107,753      305,255
                             50,000            1.05%         $7.50     10/17/2003      103,605      228,941

Tom Milne                   100,000            2.09%         $1.00      4/14/2005       21,550       61,051
                            150,000            3.14%         $7.50     10/17/2003      310,817      686,823


(1)      Based on options exercisable to acquire a total 4,775,000 shares to officers, directors, employees and consultants.
(2)      The exercise price per shares was equal to the fair market value of the common stock on the date of grant as determined by the Board of Directors.


                                OPTION EXERCISES

         None of the Named Executive Officers have exercised options to purchase shares of our common stock as of November 30, 2000.

                                 ADVISORY BOARD
On April 14, 2000, we created an advisory board to advise our Board of Directors on matters related to our business and operations. Set forth below are the members of our Advisory Board.

----------------------     -------------------------------------------
ADVISORY BOARD MEMBER               DATE OF APPOINTMENT
----------------------     -------------------------------------------
Ian Aaron                  Advisory Board Member since April 14, 2000
----------------------     -------------------------------------------
Danai Suksira              Advisory Board Member since April 14, 2000
----------------------     -------------------------------------------
Bernard Poznanski          Advisory Board Member since April 14, 2000
----------------------     -------------------------------------------
Richard Hurwitz            Advisory Board Member since June 30,2000
----------------------     -------------------------------------------
James Pasieka              Advisory Board Member since October 26,2000
----------------------     -------------------------------------------


IAN AARON - ADVISORY BOARD MEMBER:

Ian Aaron has served on the Advisory Committee to the Chairman from May 2000 to the present. Mr. Aaron served as a President, after serving as Vice President and Chief Information Officer, and director of SoftNet Systems, Inc. Mr. Aaron served as President of Communications Direct, Inc., and Director of Marketing at Fujitsu/GTE Business Communications. Mr. Aaron is Chief Executive Officer and a director of Big Sky Network Canada Ltd.

BERNARD POZNANSKI - ADVISORY BOARD MEMBER:

Bernard Poznanski has served on the Advisory Committee to the Chairman from May 2000 to the present. Mr. Poznanski is a founding partner and head of the securities group of the business law firm Koffman Kalef.


RICHARD HURWITZ - ADVISORY BOARD MEMBER:

Richard Hurwitz currently is a partner at Bancorp Services, LLC in St. Louis Mo. Is past Chief Executive Officer of Benefit Finance Securities and former Managing Director, Europe and Senior Vice President of Bridge Information Systems (UK)


JAMES PASIEKA - ADVISORY BOARD MEMBER:

Jim Pasieka currently serves as Vice President, Corporate Development of Cavendish Investing Ltd. A private investment company. He has 20 years experience practicing and teaching corporate and commercial law.


DANAI SUKSIRA - ADVISORY BOARD MEMBER:

Danai Suksiri has served on the Advisory Committee to the Chairman from May 2000 to the present. Mr. Suksira is currently the Market Development Manager, Broadband Networks, Cisco Systems. He was formerly a Development Engineer at Unisys Corp. and Manufacturing Engineer with Rolm-IBM.



                                STOCK OPTION PLAN


         Our board of directors approved the creation of the 2000 Stock Option Plan. Under the plan, the board of directors may grant incentive and non-qualified options to acquire up to a total of 8,000,000 common shares to our directors, officers, employees and consultants. To date, our board has granted options exercisable to acquire 4,775,000 common shares.


         The plan is intended to retain the services of our valued key employees and consultants and others that the plan administrator may select to:

         o encourage our employees and consultants to acquire a greater proprietary interest in China Broadband;

         o   serve as an aid and inducement in the hiring of new employees; and

         o provide an equity incentive to consultants and others selected by the Board of Directors and the plan administrator.


         The primary difference between "incentive stock options" and non-qualified options is the tax treatment of the option holder. If a holder complies with Internal Revenue Service rules regarding incentive stock options, a holder of an incentive stock can defer recognition of income for tax purposes until the shares underlying the options are sold. A holder of a non-qualified option generally recognizes income on the date of exercise. Incentive stock options may be granted to any individual who, at the time the option is granted, is an employee of China Broadband or any related corporation. Non-qualified stock options may be granted to employees and to others at the discretion of the plan administrator. The plan administrator fixes the exercise price for options in the exercise of its sole discretion, except that the exercise price for an incentive stock option must be at least the fair market value per share of the common stock at the date of grant (as determined by the plan administrator in good faith), or in the case of greater-than ten percent shareholders, at least one hundred ten percent of the fair market value per share. The exercise price may be paid in cash or, with the approval of the plan administrator, by other means, including withholding of option shares or delivery of previously held shares. Options granted under the plan vest over a three-year period, with one-third becoming exercisable at the end of each of the three years following the date of grant. The plan administrator may accelerate the vesting of options in its sole discretion.


         Options are non-transferable except by will or the laws of descent and distribution or subject to a qualified domestic relations order. With some exceptions, vested but unexercised options terminate upon the earlier of:

         o the expiration of the option term specified by the plan administrator at the date of grant (generally 10 years; or, with respect to incentive stock options granted to greater-than ten percent shareholders, a maximum of five years);

         o the expiration of 30 days from the date of an employee optionee's termination of employment with us or any related corporation "for cause" as defined in the plan;

         o the expiration of 90 days from the date of an employee optionee's termination of employment with us or any related corporation for any reason whatsoever other than for cause, death or disability (unless, in the case of non-qualified stock options, extended by the plan administrator); or

         o the expiration of one year from the date of death or disability (as defined in the plan) of the optionee.


         If an employee optionee's employment is terminated by death, any option held by the optionee is exercisable only by the person or persons to whom such optionee's rights under the option pass by the optionee's will or by the laws of descent and distribution of the state or county of the employee optionee's domicile at the time of death. Unless accelerated in accordance with the plan, unvested options terminate immediately upon termination of employment of the optionee by us for any reason, including death or disability, and upon a change of relationship between the optionee and us, such as from employee to consultant. The plan administrator may amend or modify the plan, except that no amendment with respect to an outstanding option may be made over the objection of the holder of the option (other than those provisions triggering acceleration of vesting of outstanding options).


                INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS


         Our articles of incorporation provide that we shall have the right to indemnify any person for any liability or expenses incurred by that person by reason of the fact that he was a director, officer, employee or agent and has the right to advance or pay the expenses of directors and officers in defending civil or criminal suit or proceeding to the full extent provided by the General Corporation Law of Nevada.


         Our bylaws provide that to the fullest extent permitted by law we may indemnify our directors, officers and others who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding.


         We maintain director and officer liability insurance in the amount of $10,000,000.


                           RELATED PARTY TRANSACTIONS


         On April 14, 2000, we entered into an exchange agreement with the shareholders of China Broadband (BVI), including certain officers and members of our board of directors. In exchange, we issued 13,500,000 shares of common stock to the shareholders of China Broadband (BVI). Under the terms of the exchange agreement, Brent Shaw, Michael Kang and James Charuk resigned as members of our Board of Directors and Matthew Heysel, Daming Yang and Tom Milne were appointed as the members of our Board of Directors.

         On April 14, 2000, China Broadband Corp. granted options to officers, directors and consultants to China Broadband Corp. exercisable to acquire a total of 4,175,000 shares at $1.00 per share. These options were fully vested and expire on April 14, 2005.

         In May 2000, China Broadband issued 500,000 shares at $0.20 per share; 1,530,000 shares at $1.00 per share and 1,301,667 shares at $7.50 per share for gross proceeds of $11,392,503. We are registering for resale the shares of our common stock acquired by the following selling shareholders pursuant to the purchase agreement.

         On November 1,2000, China Broadband Corp. granted options to officers, directors and employees exerciseable to acquire 650,000 common shares at $7.50 per common share. These options are fully vested and expire on November 1, 2003.

         We have entered into consulting agreements with Matthew Heysel, Daming Yang and Tom Milne. See "Employment and Consulting Agreements."




                             PRINCIPAL SHAREHOLDERS


         The following table sets forth information concerning the beneficial ownership of our outstanding common stock as of November 30, 2000 for:

         o   each of our directors and executive officers individually;

         o each person or group that we know owns beneficially more than 5% of our common stock; and

         o   all directors and executive officers as a group.


         Rule 13d-3 under the Securities Exchange Act defines the term, "beneficial ownership." Under this rule, the term includes shares over which the indicated beneficial owner exercises voting and/or investment power. The rules also deem common stock subject to options currently exercisable, or exercisable within 60 days, to be outstanding for purposes of computing the percentage ownership of the person holding the options but do not deem such stock to be outstanding for purposes of computing the percentage ownership of any other person. The applicable percentage of ownership for each shareholder is based on 19,474,517 shares of common stock outstanding as of September 30, 2000, together with applicable options for that shareholder. Except as otherwise indicated, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power over the number of shares listed opposite their names.


                                                                                     PERCENT OF
                                                                                 SHARES OUTSTANDING(1)
                                                                                 ------------------
   NAME AND ADDRESS                                 NUMBER OF SHARES            BEFORE          AFTER
   OF BENEFICIAL OWNER                             BENEFICIALLY OWNED          OFFERING       OFFERING
  --------------------                             ------------------          --------       --------

         OFFICERS AND DIRECTORS
  Matthew Heysel, Director, CEO
  2080, 440-2 Avenue SW                               2,473,750(2)               12.45%         12.45%
  Calgary, Alberta  T2P 5E9

  Daming Yang, Director and President
  2080, 440-2 Avenue SW                               2,473,750(3)               12.45%         12.45%
  Calgary, Alberta  T2P 5E9

  Tom Milne
  2080, 440-2 Avenue SW                                 260,200                   1.34%          1.34%
  Calgary, Alberta  T2P 5E9

    Officers and Directors as a Group                 5,207,700(7)               26.74%         26.74%


                                      -51-



                                                                                     PERCENT OF
                                                                                 SHARES OUTSTANDING(1)
                                                                                 ------------------
   NAME AND ADDRESS                                 NUMBER OF SHARES            BEFORE          AFTER
   OF BENEFICIAL OWNER                             BENEFICIALLY OWNED          OFFERING       OFFERING
  --------------------                             ------------------          --------       --------

         5% SHAREHOLDERS
  Wei Yang
  Room 837, China Merchant Building                   2,423,750(5)               12.13%         12.13%
  Shenzhen, Guong Dong
  China 518067

  Kai Yang
  1404 Building A Huriyan Apart.                      2,023,750(6)               10.34%         10.34%
  Asia Game Village
  Beijing
  China  100101



(1) Based on 19,474,517 issued and outstanding shares of common stock at November 30, 2000.
(2) Includes 1,923,750 shares of common stock and options exercisable within 60 days of November 30, 2000 to acquire 550,000 shares of common stock.
(3) Includes 1,923,750 shares of common stock and options exercisable within 60 days of November 30, 2000 to acquire 550,000 shares of common stock.
(4) Includes 10,200 shares of common stock and options exercisable within 60 days of November 30, 2000 to acquire 250,000 shares of common stock.
(5) Includes 1,923,750 shares of common stock and options exercisable within 60 days of November 30, 2000 to acquire 500,000 shares of common stock.
(6) Includes 1,923,750 shares of common stock and options exercisable within 60 days of November 30, 2000 to acquire 100,000 shares of common stock.
(7) Includes 1,350,000 shares of common stock acquirable upon exercise of options within 60 days of November 30, 2000.


                                    TAXATION

The following discussion describes the material United States federal income tax consequences of the ownership of common shares of China Broadband Corp. by an investor that purchases and holds them as capital assets.

The discussion does not address any aspects of United States taxation other than federal income taxation. Prospective investors are urged to consult their tax advisors regarding the United States federal, state and local tax consequences of the purchase, holding or disposal of common shares.



         UNITED STATES FEDERAL INCOME TAXATION OF UNITED STATES HOLDERS


         The discussion below is based on the Internal Revenue Code of 1986, as amended, its legislative history, Treasury Regulations and published judicial and administrative interpretations, all as in effect on the date hereof and all of which are subject to change, possibly retroactively. The tax treatment of a holder of common shares may vary depending upon the holder's particular situation. This discussion does not address all of the tax consequences relating to the ownership of the common shares, and does not take into account holders subject to special rules including, but not limited to, dealers in securities or currencies, financial institutions, tax-exempt entities, banks, life insurance companies, traders in securities that elect to mark-to-market their securities, persons that hold common shares as a part of a straddle or a hedging, or conversion transaction, persons liable for the alternative minimum tax, persons that actually or constructively own 10% or more of our voting stock, or persons whose "functional currency" is not the U.S. dollar. In addition, the following discussion is limited to United States holders who will hold the common shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended.

         A United States holder is a holder of common shares that is an individual who is a citizen or resident of the United States, a partnership, corporation or other entity organized in or under the laws of the United States or any political subdivision thereof (unless, in the case of a partnership, Treasury Regulations otherwise provide), an estate that is subject to United States federal income taxation without regard to the source of its income or a trust subject to the primary supervision of a United States court and the control of one or more United States persons.

         The discussion below does not address the effect of any state or local tax law on a holder of the common shares.

DISTRIBUTIONS

         The gross amount of a distribution (including a deemed or constructive distribution) with respect to the common shares will be treated as a dividend taxable as ordinary income on the date of receipt, to the extent of our current or accumulated earnings and profits as determined for United States federal income tax purposes. Distributions, if any, in excess of these current and accumulated earnings and profits will first constitute a non-taxable return of capital to the extent thereof, and then a capital gain realized on the disposition of the common shares. The portion of any distribution treated as a non-taxable return of capital will reduce a holder's tax basis in the common shares. Corporate United States holders will be eligible for the dividends received deduction allowed for distributions to domestic corporations, multiplied by the relevant percentage based on their percentage shareholding.

         If a distribution is paid with respect to the common shares in any currency other than U.S. dollars, the amount of the distribution will be translated into U.S. dollars at the spot rate on the date the distributions are paid or deemed paid to a United States holder, regardless of whether the distributions are in fact converted on that date. Any subsequent gain or loss in respect of that non-US currency arising from exchange rate fluctuations will be ordinary income or loss.

CAPITAL GAINS AND LOSSES

         A United States holder will generally recognize gain or loss on the sale or other disposition of common shares in an amount equal to the difference between the amount realized on the sale or other disposition and the holder's adjusted tax basis in the common shares. This will result in a long-term or short-term capital gain or loss, depending on whether the common shares have been held for more than one year. The deductibility of capital losses may be subject to limitation.


         CHINESE TAXATION


         The following is a summary of income taxes, including withholding provisions, to which the China Broadband companies are subject under existing Chinese laws and regulations. The summary is subject to changes in Chinese law, including changes that could have retroactive effect, and does not purport to be a complete technical analysis or an examination of all potential tax effects under Chinese laws and regulations. The China Broadband group is currently looking at ways to restructure the tax affairs so as to minimise the foreign taxes payable.

         Income attributable to a permanent establishment of a foreign corporation from sources in China is subject to tax at a general rate of 33%. Certain operations may qualify for a reduction in Chinese taxes under certain regional tax incentives. No branch profits tax is levied. According to the State Tax Bureau notice, a foreign enterprise without a permanent establishment in China receiving a profit allocation from a Chinese-foreign cooperative joint venture will temporarily not be subject to withholding tax of 20% on the payment. In terms of the Chinese-foreign joint venture agreements, the joint ventures have a limited period of existence. On the termination of the joint ventures, China Broadband will receive proceeds on liquidation. These will be treated as dividend distributions for Chinese tax purposes. Dividends received by a U.S. resident company or a passive foreign holding company controlled by U.S. shareholders will be subject to U.S. taxation, upon receipt of the dividend. Subject to certain limitations, a tax credit for the underlying Chinese taxes paid is available for set-off against the U.S taxes.

                          DESCRIPTION OF CAPITAL STOCK


         We are authorized to issue 50,000,000 shares of common stock, $0.001 par value per share. The following is only a summary of provisions of the common stock. It is not complete and may not contain all the information you should consider before investing in the common stock. You should carefully read our articles of incorporation and bylaws, which are included as an exhibit to the registration statement containing this prospectus.


                                  COMMON STOCK


         As of November 1, 2000, we were authorized to issue 50,000,000 shares of common stock, of which 19,474,517 shares were issued and outstanding held of record by 177 shareholders. This public offering consists solely of shares of common stock being resold by selling shareholders. Therefore, this offering will not affect the total number of shares of common stock issued and outstanding.


         Holders of shares of common stock are entitled to one vote per share on all matters to be voted on by the shareholders. The holders of shares of common stock are entitled to receive any dividends the board of directors declares out of funds legally available for the payment of dividends. Upon the liquidation, dissolution or winding up of China Broadband, the holders of shares of common stock are entitled to share all of our assets remaining after payment of liabilities. All outstanding shares of common stock are fully paid and nonassessable.


         MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK AND RELATED
                              STOCKHOLDER MATERIALS


                                           HIGH BID          LOW BID
                                           --------          -------
  September 25 through                      $10.00            $7.50
  September 30, 2000
  October 1, 2000 through                   $7.50             $4.19
  November 30, 2000


     Source of trading information: Bloomberg.


     Quotations  commenced  on  the  NASD  Over-the-Counter  Bulletin  Board  on
     September 25, 2000. These over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.


         The price of our common stock on the NASD OTCBB on December 1, 2000 was $7.1875.


         We have never paid dividends on our common shares. We do not anticipate paying any dividends in the foreseeable future.


         ANTI-TAKEOVER EFFECTS OF CHARTER AND BYLAWS PROVISIONS AND THE NEVADA BUSINESS CORPORATION ACT

         Nevada law provides that any agreement providing for the merger, consolidation or sale of all or substantially all of the assets of a corporation be approved by the owners of at least the majority of the outstanding shares of that corporation, unless a different vote is provided for in our articles of incorporation. Our articles of incorporation do not provide for a super-majority voting requirement in order to approve any such transactions. Nevada law also gives appraisal rights for some mergers, plans of reorganization, or exchanges or sales of all or substantially all of the assets of a corporation. Under Nevada law, a shareholder does not have the right to dissent with respect to:

         o   a sale of assets or reorganization, or

         o any plan of merger or any plan of exchange, if the shares held by the shareholder are part of a class of shares which are listed on a national securities exchange or the Nasdaq National Market Systems, or are held of record by note less than 2,000 shareholders, and the shareholder is not required to accept for his shares any consideration other than shares of a corporation that, immediately after the effective time of the merger or exchange, will be part of a class of shares which are listed on a national securities exchange or the Nasdaq National Market System, or are held of record by not less than 2,000 holders.


         The Nevada Private Corporation Law also has three provisions designed to deter take-over attempts:


         Control Share Acquisition Program. Under Nevada law, when a person has acquired or offers to acquire one-fifth, one-third or a majority of the stock of a corporation, a shareholders meeting must be held after delivery of an "offerors" statement, at the offerors expense, so that the shareholders of the corporation can vote on whether the shares proposed to be acquired can exercise voting rights. Except as otherwise provided in a corporation's article of incorporation, the approval of the majority of the outstanding stock not held by the offerors is required so that the stock held by the offerors will have voting rights. The control share acquisition provisions are applicable to any acquisition of a controlling interest, unless the articles of incorporation or by-laws of a corporation in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provides that the control share acquisition provisions do not apply. We have not elected out of the control share acquisition provisions of Nevada law.


         Combination Moratorium Provision. Nevada law provides that a corporation may not engage in any "combinations," which is broadly defined to include mergers, sales and leases of assets, issuances of securities and similar transactions with an "interested stockholder," which is defined as the beneficial owner of 10% or more of the voting power of the corporation, and affiliates of their associates for three years after an interested shareholder's date of acquiring the shares, unless the combination or the purchase of the shares by the interested shareholder is first approved by the board of directors. After the initial three-year period, any combination must still be approved by a majority of the voting power not beneficially owned by the interested shareholder or the interested shareholders affiliates or associates, unless the aggregate amount of cash and the market value of the consideration other than cash that could be received by shareholders as a result of the combination is at least equal to the highest of the highest bid per share of each class or series of shares, including the common shares, on the date of the announcement of the combination or on the date the interested shareholder acquired the shares, or for holders of preferred stock, the highest liquidation value of the preferred stock.


         Other Provisions. Under Nevada law, the selection of a period for achieving corporate goals is the responsibility of the directors. In addition, the directors and officers, in exercising their respective powers with a view to the interest of the corporation may consider the interest of the corporation's employees, suppliers, credits and customers, the economy of the state and the nation, the interest of the economy and of society and the long-term, as well as short-term, interests of the corporation and its shareholders, including the possibility that those interest may be best served by the continued independence of the corporation. The directors may also resist any change or potential change of control of the corporation if the directors, by majority vote of a quorum, determine that a change or potential change is opposed to or not in the best interest of the corporation "upon consideration of the interest of the corporation's shareholders," or for one of the other reasons described above. The directors may also take action to protect the interests of the corporation's shareholders.


                          TRANSFER AGENT AND REGISTRAR


         The transfer agent for our shares of common stock is:

                  Interwest Transfer Co., Inc.
                  1981 East 4800 So., Suite 100
                  Salt Lake City, UT. 84117
                  Phone (801) 272-9294
                  Fax (801) 277-3147

         Our registered agent is:

                  Michael J. Morrison
                  1495 Ridgeview Drive
                  Reno, Nevada  89509
                  Phone (775) 827-6300

                         SHARES ELIGIBLE FOR FUTURE SALE

         There are 19,474,517 shares of our common stock outstanding as of November 30, 2000, of which 1,509,850 are freely tradable. Subject to the registration statement being declared and remaining effective, 6,706,667 issued and outstanding shares and 200,790 shares acquirable upon the exercise of warrants, all of which are offered for resale under this prospectus will be immediately tradable without restriction or further registration under the Securities Act.

         We cannot predict as to the effect, if any, that sales of shares of common stock by the selling shareholders, or even the availability of such shares for sale, will have on the market prices of our common stock from time to time. The possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for our common stock and could impair our ability to raise capital through the sale of our equity securities.

         Subject to the provisions of Rule 144, 10,125,000 additional shares of our common stock will be available for sale in the public markets on April 14, 2001; an additional 1,133,000 shares of our common stock will be available for sale in the public markets on September 29, 2001

         In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

         o 1% of the number of shares of common stock then outstanding, which equals approximately 19,474 shares as of November 30, 2000; or

         o the average weekly trading volume of the common stock on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

         Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

         Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted, "144(k) shares" may be sold immediately.

         As of November 30, 2000, options to purchase 4,775,000 shares of common stock were issued and outstanding under our 2000 Stock Option Plan. We intend to file a registration statement on Form S-8 to register all of the shares of common stock reserved for issuance under our 2000 Stock Option Plan (including shares subject to outstanding options). Accordingly, shares registered under such registration statement are, subject to vesting provisions and Rule 144 volume limitations applicable to our affiliates, available for sale in the open market.


                              PLAN OF DISTRIBUTION


         We are registering the shares on behalf of the selling shareholders. When we refer to selling shareholders, we intend to include donees and pledgees selling shares received from a named selling shareholder after the date of this prospectus. All costs, expenses and fees in connection with the registration of the shares offered under this registration statement will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholders. Sales of shares may be effected by selling shareholders from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.


         The selling shareholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling shareholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify each selling shareholder against some liabilities arising under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against some liabilities arising under the Securities Act.

         Because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

         Selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

         Upon being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, under Rule 424(b) of the Act, disclosing

         o the name of each selling shareholder and of the participating broker-dealer(s),

         o   the number of shares involved,

         o   the price at which the shares were sold,

         o the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable,

         o that the broker-dealer(s) did not conduct any investigation to verify information set out or incorporated by reference in this prospectus; and

         o   other facts material to the transaction.


         In addition, upon being notified by a selling shareholder that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus.

                                  LEGAL MATTERS

         Michael J. Morrison, Chartered, has acted as special counsel on matters of Nevada law with respect to the legality of the shares offered by this prospectus.


                                     EXPERTS

         The consolidated financial statements of China Broadband Corp. and the financial statements of Big Sky Network Canada Ltd. included in this prospectus and in the registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (which contain an explanatory paragraph regarding our ability to continue as a going concern), herein and elsewhere in the registration statement, and is included in reliance upon such reports of such firm given upon the authority as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form S-1 covering the shares being sold in this offering. We have not included in this prospectus some information contained in the registration statement, and you should refer to the registration statement, including exhibits and schedules filed with the registration statement, for further information. You may review a copy of the registration statement from the public reference section of the Securities and Exchange Commission in Room 1024, Judiciary Plaza, 450 5th Street, N.W., Washington, D.C. 20549; and at the SEC's Regional Office located at: 7 World Trade Center, Suite 1300, New York, New York 10048 and 1400 Citicorp Center, 500 West Madison Street, Chicago, IL 60661. You may also obtain copies of such materials at prescribed rates from the public reference section at the Commission, Room 1024, Judiciary Plaza, 450 5th Street, N.W., Washington, D.C. 20549. In addition, the Securities and Exchange Commission maintains a Web site on the Internet at the address http://www.sec.gov that contains reports, proxy information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.


                          INDEX TO FINANCIAL STATEMENTS


                                                                         PAGE

Consolidated Financial Statements of China Broadband Corp. for           F-1
the period from February 1, 2000 (inception) to September 30,
2000...........................................................

     Report of Independent Auditors'...........................          F-2

     Consolidated Balance Sheet  as of September 30, 2000......          F-3

     Consolidated Statement of Operations for the period                 F-4
         ended September 30, 2000..............................

     Consolidated Statement of Stockholders' Equity for                  F-5
         period ended September 30, 2000.......................

     Consolidated Statement of Cash Flows for the period                 F-6
         ended September 30, 2000..............................

     Notes to Consolidated Financial Statements................          F-7

Financial Statements of Big Sky Network Canada Ltd. for the              F-2
period from May 20, 1999 (inception) to December 31, 1999, and for the period January 1, 2000 to March 31, 2000...............

     Report of Independent Auditors'...........................          F-23

     Balance Sheets as of December 31, 1999 and March 31, 2000           F-24

     Statements of Operations for the periods  ended December            F-25
         31, 1999 and March 31, 2000...........................

     Statements of Shareholders' Equity for periods ended                F-26
         December 31, 1999 and March 31, 2000..................

     Statements of Cash Flows for the periods ended December             F-27
         31, 1999 and March 31, 2000...........................

     Notes to Financial Statements.............................          F-28

                      Consolidated Financial Statements of

                             CHINA BROADBAND CORP.
                        (a Development Stage Enterprise)

                               September 30, 2000

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of China Broadband Corp.:

We have audited the consolidated balance sheet of China Broadband Corp. (a Development Stage Enterprise) as of September 30, 2000 and the related consolidated statement of operations, stockholders' equity and cash flows for the period from February 1, 2000 (date of incorporation) to September 30, 2000. This consolidated financial statement is the responsibility of the Corporation's management. Our responsibility is to express an opinion on this consolidated financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, such consolidated financial statement presents fairly, in all material respects, the financial position of the Corporation as of September 30, 2000 and the results of its operations and its cash flows for the period from February 1, 2000 (date of incorporation) to September 30, 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statement has been prepared assuming that the Corporation will continue as a going concern. The Corporation is a development stage enterprise engaged in providing high speed internet, data and voice services in The People's Republic of China. As discussed in Note 1 to the financial statement, the Corporation's operating losses since inception raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statement does not include any adjustments that might result from the outcome of these uncertainties.



                                                       /s/ DELOITTE & TOUCHE LLP
                                                       -------------------------
Deloitte & Touche LLP
Calgary, Alberta, Canada
December 5, 2000

CHINA BROADBAND CORP.
(a Development Stage Enterprise)

Consolidated Balance Sheet
September 30, 2000
(Expressed in United States Dollars)
--------------------------------------------------------------------------------
                                                                   $
                                                           ------------------


ASSETS

CURRENT
   Cash and cash equivalents                                     7,191,845
   Interest and Goods and Services Tax receivable                  105,443
   Due from officers and employees (Note 9)                        109,876
   Prepaid expenses                                                159,218
                                                           ------------------
                                                                 7,566,382

Due from Shekou joint venture                                      295,015
Investment in Shekou joint venture (Notes 1 and 5)               2,684,438
Property and equipment, net (Note 4)                               254,572
Intangible assets:
   Intellectual property (Note 3)                                  849,750
   Shekou joint venture (Note 3)                                 2,549,250
   Chengdu joint venture (Note 3)                                5,098,500
   Goodwill (Note 3)                                             2,153,717
                                                           ------------------
                                                                21,451,624
                                                           ==================

LIABILITIES

CURRENT
   Accounts payable                                                155,274
   Accrued liabilities                                              73,500
   Promissory note (Note 3)                                      1,700,000
                                                           ------------------
                                                                 1,928,774
                                                           ------------------

CONTINUING OPERATIONS (Note 1)
COMMITMENTS (Note 11)

STOCKHOLDERS' EQUITY

   Common stock
     $0.001 par value, shares authorized: 50,000,000;
     shares issued and outstanding: 19,474,517                      77,936
   Additional paid-in capital                                   20,521,491
   Accumulated deficit                                          (1,076,577)
                                                           ------------------
                                                                19,522,850
                                                           ------------------
                                                                21,451,624
                                                           ==================

The accompanying notes are an integral part of this consolidated financial statement.

CHINA BROADBAND CORP.
(a Development Stage Enterprise)

Consolidated Statement of Operations
Period From Date of Incorporation,
February 1, 2000 to September 30, 2000
(Expressed in United States Dollars)
--------------------------------------------------------------------------------
                                                                      $
                                                                  ----------


REVENUE
   Technical consulting (Note 10)                                    208,333

GENERAL AND ADMINISTRATIVE EXPENSES
   (including non-cash stock compensation of $15,235)              1,352,614
                                                                  ----------
                                                                  (1,144,281)

EQUITY LOSS IN BIG SKY NETWORK CANADA LTD.                          (181,471)

INTEREST INCOME                                                      249,175
                                                                  ----------

NET LOSS AND DEFICIT, END OF PERIOD                               (1,076,577)
                                                                  ==========

LOSS PER SHARE
   Basic and diluted                                                   (0.06)
                                                                  ==========

SHARES USED IN COMPUTATION, BASIC AND DILUTED                     17,023,688
                                                                  ==========




The accompanying notes are an integral part of this consolidated financial statement.



CHINA BROADBAND CORP.
(a Development Stage Enterprise)

Consolidated Statement of Stockholders' Equity
Period From Date of Incorporation,
February 1, 2000 to September 30, 2000
(Expressed in United States Dollars)
-----------------------------------------------------------------------------------------------------------------------------
                                                                              Additional                           Total
                                                      Common Stock              Paid-in       Accumulated      Stockholders'
                                                Shares              Amount      Capital          Deficit           Equity
                                                                      $           $                $                 $
                                              ----------            ------    ----------      -----------      -------------

Balance, February 1, 2000                      2,319,000            59,971             -               -             59,971

   Reverse stock split                          (809,150)             -                -               -                  -

   Issue of common stock for the
     outstanding shares of
     China Broadband (BVI) Corp.              13,500,000            13,500       696,529               -            710,029

   Stock issued pursuant to private
     placement agreements at $0.20
     per share                                   500,000               500        98,835               -             99,335

   Stock issued pursuant to private
     placement agreements at $1.00
     per share                                 1,530,000             1,530     1,518,289               -          1,519,819

   Stock issued pursuant to private
     placement agreements at $7.50
     per share                                 1,301,667             1,302     9,696,236               -          9,697,538

   Non-cash stock compensation                         -              -           15,235               -             15,235

   Acquisition of the shares of
     Big Sky Network Canada Ltd.               1,133,000             1,133     8,496,367               -          8,497,500

   Net loss                                            -              -                -      (1,076,577)        (1,076,577)
                                           --------------- ------------- ------------------ --------------- -----------------

Balance, September 30, 2000                   19,474,517            77,936    20,521,491      (1,076,577)        19,522,850
                                           =============== ============= ================== =============== =================


               The  accompanying  notes are an integral  part of this  consolidated  financial statement.




CHINA BROADBAND CORP.
(a Development Stage Enterprise)

Consolidated Statement of Cash Flows
Period From Date of Incorporation,
February 1, 2000 to September 30, 2000
(Expressed in United States Dollars)
--------------------------------------------------------------------------------------------------
                                                                                        $
                                                                                ------------------

CASH FLOWS RELATED TO THE
   FOLLOWING ACTIVITIES:

OPERATING
   Net loss                                                                          (1,076,577)
   Adjustments for:
     Amortization                                                                         3,745
     Equity loss in Big Sky Network Canada Ltd.                                         181,471
     Non-cash stock compensation                                                         15,235
                                                                                ------------------
                                                                                       (876,126)
   Changes in operating assets and liabilities
     Interest and Goods and Services Tax receivable                                    (105,443)
     Due from officers and employees                                                   (109,876)
     Prepaid expenses                                                                   207,449
     Accounts payable                                                                   155,274
     Accrued liabilities                                                                 73,500
                                                                                ------------------
                                                                                       (655,222)
                                                                                ------------------

FINANCING
   Issue of common stock for cash (net of issuance costs)                            11,816,692
                                                                                ------------------
                                                                                     11,816,692
                                                                                ------------------

INVESTING
   Increase in due from Big Sky Network Canada Ltd.                                  (1,020,465)
   Increase in due from Shekou joint venture                                           (295,015)
   Purchases of property and equipment                                                 (258,317)
   Acquisition of Big Sky Network Canada Ltd. (net of cash acquired)                 (2,395,828)
                                                                                ------------------
                                                                                     (3,969,625)
                                                                                ------------------
NET INCREASE IN CASH AND
   CASH EQUIVALENTS, END OF PERIOD                                                    7,191,845
                                                                                ==================

NON-CASH INVESTING AND FINANCING ACTIVITY:
   Stock issued to acquire investment in Big Sky Network Ltd.                         8,767,500
                                                                                ==================

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid for income taxes                                                                 -
                                                                                ==================
   Cash paid for interest                                                                     -
                                                                                ==================

The  accompanying  notes are an integral  part of this  consolidated  financial statement.


CHINA BROADBAND CORP.
(a Development Stage Enterprise)

Notes to the Consolidated Financial Statements
Period From Date of Incorporation,
February 1, 2000 to September 30, 2000
(Expressed in United States Dollars)
--------------------------------------------------------------------------------


1.       INCORPORATION AND NATURE OF BUSINESS

         Incorporation and background

         China Broadband Corp. (the "Corporation") was incorporated in Nevada in February 1993 under the name "Institute for Counselling, Inc." On April 27, 2000, Institute for Counselling, Inc. changed its name to China Broadband Corp. The Corporation is a development stage enterprise and is seeking to become a leading facilities based provider of high capacity, high speed internet, data and voice services in major urban markets throughout The People's Republic of China (the "PRC"). The Corporation was incorporated for the purposes of implementing a business strategy involving joint ventures to provide high speed internet broadband services in major urban markets through the PRC.

         On April 14, 2000, the Corporation, a public shell company, acquired China Broadband (BVI) Corp. ("CBB - BVI") through a reverse acquisition which was accounted for as a recapitalization. This recapitalization was effected through the issuance of 13,500,000 common shares of the Corporation, constituting approximately 90% of its shares outstanding after the acquisition, in exchange for all of the outstanding shares of CBB - BVI.

         As a result of the application of the accounting principles governing recapitalization, CBB - BVI (incorporated on February 1, 2000) is treated as the acquiring or continuing entity for financial accounting purposes.

         The recapitalization of CBB - BVI was affected through the issuance of stock by CBB - BVI in exchange for the acquisition of the tangible net assets of the Corporation at fair value, which approximates the
         Corporation's net assets historical costs. As a result, the consolidated financial statements will be deemed to be a continuation of CBB - BVI's historical financial statements.

         Investment in Big Sky Network Canada Ltd.

         CBB - BVI acquired 50,000 shares representing all of the outstanding shares of Big Sky Network Ltd. ("BSN"), a company incorporated under the laws of the territory of the British Virgin Islands from officers, directors and persons related to the officers and directors for 12,500,000 common shares of CBB - BVI. CBB - BVI was incorporated for the purpose of acquiring the shares of BSN. BSN did not have any substantial operations prior to February 1, 2000. This transaction was accounted for as a recapitalization of BSN. This recapitalization was effected through the issuance of 12,500,000 common shares of CBB - BVI constituting all of its issued and outstanding shares.

CHINA BROADBAND CORP.
(a Development Stage Enterprise)

Notes to the Consolidated Financial Statements
Period From Date of Incorporation,
February 1, 2000 to September 30, 2000
(Expressed in United States Dollars)
--------------------------------------------------------------------------------


1.       INCORPORATION AND NATURE OF BUSINESS (CONTINUED)

         Investment in Big Sky Network Canada Ltd. (Continued)

         On February 22, 2000, BSN issued an additional 10,000 shares to a third party for cash consideration of $500,000. As the Corporation controlled BSN, the financial statements of the Corporation included the accounts of BSN. On April 25, 2000, BSN issued a further 40,000 shares to the third party for cash consideration of $2,000,000. As a result of the April 25, 2000 transaction, the Corporation no longer controlled BSN and therefore, BSN's accounts have been deconsolidated from these financial statements. For the period April 26, 2000 to September 28, 2000, the Corporation's investment in BSN is accounted for using the equity method. On September 29, 2000, the Corporation purchased the shares of BSN held by the third party (see Note 3).

         BSN signed a joint venture agreement on September 21, 1999 with China Merchants Shekou Industrial Zone, Ltd. ("China Merchants") to establish Shenzhen China Merchants Big Sky Network Ltd. ("Shekou JV"), the purpose of which is to provide internet access to Chinese residential and business customers through the existing cable television infrastructure. Under the terms of the joint venture agreement, China Merchants agreed to provide all the non-broadcast rights on the cable network of a cable television station controlled by China Merchants. BSN is required to contribute a total of $3,000,000 to the Shekou JV as cash or equipment. BSN is also responsible for providing technical support to the Shekou JV. Over the Shenzhen JV's 15 year duration, BSN will be entitled to receive 60% of the profits earned between 2000 and 2004, 50% of the profits earned between 2005 and 2009 and 40% of the profits earned between 2010 and 2014. BSN is entitled to appoint four of the seven directors on the Board of Directors of the Shekou JV for the first five years of its operations and is thereafter, entitled to appoint three of the seven directors.

         On July 8, 2000, BSN signed a joint venture agreement with Chengdu Huayu Information Industry Co., Ltd. ("Chengdu Huayu") to establish Sichuan Huaya Big Sky Network Ltd. ("Chengdu JV"), the purpose of which is to develop an advanced broadband software and hardware platform for data transmission and internet related business in the Chengdu area. Under the terms of the joint venture agreement, Chengdu Huayu agreed to provide the entire software and hardware data transmission platform of its Huaya HFC network and the rights to use all of its facilities and equipment. BSN is required to contribute a maximum of $5,500,000 to the Chengdu JV in cash or equipment. Over the Chengdu JV's 20 year term, BSN will be entitled to receive 65% of the profits earned between 2001 and 2007, 50% of the profits between 2008 and 2013 and 35% of the profits earned between 2014 and 2020. BSN is entitled to appoint four of the seven Board of Directors of the Chengdu JV for the first seven years of its operations and is thereafter entitled to appoint three of the seven directors.

CHINA BROADBAND CORP.
(a Development Stage Enterprise)

Notes to the Consolidated Financial Statements
Period From Date of Incorporation,
February 1, 2000 to September 30, 2000
(Expressed in United States Dollars)
--------------------------------------------------------------------------------


1.       INCORPORATION AND NATURE OF BUSINESS (Continued)

         Continuing operations

         The Corporation's operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the government of the PRC has been pursuing economic reform policies, no assurance can be given that it will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC's political, economic and social conditions. There is also no guarantee that the pursuit of economic reforms by the government of the PRC will be consistent or effective.

         The PRC has recently enacted new laws and regulations governing internet access and the provision of online business, economic and financial information. Current or proposed laws aimed at limiting the use of online services could, depending upon interpretation and application, result in significant uncertainty to the Corporation, additional costs and technological challenges in order to comply with any statutory or regulatory requirements imposed by such legislation. Additional legislation and regulations that may be enacted by the government of the PRC could have an adverse effect on the Corporation's business, financial condition and results of operations.

         The success of the Corporation will depend on the acceptance of broadband internet services, which remains unproven in the PRC. The Corporation may not be able to attract and retain subscribers, or it may face intense competition which could have an adverse effect on the Corporation's business, financial condition and results of operations. The Corporation's services were launched on June 30, 2000 and is currently expanding its subscriber base in the Shekou Industrial Zone. The services in Chengdu were launched on October 26, 2000.

         Substantially all of the Corporation's revenues and operating expenses will be denominated in the Chinese Renminbi, which is currently freely convertible, however, there can be no assurance that this will continue or that the ability to purchase or retain foreign currencies will continue in the future.

         These consolidated financial statements have been prepared on a going concern basis. The Corporation's ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Corporation be unable to continue as a going concern.

CHINA BROADBAND CORP.
(a Development Stage Enterprise)

Notes to the Consolidated Financial Statements
Period From Date of Incorporation,
February 1, 2000 to September 30, 2000
(Expressed in United States Dollars)
--------------------------------------------------------------------------------


1.       INCORPORATION AND NATURE OF BUSINESS (CONTINUED)

         Management anticipates that the Corporation currently has sufficient working capital to fund the Corporation's plan of operation through the year ended December 31, 2000. The Corporation's costs to fund its plan of operation for the fiscal year ending December 31, 2000 and the next two fiscal quarters ending June 30, 2001 is expected to increase. The working capital is intended to fund the business operations of BSN, including funding the capital requirements of new and existing joint ventures, funding additional technical, management and marketing/sales personnel and funding comprehensive joint venture marketing and promotional programs to increase market awareness and subscription sales. Management believes that additional funding will be required to fund the implementation of BSN's business of entering into joint ventures.

2.       SIGNIFICANT ACCOUNTING POLICIES

         Financial statements estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates include the allowance for potentially uncollectible accounts receivable and a valuation allowance for deferred tax assets. Actual results could differ from those estimates.

         Basis of presentation

         These consolidated financial statements include the accounts of the Corporation and its wholly-owned subsidiary, CBB - BVI. The equity method of accounting is used for companies in which the Corporation has significant influence, generally this represents common stock ownership of at least 20% and not more than 50% (see Note 1). All material inter-company accounts and transactions have been eliminated.

CHINA BROADBAND CORP.
(a Development Stage Enterprise)

Notes to the Consolidated Financial Statements
Period From Date of Incorporation,
February 1, 2000 to September 30, 2000
(Expressed in United States Dollars)
--------------------------------------------------------------------------------


2.       SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Cash equivalents

         The Corporation considers all highly liquid debt instruments with maturities at the date of purchase of three months or less to be cash equivalents.

         Investment in joint ventures

         The joint ventures in Shekou and Chengdu are accounted for under the equity method of accounting.

         Property and equipment

         Property and equipment are stated at cost. Depreciation is computed using the declining balance method as follows:

                       Furniture and fixtures                     20%
                       Computer hardware                          30%

         Amortization of leasehold improvements and assets recorded under capital lease agreements are computed using the straight-line method over the shorter of the lease term or the estimated useful lives of the related assets.

         Goodwill and other intangible assets

         Amortization of goodwill will be provided using the straight line method over the estimated useful life of five years. Acquired intangible assets consist of intellectual property, Shekou joint venture and the Chengdu joint venture, and are amortized using the straight line method over estimated useful lives ranging from five to seven years.

         Long-lived assets

         The carrying value of long-lived assets, include goodwill, is evaluated whenever events or changes in circumstances indicate that the carrying value of the asset may be impaired. An impairment loss is recognized when estimated undiscounted future cash flows expected to result from the use of the asset including disposition, is less than the carrying value of the asset.

CHINA BROADBAND CORP.
(a Development Stage Enterprise)

Notes to the Consolidated Financial Statements
Period From Date of Incorporation,
February 1, 2000 to September 30, 2000
(Expressed in United States Dollars)
--------------------------------------------------------------------------------


2.       SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Income taxes

         The Corporation accounts for income taxes under an asset and liability approach. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and operating loss and tax credit carryforwards measured by applying currently enacted tax laws. Valuation allowances are provided when necessary to reduce net deferred tax assets to an amount that is more likely than not to be realized.

         Revenue recognition

         The Corporation recognizes revenue from consulting services rendered to BSN on a ratable basis over the term of the services agreement.

         The joint ventures derive revenue from monthly subscription fees and are recorded when earned.

         Stock-based compensation

         The Corporation accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees". The Corporation accounts for stock-based awards to non-employees in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation".

         Net loss per share

         Basic loss per share ("EPS") excludes dilution and is computed by dividing net loss attributable to common stockholders by the weighted average of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock (convertible preferred stock, warrants to purchase convertible preferred stock and common stock options and warrants using the treasury stock method) were exercised or converted into common stock. Potential common shares in the diluted EPS computation are excluded in net loss periods as their effect would be antidilutive.

CHINA BROADBAND CORP.
(a Development Stage Enterprise)

Notes to the Consolidated Financial Statements
Period From Date of Incorporation,
February 1, 2000 to September 30, 2000
(Expressed in United States Dollars)
--------------------------------------------------------------------------------


2.       SIGNIFICANT ACCOUNTING POLICIES (Continued)

         New accounting standards

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which as subsequently amended by SFAS No. 137 and 138, established accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value for fiscal quarters of fiscal years beginning after June 15, 2000. Management believes that these statements will not have a significant impact on the Corporation's consolidated financial position, results of operations or cash flows.

         In December 1999, the staff of the Securities and Exchange Commission released Staff Accounting Bulletin 101 ("SAB 101"), "Revenue Recognition" to provide guidance on the recognition, presentation and disclosure of revenues in financial statements. Management believes that its revenue recognition practices are in conformity with SAB 101.

         In March 2000, the FASB issued FASB Interpretation (FIN) No. 44, "Accounting for Certain Transactions Involving Stock Compensation." FIN 44 clarifies the application of Accounting Principles Board Opinion No. 25 for certain issues relating to stock compensation. FIN 44 is effective July 1, 2000, but certain conclusions in it cover specific events that occur after either December 15, 1998, or January 12, 2000. To the extent that FIN 44 covers events occurring during the period after December 15, 1998, or January 12, 2000, but before the effective date of July 1, 2000, the effects of applying FIN 44 are recognized on a prospective basis from July 1, 2000. The Corporation adopted the recommendations under FIN 44.

CHINA BROADBAND CORP.
(a Development Stage Enterprise)

Notes to the Consolidated Financial Statements
Period From Date of Incorporation,
February 1, 2000 to September 30, 2000
(Expressed in United States Dollars)
--------------------------------------------------------------------------------


3.       ACQUISITION OF BIG SKY NETWORK CANADA LTD.

         On September 29, 2000, the Corporation closed a common stock purchase agreement to buy 50,000 common shares of BSN, increasing its ownership to 100% of BSN. The acquisition was accounted for as a purchase. The purchase price was U.S. $12.7 million, consisting of $2.5 million cash, $1.7 million promissory note and 1,133,000 common shares of the Corporation valued at the fair market value of the common shares (see
         Note 14(b)). The purchase price has been allocated as follows:

                                                      -----------------
                                                             $
                                                      -----------------

         Assets acquired, excluding cash
          Net working capital deficiency                   (742,327)
          Investment in Shekou joint venture              2,684,438
          Intellectual property                             849,750
          Chengdu joint venture                           5,098,500
          Shekou joint venture                            2,549,250
          Goodwill                                        2,153,717
                                                      -----------------
                                                         12,593,328

         Cash acquired                                      104,172
                                                      -----------------

         Net assets acquired                             12,697,500
                                                      =================

         The Corporation is reviewing the valuation of the assets acquired and adjustments may be made to the values ascribed above.

4.       PROPERTY AND EQUIPMENT

         Property and equipment consist of:
                                                      -----------------
                                                             $
                                                      -----------------

         Furniture and fixtures                             126,036
         Computer hardware                                   79,579
         Leasehold improvements                              52,702
                                                      -----------------
                                                            258,317
         Accumulated amortization                            (3,745)
                                                      -----------------
                                                            254,572
                                                      =================

CHINA BROADBAND CORP.
(a Development Stage Enterprise)

Notes to the Consolidated Financial Statements
Period From Date of Incorporation,
February 1, 2000 to September 30, 2000
(Expressed in United States Dollars)
--------------------------------------------------------------------------------


5.       INVESTMENT IN JOINT VENTURES

         As discussed in Note 1, BSN participates in both the Shekou JV and the Chengdu JV.

         Summarized financial information for the Shekou JV is as follows:

                                                -----------------
                                                       $
                                                -----------------

         Current assets                               2,198,736
         Other assets                                   381,978
                                                -----------------

         Total assets                                 2,580,714
                                                =================

         Current liabilities                              7,622
         Capital                                      2,573,092
                                                -----------------

         Total liabilities and capital                2,580,714
                                                =================

         Net loss                                      (278,364)
                                                =================

         The Chengdu JV commenced operations in October 2000.

6.       COMMON SHARES

         On April 14, 2000,  the  Corporation  completed a reverse  split of its
         common  stock  on  a  0.65104-for-1   basis  reducing  its  issued  and
         outstanding common stock to 1,509,850.

         The Corporation has issued the following shares in a series of private placement agreements:

           i) On April 14, 2000 the Corporation issued 500,000 common shares at $0.20 per share for total proceeds of $100,000;
          ii) On May 12, 2000 the Corporation issued 1,530,000 common shares at $1.00 per share for total proceeds of $1,530,000; and
         iii) On May 12, 2000 the Corporation issued 1,301,667 common shares at $7.50 per share for total proceeds of $9,762,503.

CHINA BROADBAND CORP.
(a Development Stage Enterprise)

Notes to the Consolidated Financial Statements
Period From Date of Incorporation,
February 1, 2000 to September 30, 2000
(Expressed in United States Dollars)
--------------------------------------------------------------------------------


7.       STOCK OPTION PLAN

         The Board of Directors of the Corporation adopted the 2000 Stock Option Plan (the "Plan") during April 2000. Under the Plan, the Corporation has reserved 8,000,000 common shares for issuance under options granted to eligible persons.

         Under the Plan, options to purchase common shares may be granted to employees, directors and certain consultants at prices not less than the fair market value at date of grant for incentive stock options and not less than 110% of fair market value for incentive stock options where the employee who, at the time of grant, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Corporation. These options expire five years from the date of grant and may be fully exercisable immediately, or may be exercisable according to a schedule or conditions specified by the Board of Directors.

         Option activity under the Plan is as follows:
                                                                       ---------
                                                                       Number of
                                                                         Shares
                                                                       ---------

        Outstanding, February 1, 2000                                      -
        Granted                                                        4,175,000
                                                                       ---------

        Outstanding, September 30, 2000
          (4,175,000 exercisable at a weighted price of $1.00)         4,175,000
                                                                       =========

CHINA BROADBAND CORP.
(a Development Stage Enterprise)

Notes to the Consolidated Financial Statements
Period From Date of Incorporation,
February 1, 2000 to September 30, 2000
(Expressed in United States Dollars)
--------------------------------------------------------------------------------


7.       STOCK OPTION PLAN (Continued)

         Additional information regarding options outstanding as of September 30, 2000 is as follows:



                                                             Options Outstanding and Exercisable
         ----------------------------- ----------------------------------------------------------------------------------
                                                                       Weighted Average                Weighted
                                                                          Remaining                    Average
         Range of                               Number                 Contractual Life                Exercise
         Exercise Prices                      Outstanding                  (Years)                      Price
         ----------------------------- -------------------------- --------------------------- ---------------------------

         $1.00                                   4,175,000                   4.3                        $1.00
                                       ==========================



         As discussed in Note 2, the Corporation accounts for its employee stock-based awards using the intrinsic value method in accordance with Accounting Principles Board No. 25, "Accounting for Stock Issued to Employees and its Related Interpretations". Accordingly, compensation expense has been recognized in the consolidated financial statements for non-employee stock arrangements. Had compensation expense been recognized based on the fair value of the options on the date they were granted for employees, the Company's net income (loss) and net income
         (loss) per common share would have been $(1,090,587) and $(0.06) per share.

         The Company estimated the fair value of each option grant using the Black-Scholes option pricing method while using the following weighted average assumptions:

                                             -------------
                                                  $
                                             -------------
                                             -------------

         Risk-free interest rate                6.53%
         Expected life (in years)                  3
         Expected volatility                      50%
         Dividend yield                            -

CHINA BROADBAND CORP.
(a Development Stage Enterprise)

Notes to the Consolidated Financial Statements
Period From Date of Incorporation,
February 1, 2000 to September 30, 2000
(Expressed in United States Dollars)
--------------------------------------------------------------------------------


8.       INCOME TAXES

         The Corporation did not provide any current or deferred U.S. federal or foreign income tax provision or benefit because it has experienced an operating loss since inception. The Corporation is not liable for any state taxes. The Corporation has provided a full valuation allowance on the deferred tax asset, consisting primarily of a net operating loss, because of uncertainty regarding its realizability.

         At September 30, 2000, the Corporation had a net operating loss of approximately $948,236 for U.S. federal purposes. Utilization of the net operating loss, which begins to expire at various times starting in 2007, may be subject to certain limitations under Section 382 of the Internal Revenue Code of 1986, as amended.

9.       DUE FROM OFFICERS AND EMPLOYEES

         The amounts due from officers and employees are advances for travel expenses. They are unsecured, non-interest bearing and payable on demand.

CHINA BROADBAND CORP.
(a Development Stage Enterprise)

Notes to the Consolidated Financial Statements
Period From Date of Incorporation,
February 1, 2000 to September 30, 2000
(Expressed in United States Dollars)
--------------------------------------------------------------------------------


10.      UNEARNED REVENUE

         The Corporation received a $500,000 advance payment from BSN for technical consulting services to be provided by the Corporation to BSN over a 12 month period, commencing in May 2000 (See Note 1).

11.      COMMITMENTS

         BSN has entered into an investment commitment for capital contributions to the joint venture with Chengdu Huaya, located in the PRC. Future maximum capital contributions are $5,500,000. In October, $500,000 was contributed to this joint venture. The remaining $5,000,000 is required to be spent over the life of the joint venture, funded from the cash flow of the joint venture.

         On July 25, 2000, the Corporation entered into an agency agreement for financial advisory services. The Corporation paid a commencement fee of $200,000. As compensation for the services, the Corporation will pay monthly advances of $5,000 for the next 12 months and a success fee, payable at the conclusion of any transaction.

         Net rent expense incurred under operating leases was $14,730 for the period ended September 30, 2000.

12.      FINANCIAL INSTRUMENTS

         Revenue from current and future operations in the PRC are denominated in Chinese Renminbi ("RMB") and many of the Corporation's expenses are denominated in U.S. dollars. The official exchange rate for the conversion of RMB to U.S. dollars has been stable, with the RMB increasing slightly in recent years. The Corporation does not expect to use any foreign exchange hedges or derivative instruments in the near future. The Corporation is exploring credit financing opportunities but does not currently require any interest rate risk management, hedging or derivative instruments.

         Financial instruments which potentially subject the Corporation to concentrations of credit risk consist primarily of cash and cash equivalents. Cash and cash equivalents are held primarily with two financial institutions and consist primarily of commercial paper and cash in bank accounts.

         The carrying amounts for cash and cash equivalents, accounts payable, accrued liabilities, and the promissory note are a reasonable estimate of their fair values.

CHINA BROADBAND CORP.
(a Development Stage Enterprise)

Notes to the Consolidated Financial Statements
Period From Date of Incorporation,
February 1, 2000 to September 30, 2000
(Expressed in United States Dollars)
--------------------------------------------------------------------------------


13.      SEGMENTED INFORMATION

         The Corporation operates in one reportable segment: provider of high capacity, high speed internet, data and voice services in major urban markets throughout the PRC. The Corporation's operating activities are entirely in the PRC. It is not expected that commercial operations will be carried on in any other country. The Corporation's administrative and corporate activities are carried on in the United States and Canada.

14.      SUBSEQUENT EVENTS

         a) On November 1, 2000, the Corporation granted options to certain officers, directors and employees to acquire 650,000 common shares at $7.50 per share.

         b) On November 1, 2000, the Corporation issued warrants exercisable to acquire 50,790 shares at $7.50 per share as a financial advisory fee in connection with the acquisition of BSN (see Note
              3). The warrants are exercisable for two years from September 30, 2000. In addition, the fee includes cash consideration of $253,950 of which $219,950 was paid on November 24, 2000 and the remainder is due on September 30, 2001.

         c) On November 1, 2000, the Corporation cancelled 50,000 stock options that were issued to a consultant on April 14, 2000. The options were replaced with 50,000 warrants with the same terms and conditions.

         d) On November 1, 2000, the Corporation issued warrants exercisable to acquire 100,000 common shares of the Corporation at an exercise price of $7.50 per common share for investor relation services. The warrants are exercisable for a term of 18 months from the date of issue.

         e) On November 25, 2000, BSN signed a joint venture agreement with Deyang Guangshi Network Development Ltd. ("Deyang Guangshi") to establish Deyang Guangshi Big Sky Ltd. ("Deyang JV"), the purpose of which is to develop an advanced broadband software and hardware platform for data transmission and internet related business in the Deyang area. Under the terms of the joint venture agreement, Deyang Guangshi agreed to provide the entire software and hardware data transmission platform of its Deyang HFC network and the rights to use all of its facilities and equipment. BSN is required to contribute $4,500,000 to the Deyang JV in cash or equipment. Over the Deyang JV's 20 year term, BSN will be entitled to receive 80% of the profits earned between 2001 and 2005, 60% of the profits between 2006 and 2010, 50% of the profits earned between 2011 and 2015, and 40% of the profits earned between 2016 and 2020. BSN is entitled to appoint four of the seven Board of Directors of the Deyang JV for the first ten years of its operations and is thereafter entitled to appoint three of the seven directors.

CHINA BROADBAND CORP.
(a Development Stage Enterprise)

Notes to the Consolidated Financial Statements
Period From Date of Incorporation,
February 1, 2000 to September 30, 2000
(Expressed in United States Dollars)
--------------------------------------------------------------------------------


14.      SUBSEQUENT EVENTS

         f) On December 5, 2000, the Corporation filed a registration statement under the Securities Act of 1933 with the U.S. Securities and Exchange Commission. The purpose of the registration statement is to qualify 6,699,867 common shares and 200,790 warrants exchangeable for common shares for unrestricted trading on the NASDAQ. The registration statement is subject to review prior to becoming effective. Management cannot say when the registration statement will become effective or when NASDAQ will list the shares for trading. The Corporation is not seeking to raise additional share capital with this registration statement.

                            FINANCIAL STATEMENTS OF


                          BIG SKY NETWORK CANADA LTD.
                        (A DEVELOPMENT STAGE ENTERPRISE)


                      MARCH 31, 2000 AND DECEMBER 31, 1999

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders of BIG SKY NETWORK CANADA LTD.:


We have audited the balance sheets of BIG SKY NETWORK CANADA LTD. (A DEVELOPMENT STAGE ENTERPRISE) as of March 31, 2000 and December 31, 1999, and the related statements of operations, shareholders' equity and cash flows for the three months ended March 31, 2000 and the period from May 20, 1999 (date of incorporation) to December 31, 1999. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, such financial statements present fairly, in all material respects, the financial position of the Corporation as of March 31, 2000 and December 31, 1999, and the results of its operations and its cash flows for the three months ended March 31, 2000 and the period from May 20, 1999 (date of incorporation) to December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Corporation will continue as a going concern. The Corporation is a development stage enterprise engaged in providing high speed internet, data and voice services in The People's Republic of China. As discussed in Note 1 to the financial statements, the Corporation's operating losses since inception raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.





                                                    /s/ DELOITTE & TOUCHE LLP
                                                    -------------------------
Deloitte & Touche LLP
Calgary, Alberta, Canada
December 5, 2000



BIG SKY NETWORK CANADA LTD.
(a Development Stage Enterprise)

Balance Sheets
March 31, 2000 and December 31, 1999
(Expressed in United States Dollars)
----------------------------------------------------------------------------------------------------
                                                                 2000                   1999
                                                                  $                       $
                                                           -----------------      ------------------

ASSET

Investment in Shekou joint venture (Note 1)                       500,000                      -
                                                           =================      ==================

LIABILITY

CURRENT
   Due to officers and directors (Note 5)                          19,604                 19,604
                                                           -----------------      ------------------

CONTINUING OPERATIONS (Note 1)

COMMITMENTS (Notes 1 and 8)

SHAREHOLDERS' EQUITY

   Common shares
     $1.00 par value, shares authorized: 100,000;
     shares issued and outstanding: 60,000                         10,000                      -
   Additional paid-in capital                                     490,000                      -
   Accumulated deficit                                            (19,604)               (19,604)
                                                           -----------------      ------------------
                                                                  480,396                (19,604)
                                                           -----------------      ------------------
                                                                  500,000                      -
                                                           =================      ==================


The accompanying notes are an integral part of these financial statements.





BIG SKY NETWORK CANADA LTD.
(a Development Stage Enterprise)

Statements of Operations
Three-Month Period Ended March 31, 2000 and the Period From
Date of Incorporation, May 20, 1999 to December 31, 1999
(Expressed in United States Dollars)
---------------------------------------------------------------------------------------------------
                                                                                   Cumulative
                                                              Period From          Period From
                                                                Date of              Date of
                                                             Incorporation       Incorporation,
                                                                 May 20              May 20,
                                          Three Month             1999                1999
                                         Period Ended              to                  to
                                           March 31,          December 31,          March 31,
                                             2000                 1999                2000
                                               $                   $                    $
                                      -------------------- ------------------- --------------------

GENERAL AND ADMINISTRATIVE
   EXPENSES                                        -               19,604              19,604
                                      -------------------- ------------------- --------------------

NET LOSS                                           -              (19,604)            (19,604)
                                      ==================== =================== ====================

LOSS PER SHARE
   Basic and diluted                               -                (0.39)
                                      ==================== ===================

SHARES USED IN COMPUTATION,
   BASIC AND DILUTED                          55,889               50,000
                                      ==================== ===================


The accompanying notes are an integral part of these financial statements.





BIG SKY NETWORK CANADA LTD.
(a Development Stage Enterprise)

Statements of Shareholders' Equity
Three-Month Period Ended March 31, 2000 and the Period From
Date of Incorporation, May 20, 1999 to December 31, 1999
(Expressed in United States Dollars)
-----------------------------------------------------------------------------------------------------------------------------
                                                                            Additional                           Total
                                                  Common Shares               Paid-in        Accumulated     Shareholders'
                                             Number of        Amount          Capital          Deficit           Equity
                                               Shares           $                $                $                $
                                           --------------- ------------- ------------------ --------------- -----------------

Balance, May 20, 1999                                 -             -                  -               -                  -

   Issue of common shares to founding
     shareholders                                50,000             -                  -               -                  -

   Net loss                                           -             -                  -         (19,604)           (19,604)
                                           --------------- ------------- ------------------ --------------- -----------------

Balance, December 31, 1999                       50,000             -                  -         (19,604)           (19,604)

   Issue of common shares for cash               10,000        10,000            490,000               -            500,000
                                           --------------- ------------- ------------------ --------------- -----------------


Balance, March 31, 2000                          60,000        10,000            490,000         (19,604)           480,396
                                           =============== ============= ================== =============== =================


The accompanying notes are an integral part of these financial statements.






BIG SKY NETWORK CANADA LTD.
(a Development Stage Enterprise)

Statement of Cash Flows
Three-Month Period Ended March 31, 2000 and the Period From
Date of Incorporation, May 20, 1999 to December 31, 1999
(Expressed in United States Dollars)
-------------------------------------------------------------------------------------------------------------------------
                                                                                                     Cumulative
                                                                                Period From          Period From
                                                                                  Date of              Date of
                                                                               Incorporation       Incorporation,
                                                                                   May 20              May 20,
                                                            Three Month             1999                1999
                                                           Period Ended              to                  to
                                                             March 31,          December 31,          March 31,
                                                               2000                 1999                2000
                                                                 $                   $                    $
                                                        -------------------- ------------------- --------------------

CASH FLOWS RELATED TO THE
   FOLLOWING ACTIVITIES:

OPERATING
   Net loss                                                          -              (19,604)            (19,604)
   Changes in operating assets and liabilities
     Due to officers and directors                                   -               19,604              19,604
                                                        -------------------- ------------------- --------------------
                                                                     -                    -                   -
                                                        -------------------- ------------------- --------------------

FINANCING
   Issue of common shares for cash                             500,000                    -             500,000
                                                        -------------------- ------------------- --------------------

INVESTING
   Investment in Shekou joint venture                         (500,000)                   -            (500,000)
                                                        -------------------- ------------------- --------------------

NET CASH FLOW                                                        -                    -                   -
                                                        ==================== =================== ====================

SUPPLEMENTAL INFORMATION:
   Cash paid for income taxes                                        -                    -                   -
                                                        ==================== =================== ====================
   Cash paid for interest                                            -                    -                   -
                                                        ==================== =================== ====================


The accompanying notes are an integral part of these financial statements.



BIG SKY NETWORK CANADA LTD.
(a Development Stage Enterprise)

Notes to the Financial Statements
Three-Month Period Ended March 31, 2000 and the Period From
Date of Incorporation, May 20, 1999 to December 31, 1999
(Expressed in United States Dollars)
--------------------------------------------------------------------------------


1.       INCORPORATION AND NATURE OF BUSINESS

         INCORPORATION AND BACKGROUND

         Big Sky Network Canada Ltd. (the "Corporation" or "BSN") was incorporated under the laws of the territory of the British Virgin Islands on May 20, 1999. The Corporation is a development stage enterprise and is seeking to become a leading facilities based provider of high capacity, high speed internet, data and voice services in major urban markets throughout The People's Republic of China (the "PRC"). The Corporation was incorporated for the purposes of implementing a business strategy involving joint ventures to provide high speed internet broadband services in major urban markets through the PRC.

         BSN signed a joint venture agreement on September 21, 1999 with China Merchants Shekou Industrial Zone, Ltd. ("China Merchants") to establish Shenzhen China Merchants Big Sky Network Ltd. ("Shekou JV"), the purpose of which is to provide internet access to Chinese residential and business customers through the existing cable television infrastructure. Under the terms of the joint venture agreement, China Merchants agreed to provide all the non-broadcast rights on the cable network of a cable television station controlled by China Merchants. BSN is required to contribute a total of $3,000,000 to the Shekou JV as cash or equipment. BSN is also responsible for providing technical support to the Shekou JV. Over the Shenzhen JV's 15 year duration, BSN will be entitled to receive 60% of the profits earned between 2000 and 2004, 50% of the profits earned between 2005 and 2009 and 40% of the profits earned between 2010 and 2014. BSN is entitled to appoint four of the seven directors on the Board of Directors of the Shekou JV for the first five years of its operations and is thereafter, entitled to appoint three of the seven directors.

         CONTINUING OPERATIONS

         The Corporation's operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the government of the PRC has been pursuing economic reform policies, no assurance can be given that it will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC's political, economic and social conditions. There is also no guarantee that the pursuit of economic reforms by the government of the PRC will be consistent or effective.

BIG SKY NETWORK CANADA LTD.
(a Development Stage Enterprise)

Notes to the Financial Statements
Three-Month Period Ended March 31, 2000 and the Period From
Date of Incorporation, May 20, 1999 to December 31, 1999
(Expressed in United States Dollars)
--------------------------------------------------------------------------------


1.       INCORPORATION AND NATURE OF BUSINESS (Continued)

         CONTINUING OPERATIONS (Continued)

         The PRC has recently enacted new laws and regulations governing internet access and the provision of online business, economic and financial information. Current or proposed laws aimed at limiting the use of online services could, depending upon interpretation and application, result in significant uncertainty to the Corporation, additional costs and technological challenges in order to comply with any statutory or regulatory requirements imposed by such legislation. Additional legislation and regulations that may be enacted by the government of the PRC could have an adverse effect on the Corporation's business, financial condition and results of operations.

         The success of the Corporation will depend on the acceptance of broadband internet services, which remains unproven in the PRC. The Corporation may not be able to attract and retain subscribers, or it may face intense competition which could have an adverse effect on the Corporation's business, financial condition and results of operations. The Corporation's services were launched on June 30, 2000 and is currently expanding its subscriber base in the Shekou Industrial Zone. The services in Chengdu were launched on October 26, 2000.

         Substantially all of the Corporation's revenues and operating expenses will be denominated in the Chinese renminbi, which is currently freely convertible, however, there can be no assurance that this will continue or that the ability to purchase or retain foreign currencies will continue in the future.

         These financial statements have been prepared on a going concern basis. The Corporation's ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any cer-tainty at this time. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Corporation be unable to continue as a going concern.

BIG SKY NETWORK CANADA LTD.
(a Development Stage Enterprise)

Notes to the Financial Statements
Three-Month Period Ended March 31, 2000 and the Period From
Date of Incorporation, May 20, 1999 to December 31, 1999
(Expressed in United States Dollars)
--------------------------------------------------------------------------------


1.       INCORPORATION AND NATURE OF BUSINESS (Continued)

         CONTINUING OPERATIONS (CONTINUED)

         Management anticipates that the Corporation currently has sufficient working capital to fund the Corporation's plan of operation through the year ended December 31, 2000. The Corporation's costs to fund its plan of operation for the fiscal year ending December 31, 2000 and the next two fiscal quarters ending June 30, 2001 is expected to increase. The working capital is intended to fund the business operations of BSN, including funding the capital requirements of new and existing joint ventures, funding additional technical, management and marketing/sales personnel and funding comprehensive joint venture marketing and promotional programs to increase market awareness and subscription sales. Management believes that additional funding will be required to fund the implementation of BSN's business of entering into joint ventures.

2.       SIGNIFICANT ACCOUNTING POLICIES

         FINANCIAL STATEMENTS ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates include the valuation allowance for deferred tax assets. Actual results could differ from those estimates.

         INVESTMENT IN JOINT VENTURE

         The joint venture in Shekou is accounted for under the equity method of accounting.

         INCOME TAXES

         The Corporation accounts for income taxes under an asset and liability approach. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and operating loss and tax credit carryforwards measured by applying currently enacted tax laws. Valuation allowances are provided when necessary to reduce net deferred tax assets to an amount that is more likely than not to be realized.

BIG SKY NETWORK CANADA LTD.
(a Development Stage Enterprise)

Notes to the Financial Statements
Three-Month Period Ended March 31, 2000 and the Period From
Date of Incorporation, May 20, 1999 to December 31, 1999
(Expressed in United States Dollars)
--------------------------------------------------------------------------------


2.       SIGNIFICANT ACCOUNTING POLICIES (Continued)

         NET LOSS PER SHARE

         Basic loss per share ("EPS") excludes dilution and is computed by dividing net loss attributable to common shareholders by the weighted average of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock (convertible preferred stock, warrants to purchase convertible preferred stock and common stock options and warrants using the treasury stock method) were exercised or converted into common stock. Potential common shares in the diluted EPS computation are excluded in net loss periods as their effect would be antidilutive.

         NEW ACCOUNTING STANDARDS

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which as subsequently amended by SFAS No. 137 and 138, established accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value for fiscal quarters of fiscal years beginning after June 15, 2000. Management believes that these statements will not have a significant impact on the Corporation's consolidated financial position, results of operations or cash flows.

         In December 1999, the staff of the Securities and Exchange Commission released Staff Accounting Bulletin 101 ("SAB 101"), "Revenue Recognition" to provide guidance on the recognition, presentation and disclosure of revenues in financial statements. Management believes that its revenue recognition practices are in conformity with SAB 101.

3.       COMMON SHARES

         The Corporation has issued the following shares:

             i) On May 20, 1999 the Corporation issued 50,000 founder (bearer) shares for no consideration;
            ii) On February 22, 2000, the Corporation issued an additional 10,000 shares to a third party for cash consideration of $500,000.

BIG SKY NETWORK CANADA LTD.
(a Development Stage Enterprise)

Notes to the Financial Statements
Three-Month Period Ended March 31, 2000 and the Period From
Date of Incorporation, May 20, 1999 to December 31, 1999
(Expressed in United States Dollars)
--------------------------------------------------------------------------------


3.       COMMON SHARES (Continued)

         China Broadband (BVI) Corp. ("CBB - BVI") acquired 50,000 founder shares representing all of the outstanding shares of BSN, from officers, directors and persons related to the officers and directors for 12,500,000 common shares of CBB - BVI. CBB - BVI was incorporated for the purpose of acquiring the shares of BSN. BSN did not have any substantial operations prior to February 1, 2000. This transaction was accounted for as a recapitalization of BSN. This recapitalization was effected through the issuance of 12,500,000 common shares of CBB - BVI constituting all of its issued and outstanding shares.

4.       INCOME TAXES

         The Corporation did not provide any current or deferred U.S. federal or foreign income tax provision or benefit because it has experienced an operating loss since inception. The Corporation is not liable for any state taxes. The Corporation has provided a full valuation allowance on the deferred tax asset, consisting primarily of a net operating loss, because of uncertainty regarding its realizability.

         The Corporation had net operating losses of approximately $19,604 for U.S. federal purposes. Utilization of the net operating loss, which begins to expire at various times starting in 2007, may be subject to certain limitations under Section 382 of the Internal Revenue Code of 1986, as amended.

5.       DUE TO OFFICERS AND DIRECTORS

         The amounts due to officers and directors are advances to the Corporation to fund expenses. They are non-interest bearing and payable on demand.

6.       FINANCIAL INSTRUMENTS

         Revenue from future operations in the PRC are denominated in Chinese Renminbi ("RMB") and many of the Corporation's expenses are denominated in U.S. dollars. The official exchange rate for the conversion of RMB to U.S. dollars has been stable, with the RMB increasing slightly in recent years. The Corporation does not expect to use any foreign exchange hedges or derivative instruments in the near future. The Corporation is exploring credit financing opportunities but does not currently require any interest rate risk management, hedging or derivative instruments.

         The carrying amounts for due to officers and directors are a reasonable estimate of their fair values.

BIG SKY NETWORK CANADA LTD.
(a Development Stage Enterprise)

Notes to the Financial Statements
Three-Month Period Ended March 31, 2000 and the Period From
Date of Incorporation, May 20, 1999 to December 31, 1999
(Expressed in United States Dollars)
--------------------------------------------------------------------------------


7.       SEGMENTED INFORMATION

         The Corporation operates in one reportable segment: provider of high capacity, high speed internet, data and voice services in major urban markets throughout the PRC. The Corporation's operating activities are entirely in the PRC. It is not expected that commercial operations will be carried on in any other country. The Corporation's administrative and corporate activities are carried on in the United States and Canada.

8.       SUBSEQUENT EVENTS

         a) On April 25, 2000, BSN issued a further 40,000 shares to the third party for cash consideration of $2,000,000. As a result of this transaction, CBB - BVI no longer controlled BSN.

         b) On July 8, 2000, BSN signed a joint venture agreement with Chengdu Huayu Information Industry Co., Ltd. ("Chengdu Huayu") to establish Sichuan Huaya Big Sky Network Ltd. ("Chengdu JV"), the purpose of which is to develop an advanced broadband software and hardware platform for data transmission and internet related business in the Chengdu area. Under the terms of the joint venture agreement, Chengdu Huayu agreed to provide the entire software and hardware data transmission platform of its Huaya HFC network and the rights to use all of its facilities and equipment. BSN is required to contribute a maximum of $5,500,000 to the Chengdu JV in cash or equipment. Over the Chengdu JV's 20 year term, BSN will be entitled to receive 65% of the profits earned between 2001 and 2007, 50% of the profits between 2008 and 2013 and 35% of the profits earned between 2014 and 2020. BSN is entitled to appoint four of the seven Board of Directors of the Chengdu JV for the first seven years of its operations and is thereafter entitled to appoint three of the seven directors.

         c) On September 29, 2000, CBB - BVI purchased the shares held by the third party (see Note 8(a)). As a result of this transaction, CBB
              - BVI owns 100% of BSN.

         d) On November 25, 2000, BSN signed a joint venture agreement with Deyang Guangshi Network Development Ltd. ("Deyang Guangshi") to establish Deyang Guangshi Big Sky Ltd. ("Deyang JV"), the purpose of which is to develop an advanced broadband software and hardware platform for data transmission and internet related business in the Deyang area. Under the terms of the joint venture agreement, Deyang Guangshi agreed to provide the entire software and hardware data transmission platform of its Deyang HFC network and the rights to use all of its facilities and equipment. BSN is required to contribute $4,500,000 to the Deyang JV in cash or equipment. Over the Deyang JV's 20 year term, BSN will be entitled to receive 80% of the profits earned between 2001 and 2005, 60% of the profits between 2006 and 2010, 50% of the profits earned between 2011 and 2015, and 40% of the profits earned between 2016 and 2020. BSN is entitled to appoint four of the seven Board of Directors of the Deyang JV for the first ten years of its operations and is thereafter entitled to appoint three of the seven directors.

================================================================================









                           6,900,657 SHARES TO BE SOLD
                             BY CURRENT SHAREHOLDERS


                                     [LOGO]


                                  COMMON STOCK



                                   PROSPECTUS






                                DECEMBER 5, 2000



DEALER PROSPECTUS DELIVERY OBLIGATION:

UNTIL DECEMBER 31, 2000 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS THAT BUY, SELL OR TRADE THESE SHARES OF COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                                                             AMOUNT TO BE PAID

SEC registration fee                                             $13,094

Printing and engraving expenses                                  $10,000

Legal fees and expenses                                          $75,000

Accounting fees and expenses                                     $75,000

Blue Sky qualification fees and expenses                         $5,000

Miscellaneous fees                                               $10,000

TOTAL:                                                          $188,094




ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Nevada Revised Statutes Section 78.7502 and 78.751, our articles of incorporation and bylaws provide for the indemnification of our officers and directors. Mandatory indemnification is required for present and former directors. However, the director must have conducted himself in good faith and reasonably believes that his conduct was in, or not opposed to, our best interests. In a criminal action he must not have had a reasonable cause to believe his conduct was unlawful. Advances for expenses may be made if the director affirms in writing that he believes he has met the standards and that he will personally repay the expense if it is determined he did not meet the standards. We provide permissive indemnification for officers, employees or agents. Our Board must approve such indemnification and the standards and limitations are the same as for a director.


         We will not indemnify a director or officer adjudged liable due to his negligence or willful misconduct toward us, adjudged liable to us, or if he improperly received personal benefit. Indemnification in a derivative action is limited to reasonable expenses incurred in connection with the proceeding. Also, we are authorized to purchase insurance on behalf of an individual for liabilities incurred whether or not we would have the power or obligation to indemnify him under our bylaws.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

         On March 1, 1993, Institute for Counseling, Inc. (now China Broadband Corp.) issued 2,000,000 shares of our common stock on a private placement basis pursuant to Section 4(2) of the Securities Act of 1933, to our founder, Phillip Herr, for an aggregate offering price of $100 in cash.

         On February 15, 1999, Institute for Counseling, Inc. (now China Broadband Corp.) issued a total of 200,000 shares of our common stock to two investors, MDI Small Cap Fund (100,000) and Murdoch & Company (100,000), at $0.15 per share for proceeds of $30,000. The offer and sale was made pursuant to an exemption from registration available under Rule 504 of Regulation D of the Securities Act.

         On September 30, 1998, Institute for Counseling, Inc. (now China Broadband Corp.) issued a total of 200,000 shares of our common stock to two investors, MDI Small Cap Fund (100,000) and Murdoch & Company (100,000), at $0.15 per share for proceeds of $30,000. The offer and sale was made pursuant to an exemption from registration available under Rule 504 of Regulation D of the Securities Act.

         On February 15, 1999, Institute for Counseling, Inc. (now China Broadband Corp.) issued a total of 119,000 shares of our common stock to 100 investors at $0.25 per share for proceeds of $29,750. The offer and sale was made pursuant to an exemption from registration available under Rule 504 of Regulation D of the Securities Act.

         On April 14, 2000, China Broadband Corp. issued 13,500,000 shares of common stock for all of the issued and outstanding stock of China Broadband
(BVI) Corp. These shares were issued pursuant to an exemption from registration under Rule 506 of Regulation D promulgated under the Securities Act of 1933.

         On April 14, 2000, China Broadband Corp. granted options to officers, directors and consultants to China Broadband Corp. exercisable to acquire a total of 4,175,000 at $1.00 per share. These securities were issued pursuant to an exemption from registration under Section 4(2) the Securities Act of 1933.

         On April 14 2000, China Broadband Corp. issued 500,000 shares to accredited investors at $0.20 per share for gross proceeds of $100,000. These securities were issued pursuant to an exemption from registration under Rule 506 of Regulation D promulgated under the Securities Act of 1933.

         On May12, 2000, China Broadband Corp. issued 1,530,000 shares to accredited investors at $1.00 per share for gross proceeds of $1,530,000. These securities were issued pursuant to an exemption from registration under Rule 506 of Regulation D promulgated under the Securities Act of 1933.

          On May 12, 2000, China Broadband Corp. issued 1,301,667 shares to accredited investors at $7.50 per share for gross proceeds of $9,762,503. These securities were issued pursuant to an exemption from registration under Rule 506 of Regulation D promulgated under the Securities Act of 1933.

         On September 29, 2000, China Broadband Corp. issued 1,133,000 shares to SoftNet at a deemed value of $7.50 per share as partial consideration for 50,000 shares of Big Sky Network. These securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

         On November 1, 2000, China Broadband Corp. granted options to officers, directors and employees to China Broadband Corp. exercisable to acquire a total of 650,000 at $7.50 per share. These securities were issued pursuant to an exemption from registration under Section 4(2) the Securities Act of 1933.

              On November 1, 2000, China Broadband Corp. issued warrants exercisable to acquire 100,000 shares at $7.50 per share to three warrant holders in connection with consulting and investor relations services. These securities were issued pursuant to an exemption from registration under Regulation S promulgated under the Securities Act of 1933.

         On November 1, 2000, China Broadband Corp. issued warrants exercisable to acquire 50,790 shares at $7.50 per share to Canaccord International Ltd. as a Financial Advisory Fee in connection with our acquisition of SoftNet's 50% interest in Big Sky Network. These securities were issued pursuant to an exemption from registration under Regulation S promulgated under the Securities Act of 1933.

         On November 1, 2000, China Broadband Corp. granted Warrants to Kenneth Barnes exercisable to acquire a total of 50,000 at $1.00 per share. These securities were issued pursuant to an exemption from registration under Regulation S promulgated under the Securities Act of 1933.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Subject to the rules regarding incorporation by reference, furnish the exhibits as required by Item 601 of Regulation S-K.

         Except for contracts made in the ordinary course of business, the following are the material contracts that have been entered into by China Broadband within the two years preceding the date of this registration statement:


      EXHIBIT NO.           DESCRIPTION
      -----------           -----------

      3.1 (1)               Certificate of Incorporation of the Company consisting of the Articles of Incorporation filed with the Secretary of the State of Nevada on February 9, 1993
      3.2                   Certificate of Amendment to Articles of Incorporation of Institute For Counseling, Inc.
                            filed with the Secretary of the State of Nevada on March 22, 2000
      3.3 (3)               Certificate of Amendment to Articles of Incorporation of Institute For Counseling, Inc.
                            filed with the Secretary of the State of Nevada on April 14, 2000
      3.4 (1)               By-Laws of the Company, dated November 9, 1993
      5.1                   Opinion Letter of Michael Morrison, Chartered
      10.1 (2)              Purchase Agreement for the Acquisition of China Broadband (BVI) Corp. among Institute
                            For Counseling, Inc. and China Broadband (BVI) Corp.
      10.2 (2)              Cooperative Joint Venture Contract For Shenzhen China Merchants Big Sky Network Ltd.
      10.3 (4)              Common Stock Purchase Agreement dated September 29, 2000, among SoftNet Systems, Inc.,
                            China Broadband Corp. and Big Sky Network Canada Ltd.
      10.4 (4)              Termination Agreement dated September 29, 2000, among SoftNet Systems, Inc., China
                            Broadband Corp., Big Sky Network Canada Ltd. and Matthew Heysel, for himself and as attorney-in-fact for Daming Yang, Kai Yang, Wei Yang, Jeff Xue, Lu Wang, Wallace
                            Nesbitt and Western Capital Corp.
      10.5 (4)              Termination Agreement dated September 29, 2000, among SoftNet Systems, Inc., China
                            Broadband Corp., Big Sky Network Canada Ltd., China Broadband (BVI) Corp., Matthew
                            Heysel and Daming Yang.
      10.6                  Cooperative Joint Venture Contract For Sichuan Huayu Big Sky Network Ltd. dated July 8,
                            2000
      10.7                  Strategic Partnership Agreement Between Chengdu Huayu Information Industry Co., Ltd.
                            and Big Sky Network Canada Ltd.
      10.8                  Cooperative Joint Venture Contract For Deyang Guangshi Big Sky Ltd. dated November 25,
                            2000
      10.9                  Consulting Agreement MH Financial Management, for the services of Matthew Heysel
      10.10                 China Broadband Stock Option Plan
      10.11                 Form of Stock Option Agreement
      10.12                 Form of Restricted Stock Purchase Agreement
      10.13                 Letter Agreement dated July 25, 2000 by and between China Broadband Corp. and Canaccord
                            International Ltd.
      10.14                 Joint Development Agreement of City-Wide-Area High Speed Broadband and Data Transmission
                            Services Networks of China Between Big Sky Network Canada Ltd. and Jitong Network
                            Communications Co. Ltd.
      10.15                 Consulting Agreement Daming Yang
      10.16                 Consulting Agreement and Precise Details Inc. for the services of Thomas Milne
      21.1                  List of subsidiaries of registrant
      23.1                  Consent of Deloitte & Touche LLP
      23.2 (5)              Consent of Jun He Law Office
      23.3                  Consent of Michael Morrison (included in Exhibit 5.1)
      24.1                  Power of Attorney (included on signature page)
      27.1                  Financial Data Schedule

(1)      Previously filed on Form 10-SB on December 2, 1999.
(2)      Previously filed on Form 8-K filed on April 28, 2000.
(3)      Previously filed on Form 10-KSB on July 11, 2000
(4)      Previously filed on Form 8-K filed on September 29, 2000.
(5)      To be filed by amendment.


FINANCIAL STATEMENT SCHEDULES.

All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements and therefore has been omitted.

ITEM 17. UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


         The  undersigned   registrant  hereby  undertakes  to  provide  to  the
underwriter   at  the  closing   specified  in  the   underwriting   agreements,
certificates in such denominations and registered in such names by the underwriter to permit prompt delivery to each purchaser.


         The undersigned registrant hereby undertakes that:

(6) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

(7) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Shekou, Shenzhen, province of Guangdong, on November 30, 2000.



                                    CHINA BROADBAND CORP.


                                    By: /s/ MATTHEW HEYSEL
                                        ----------------------------------------
                                            Matthew Heysel, Chief Executive
                                            Officer and Director


                               POWERS OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mathew Heysel and Thomas Milne, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or each of them or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on November 30 2000.


     SIGNATURE                           TITLE                      DATE


/s/ MATTHEW HEYSEL     Chief Executive Officer and Director    November 30, 2000
--------------------
    Matthew Heysel

/s/ DAMING YANG        President and Director                  November 30, 2000
--------------------
    Daming Yang

/s/ THOMAS MILNE       Chief Financial Officer and Director    November 30, 2000
--------------------
    Thomas Milne



                                  EXHIBIT INDEX

      EXHIBIT NO.           DESCRIPTION
      -----------           -----------
      3.1 (1)               Certificate of Incorporation of the Company consisting of the Articles of Incorporation filed with the Secretary of the State of Nevada on February 9, 1993
      3.2                   Certificate of Amendment to Articles of Incorporation of Institute For Counseling, Inc.
                            filed with the Secretary of the State of Nevada on March 22, 2000
      3.3 (3)               Certificate of Amendment to Articles of Incorporation of Institute For Counseling, Inc.
                            filed with the Secretary of the State of Nevada on April 14, 2000
      3.4 (1)               By-Laws of the Company, dated November 9, 1993
      5.1                   Opinion Letter of Michael Morrison, Chartered
      10.1 (2)              Purchase Agreement for the Acquisition of China Broadband (BVI) Corp. among Institute
                            For Counseling, Inc. and China Broadband (BVI) Corp.
      10.2 (2)              Cooperative Joint Venture Contract For Shenzhen China Merchants Big Sky Network Ltd.
      10.3 (4)              Common Stock Purchase Agreement dated September 29, 2000, among SoftNet Systems, Inc.,
                            China Broadband Corp. and Big Sky Network Canada Ltd.
      10.4 (4)              Termination Agreement dated September 29, 2000, among SoftNet Systems, Inc., China
                            Broadband Corp., Big Sky Network Canada Ltd. and Matthew Heysel, for himself and as attorney-in-fact for Daming Yang, Kai Yang, Wei Yang, Jeff Xue, Lu Wang, Wallace
                            Nesbitt and Western Capital Corp.
      10.5 (4)              Termination Agreement dated September 29, 2000, among SoftNet Systems, Inc., China
                            Broadband Corp., Big Sky Network Canada Ltd., China Broadband (BVI) Corp., Matthew
                            Heysel and Daming Yang.
      10.6                  Cooperative Joint Venture Contract For Sichuan Huayu Big Sky Network Ltd. dated July 8,
                            2000
      10.7                  Strategic Partnership Agreement Between Chengdu Huayu Information Industry Co., Ltd.
                            and Big Sky Network Canada Ltd.
      10.8                  Cooperative Joint Venture Contract For Deyang Guangshi Big Sky Ltd. dated November 25,
                            2000
      10.9                  Consulting Agreement MH Financial Management, for the services of Matthew Heysel
      10.10                 China Broadband Stock Option Plan
      10.11                 Form of Stock Option Agreement
      10.12                 Form of Restricted Stock Purchase Agreement
      10.13                 Letter Agreement dated July 25, 2000 by and between China Broadband Corp. and Canaccord
                            International Ltd.
      10.14                 Joint Development Agreement of City-Wide-Area High Speed Broadband and Data Transmission
                            Services Networks of China Between Big Sky Network Canada Ltd. and Jitong Network
                            Communications Co. Ltd.
      10.15                 Consulting Agreement Daming Yang
      10.16                 Consulting Agreement and Precise Details Inc. for the services of Thomas Milne
      21.1                  List of subsidiaries of registrant
      23.1                  Consent of Deloitte & Touche LLP
      23.2 (5)              Consent of Jun He Law Office
      23.3                  Consent of Michael Morrison (included in Exhibit 5.1)
      24.1                  Power of Attorney (included on signature page)
      27.1                  Financial Data Schedule

(1)      Previously filed on Form 10-SB on December 2, 1999.
(2)      Previously filed on Form 8-K filed on April 28, 2000.
(3)      Previously filed on Form 10-KSB on July 11, 2000
(4)      Previously filed on Form 8-K filed on September 29, 2000.
(5)      To be filed by amendment.
